UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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O-I GLASS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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A Global Leader in Glass Packaging

Founded in 1903 in Ohio by Michael J. Owens, inventor of the automatic bottle-making machine, we're proud to be one of the world's leading producers of the most sustainable packaging: the glass container. We partner with top global food and beverage brands to transform four basic ingredients into masterfully designed, sustainable and healthy glass packaging. We're dedicated to helping brands tell their stories, through glass, to build long-lasting bonds with consumers while shaping a healthier, happier, and more sustainable world.

EMPLOYEES	PLANTS	COUNTRIES
~21,000	69	19

UNITS SOLD	NET SALES
34.6B	$6,531M

Note: Based on 2024 data.

A MESSAGE FROM OUR
PRESIDENT & CHIEF EXECUTIVE OFFICER

To my Fellow Share Owners:

You are cordially invited to virtually attend the Annual Meeting (the “Annual Meeting”) of the share owners of O-I Glass, Inc. (the “Company” or “O-I” or “we”) for the purpose of considering and voting upon the matters referenced on the following pages.

Since becoming O-I’s President and CEO, I’ve personally met with thousands of our employees, traveled to over half of our manufacturing plants, and visited many of our business partners and customers. What is clear to me, despite the significant challenges of 2024, is that the Company has many strengths – a passionate and dedicated workforce, a deep history of glassmaking expertise, an unrivaled global footprint of glass plants, and privileged relationships with some of the most iconic food and beverage companies in the world.

But there are also plenty of opportunities.

In 2024, we introduced a Value Creation Roadmap to help improve the competitive position and earnings power of the business across three horizons:

Horizon 1: Fit to Win (2024+): Radically reduce total enterprise costs and optimize the entire network and value chain.

Horizon 2: Profitable Growth (2026+): Leverage a more competitive position to drive future profitable growth with winning customers.

Horizon 3: Strategic Optionality (2028+): Grow the business through geographic expansion, mergers & acquisitions, joint ventures and partnerships as well as return value to shareholders.

This roadmap is underpinned by an economic profit framework, which is focused on changing the mindset of the business, increasing accountability and capabilities, and aligning capital with economic profit investments.

We also have established a new purpose statement:

Together, we put the power of glass within reach of everyone, every day.

We believe this is a powerful call of action – for our employees, as well as our relationships with customers and suppliers – to transform our business.

Equipped with a renewed purpose and a commitment to value creation, we believe we are on a path to transform the cost competitiveness of the business, improve earnings, free cash flow, and economic profit, and increase shareholder value.

This is an exciting time for O-I and we look forward to the journey ahead.

Thank you for your continued support and confidence in O-I Glass.

GORDON J. HARDIE

President and CEO

April 1, 2025

Perrysburg, Ohio

NOTICE OF 2025
ANNUAL MEETING OF SHARE OWNERS

DATE: Wednesday, May 14, 2025 AT 9:00 AM (ET) WEBCAST: www.virtualshareholder meeting.com/OI2025

Meeting Agenda

You are cordially invited to virtually attend the Annual Meeting (the “Annual Meeting”) of the share owners of O-I Glass, Inc. (the “Company”) for the purpose of considering and voting upon the following matters:

		BOARD’S VOTING RECOMMENDATION	MORE INFORMATION
	PROPOSAL 1: The election of 11 directors, each to serve for a term of one year	FOR each	Page 10
	PROPOSAL 2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025	FOR	Page 82
	PROPOSAL 3: The approval of the O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan	FOR	Page 83
	PROPOSAL 4: An advisory vote to approve named executive officer compensation for 2024 (“Say on Pay”)	FOR	Page 95

Your Vote Is Important

Share owners as of the close of business on March 19, 2025 (the “record date”) are entitled to notice of, and to vote at, the Annual Meeting. During the Annual Meeting, share owners will also be able to submit questions electronically and examine the list of shareholders entitled to vote at the Annual Meeting.

VOTE IN PERSON Follow the instructions contained in this Proxy Statement to virtually attend the Annual Meeting and vote your shares during the Annual Meeting.	VOTE BY INTERNET Visit www.proxyvote.com with the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	VOTE BY PHONE Call the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. Be sure to have the control number available.	VOTE BY MAIL Complete and sign the enclosed proxy card and return it in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
By the Board of Directors, DARROW A. ABRAHAMS Corporate Secretary April 1, 2025 Perrysburg, Ohio

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 14, 2025

The Notice of Annual Meeting and Proxy Statement and the Company’s 2024 Annual Report to share owners are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. This is only a summary, so please refer to the full Proxy Statement and 2024 Annual Report to share owners before you vote.

ANNUAL MEETING LOGISTICS

WHEN Wednesday, May 14, 2025	WHERE Online only at: www.virtualshareholdermeeting.com/OI2025	RECORD DATE March 19, 2025

Voting guide

PROPOSAL	Election of 11 Directors (see pages 10-15)	OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE
1

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall perspectives that is essential to good governance and leadership of our Company.

PROPOSAL	Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2025 (see page 82)	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
2

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. We believe Ernst & Young LLP has sufficient knowledge and experience to provide our Company with a wide range of accounting services that are on par with the best offered in the industry.

PROPOSAL	The approval of the O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan (see pages 83-94)	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
3

The Board of Directors recommends that you vote FOR the approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan. We believe it provides incentives to the Company’s employees, consultants and non-employees directors, in the form of equity and other incentive awards, to motivate them to perform well and generate superior returns for the Company’s share owners and induce them to remain in the Company’s service.

PROPOSAL	Advisory Vote to Approve the Company’s Named Executive Officer Compensation (“Say on Pay”) (see pages 95-96)	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
4

The Board of Directors recommends that you vote FOR this “Say on Pay” advisory proposal because our executive compensation program attracts top talent commensurate with our peers and reinforces our “Pay for Performance” philosophy.

O-I GLASS, INC. 2025 PROXY STATEMENT	1

Proxy Statement Summary

OUR COMMITMENT TO A SUSTAINABLE FUTURE

We are in continuous pursuit of sustainability goals driven from a global leadership level. Our goals are purposefully ambitious and aspirational because it’s what drives innovation and transformation. We believe that empowering our people under a broader sustainability umbrella with a more global reach will enhance our efforts to make progress toward our sustainability goals. Our baseline is 2019 unless otherwise noted.

KEY SUSTAINABILITY GOALS

IMPACT AREA	GOAL	PROGRESS
EMISSIONS	47% GHG REDUCTION Target to reduce GHG emissions 47% by 2030. This aligns O-I with a 1.5°C pathway.	In 2023, Scopes 1 & 2 (market-based) – 5,333,448 tons of CO2e, a 17% decrease from 2019.
RECYCLED CONTENT

60% RECYCLED CONTENT

Increase recycled content to 60% on average by 2030. O-I is taking a tailored approach to increase recycled content rates across its enterprise network as rates vary significantly by geography.

Total external cullet by tons packed is 40% on average in 2023.
ENERGY	80% RENEWABLE ELECTRICITY Renewable energy is a pillar in our strategy to lower carbon emissions. Our goal is to reach 80% renewable electricity use by 2030.	Global renewable electricity volume was 35% for 2023, about a 22% increase from 2020.
HEALTH & SAFETY	50% IMPROVEMENT At O-I, our goal is always zero injuries and illnesses. As we work toward that goal, we are pursuing a 50% improvement of our Total Recordable Incident Rate (TRIR) by 2030.	The Total Recordable Incident Rate for O-I employees was 1.65 in 2023. About a 42% decrease from the 2019 base year.

Global Climate Change Strategy

Manufacturing a Lower Carbon Future

Our journey to a lower-carbon future begins with working to achieve our 2030 target to reduce GHG emissions by 47%. Between now and 2030, our strategy to attain that goal involves key levers:

●	SOURCING RENEWABLE ELECTRICITY
●	INCREASING RECYCLED CONTENT
●	ENERGY REDUCTION & EFFICIENCY
●	MANUFACTURING PROCESS OPTIMIZATION
●	FURNACE TECHNOLOGY

O-I GLASS, INC. 2025 PROXY STATEMENT	2

Proxy Statement Summary

Emissions

O-I is focused on reducing our impact on the environment and climate and has ambitious goals for 2030.

Consideration of the environment and climate is a key aspect of our strategy, operations, capital decisions, and enterprise risk management. Employees and contractors are empowered to share operational knowledge and best practices as we elevate sustainable and environmentally sound practices within our culture. O-I believes that we all share the responsibility of making the most sustainable packaging material even more sustainable.

Our aspiration is not only to fulfill compliance requirements but to move beyond compliance, focusing on reducing our highest risks and achieving our sustainability objectives.

Our continuous aim is to foster the wellbeing of our stakeholders and the planet for today and tomorrow.

We have set robust goals for increasing recycled content and sourcing renewable electricity, and progress toward these goals also translates to progress toward our goal of reducing absolute greenhouse gas emissions 47% by 2030.

Meeting our emissions target will require working on three aspects of the energy equation: reducing overall energy consumption, increasing energy efficiency, and supplying energy needs with renewable and other lower-carbon sources. We are working to address our climate impact by leveraging product and process innovations to transform our operations toward energy-efficient melting and lower-carbon outcomes. This includes driving lower-carbon solutions like waste heat recovery, increasing electric boosting, hybrid furnace implementation, and increased cullet usage in place of more energy-intensive raw materials. We are also transforming our manufacturing systems to be best-in-class for sourcing renewable electricity.

By the end of 2023, these efforts, coupled with certain strategic changes to our operations, resulted in a 17% reduction in scope 1 and 2 emissions from our base year of 2019. We will continue to innovate our processes, utilizing existing technologies and exploring emerging technologies.

Renewable Electricity

On our path to lower-carbon processes, we are working to increase our utilization of renewable electricity to 80% of our total load by 2030. O-I invests in procuring renewable electricity sources for our operations such as regional certificates and on-site generation. Certificates are a way for O-I to meet our targets while supporting grid-connected renewable projects. As of 2023, O-I has purchased renewable electricity certificates covering about 35% of our global electricity consumption.

Recycled Content

At O-I we believe that glass should never be trash. Glass is 100% recyclable, infinitely, making it an ideal package for the circular economy. About 80% of recycled glass containers are made into new glass in as little as 30 days.1 Improving recycling is vital to offset the demand for natural resources and reduce emissions. Every ton of glass recycled saves approximately 1.16 tons of raw materials, and every 10% of recycled glass used in the manufacturing process reduces energy consumption by about 3% and carbon emissions from melting by about 5%.2 It is easy to see why we are excited about the role glass can play in our global circular economy and climate-change ambitions.

We have set a goal of increasing recycled content to a 60% global average by 2030. Globally, our glass products contained an average of 40% cullet by tons packed in 2023. O-I holds the patent on a bottle made from 100% cullet. In Europe, we have used our innovative spirit to produce containers made of up to 100% recycled glass.

Our roadmap for increasing recycled content focuses on the recycling ecosystems around our plants and making targeted investments to find scalable solutions. We are proactively collaborating with our value chain to glass recycling availability in the communities where we operate. We are designing processes and partnerships for both recovery and reuse in the

1 Friends of Glass

2 FEVE

O-I GLASS, INC. 2025 PROXY STATEMENT	3

Proxy Statement Summary

manufacturing process. We are collaboratively developing positive external and internal relationships, pooling available resources, and seeking stakeholder buy-in.

Changing recycling for the better is living the behavior we believe will make our vision a reality: achieving balance together by transforming what we do.

Safety

At O-I, our goal is always zero injuries and illnesses. As we work toward that goal, we are pursuing a 50% improvement of our Total Recordable Incident Rate (TRIR) by 2030.

At O-I, we “Make What Matters” – and we do it safely. Safety is an O-I core value, and we believe everyone should finish each and every day injury and incident-free. Our Environment, Health and Safety (EHS) mission is to empower our people and engage our communities to achieve zero incidents. At O-I, all of us are accountable to act in a manner that advances us on our journey to zero incidents and seeks to reduce our impact on the environment – including meeting or exceeding compliance with applicable EHS laws and regulations.

At O-I, we care about our employees, our planet, and our communities. We strive every day to be a responsible employer, contributing to society and making a difference in a sustainable industry – it’s a core part of who we are. O-I CARES (Collective Active Role for Employee Safety) is a purpose-driven initiative that builds on our culture by focusing on and actively demonstrating care for others.

Advancements in Sustainability Reporting

Our vision at O-I for a sustainable future is here today. Our sustainability ambitions for today and tomorrow are grounded in the same resiliency created by our foundational commitment to innovation and transformation of our products, processes, and relationships with our stakeholders. O-I is working to achieve balance across this ecosystem and create an organization designed for the long term modeled on this evolving balance.

Neither our Sustainability Report, Sustainability Report Update, Sustainability Reporting Indexes, nor any other information contained on our website is incorporated by reference into this proxy statement or any other O-I filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

O-I GLASS, INC. 2025 PROXY STATEMENT	4

Proxy Statement Summary

Our people

Human Rights

As part of our holistic approach to sustainability, we strive to maintain a safe workplace, build sustainable communities, and provide effective, accountable, and transparent governance. Our written Global Code of Business Conduct and Ethics (“Code of Conduct”), policies, and procedures form the foundation for our human rights protection.

Our Code of Conduct applies to all employees worldwide regardless of their role or seniority, and our suppliers. The Code of Conduct requires compliance with all laws intended to protect human rights from violations such as, child labor, forced labor, physical punishment or abuse, or human trafficking. The Code of Conduct also dictates compliance with employment laws in every country in which the Company operates, such as the freedom of individual employees to join, or refrain from joining, legally authorized associations or organizations, and to engage in collective bargaining. The Company uses this to educate and hold our employees responsible for acting lawfully and in an ethical manner.

The Company recognizes human rights definitions and works to observe those protections under the United Nations’ Universal Declaration of Human Rights and the International Labor Organization (“ILO”) Declaration on Fundamental Principles and Rights at Work. The Company’s goals and activities surrounding human rights are connected to our commitment to relevant UN SDGs. We are resolved to consider human rights risks with the utmost seriousness and invest in our efforts to encourage our value chain, including suppliers, to uphold our high standards of ethics and compliance.

Human Capital

At O-I, we are better when we reflect the world we serve and we all feel welcome and have equal access to opportunities. We are focused on identifying opportunities to improve the sense of inclusion and belonging across our team.

We aim to create a work environment in which all individuals feel welcome to bring their whole selves to work, are treated fairly and respectfully, and are able to achieve their highest potential regardless of background. Each of these elements is imperative to allow our people to contribute fully to the organization’s success.

The Company believes these efforts are important to its long-term value and performance; however, we also recognize the need for such efforts to take into account variations in local circumstances and laws in the various locations where we operate. The Company is committed to only considering legally compliant methods for advancing these efforts. Our approach works towards modernizing our values and behaviors to build a strong culture that fosters teamwork, community, and inclusivity, increases engagement, drives productivity, and supports employee retention.

O-I GLASS, INC. 2025 PROXY STATEMENT	5

Proxy Statement Summary

OUR executive compensation highlights

The O-I Glass Compensation and Talent Development Committee is committed to working with the Company’s Board of Directors (the “Board”) and management to design compensation plans that motivate the Company’s executives and support business objectives that create share owner value without taking excessive risks. Incentive program payout levels and the associated stock price movement are consistent with a historical trend of being closely aligned with the returns earned by its investors relative to those of the S&P 500 or its pay benchmarking companies as more clearly seen in the realizable pay and performance analysis covered beginning on page 35, demonstrating the strong alignment of pay for performance. Our approach to compensation of our named executive officers received overwhelmingly strong support at last year’s advisory Say on Pay vote, with 97% of votes cast voting in favor of the proposal. These results were aligned with the support received in 2023, with more than 97% of votes cast voting in favor of the proposal.

As a result of this demonstrated alignment of the compensation programs with share owners’ interests, the Compensation and Talent Development Committee maintained the key elements of its 2023 short-term incentive (“STI”) and long-term incentive (“LTI”) programs for the 2024 compensation program. The Compensation and Talent Development Committee believes that its STI and LTI programs for 2024 support the Company’s business objectives and align with share owners’ interests.

Further, it is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the Company’s named executive officers identified in the Compensation Discussion and Analysis below (“NEOs”) be “variable” or “at risk” based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2024, the Chief Executive Officer (“CEO”) had 88% of his target total direct compensation “at risk” and the other NEOs (who were executive officers on December 31, 2024) had an average of approximately 70% of their target total direct compensation “at risk.”

O-I GLASS, INC. 2025 PROXY STATEMENT	6

Proxy Statement Summary

OUR CORPORATE GOVERNANCE HIGHLIGHTS

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve its share owners’ long-term interests.

OUR COMPENSATION AND GOVERNANCE BEST PRACTICES

WHAT WE DO/HAVE

➢
Aligned Pay and Performance
➢
Appropriately Demanding Incentive Goals
➢
Incentive Metrics Aligned with Company’s strategy: higher earnings (adjusted earnings before interest and taxes (“EBIT”) and adjusted earnings per share (“EPS”)), greater adjusted free cash flow (“FCF”), capital efficiency (return on invested capital (“ROIC”)) and stock price (equity awards and relative total shareholder return modifier)
➢
Target Market Median Pay Levels (overall and by element) based on pay data of peers and other industrial companies of similar revenue size
➢
Balanced Compensation Structure: fixed vs. variable; annual vs. long term; cash vs. stock; service vs. performance-based awards
➢
Majority (60% of target value) of LTI award delivered in performance-based awards vs. solely service-based equity
➢
One-year minimum vesting requirement for equity awards (subject to limited exceptions)
➢
Protective Non-Compete and Non-Solicitation Covenants Applicable to LTI Awards
➢
Common Annual Equity Award Date (March 7)

➢
Stock Ownership and Retention Guidelines which exclude unearned PSUs
➢
Anti-Hedging and Prohibition of Pledging Policy
➢
Double Trigger (i.e., a change in control and an involuntary termination) Requirement for Equity Vesting
➢
Policy for Recovery of Erroneously Awarded Compensation (“Clawback Policy”) in accordance with SEC rules and NYSE listing standards
➢
Annual Independent Risk Assessment of Compensation Programs
➢
Annual “Say on Pay” Vote
➢
Independent Compensation and Talent Development Committee
➢
Annual Review of Independence of Committee’s Advisors
➢
Limit on the annual value of combined cash and equity awards granted to non-employee directors

WHAT WE DO NOT DO/HAVE

➢
Uncapped annual or long-term performance incentives
➢
Use the same financial metric(s) in the annual and long-term incentive plans
➢
Pay Dividends or Dividend Equivalents on Unvested LTI awards
➢
Rely on Stock Options to deliver long-term incentive opportunities
➢
Permit Repricing of Underwater Stock Options Without Share Owner Approval
➢
Liberal Share Recycling

➢
Excessive Perquisites or Tax Gross-ups for Perquisites: See “Other Benefits” for details
➢
Excise Tax Gross-Ups upon Change in Control
➢
Single Trigger Change in Control Severance Payments
➢
Multi-Year Employment Contracts
➢
Include design elements in our incentive plans that encourage excessive risk taking

O-I GLASS, INC. 2025 PROXY STATEMENT	7

Proxy Statement Summary

AN OVERVIEW OF OUR DIRECTOR NOMINEES

The following table sets forth the name, age, tenure, and independence of each of our nominees for director and indicates the committees of the Board of Directors on which each nominee currently serves, as applicable.

				Committees
Director and Principal Occupation	Age	Director Since	Independent	Audit	Compensation & Talent Development	Nominating/ Corporate Governance
Samuel R. Chapin Former Executive Vice Chairman of Bank of America Merrill Lynch	67	2020	●	C
David V. Clark, II Former President and Chief Executive Officer of Cereal Partners Worldwide S.A.	56	2022	●		●	C
Eric J. Foss Former Chairman, President and Chief Executive Officer of Aramark	66	2024	●			●
Eugenio Garza y Garza Former Chief Financial Officer of Fomento Económico Mexicano	53	-	●
Gordon J. Hardie President and CEO of O-I	61	2015
John Humphrey Former Executive Vice President and Chief Financial Officer of Roper Technologies, Inc.	59	2018	●	●
Iain J. Mackay Former Chief Financial Officer and Executive Director at GlaxoSmithKline plc	63	-	●
Hari N. Nair Chief Executive Officer of Anitar Investments LLC	65	2013	●	●	C
Cheri Phyfer Former Executive Vice President and Group President at Fortune Brands Innovations, Inc.	53	2024	●		●
Catherine I. Slater Former Senior Vice President, Global Cellulose Fibers and IP Asia at the International Paper Company	61	2020	●		●
Carol A. Williams Former Special Advisor to the Chief Executive Officer at Dow Chemical Company	67	2014	●		●	●
Number of Meetings in 2024:	Full Board: 8			11	8	7

C = Committee Chair ● = Committee Member

O-I GLASS, INC. 2025 PROXY STATEMENT	8

Proxy Statement Summary

SKILLS AND ATTRIBUTES OF OUR DIRECTOR nominees

The matrix below summarizes certain key experiences, qualifications and attributes that our director nominees bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details are set forth throughout this proxy statement.

	Samuel R. Chapin	David V. Clark, II	Eric J. Foss	Eugenio Garza y Garza	Gordon J. Hardie	John Humphrey	Iain J. Mackay	Hari N. Nair	Cheri Phyfer	Catherine I. Slater	Carol A. Williams
Qualifications & Experience
Manufacturing Operations		●	●	●	●	●	●	●		●	●
Public Company Management	●	●	●	●	●	●	●	●	●	●	●
Global Business	●	●	●	●	●	●	●	●	●	●	●
Corporate Governance	●	●	●	●	●	●	●	●	●	●	●
Financial	●	●	●	●	●	●	●	●	●	●	●
Marketing/Sales	●	●	●		●		●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●	●	●	●
Engineering		●			●	●		●	●	●	●
Cybersecurity/Data Privacy		●	●	●	●	●	●		●	●	●
ESG and Climate Risk		●	●	●	●	●	●	●	●	●	●
Demographic Background
Tenure (Years)	5	3	1	0	10	7	0	12	1	5	11
Age (Years)	67	56	66	53	61	59	63	65	53	61	67
Gender (Male/Female)	M	M	M	M	M	M	M	M	F	F	F
Race/Ethnicity
Asian								●
Hispanic or Latinx				●
White (not of Hispanic or Latinx origin)	●	●	●		●	●	●		●	●	●

O-I GLASS, INC. 2025 PROXY STATEMENT	9

Proposal 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board believes that refreshment is important to help ensure that Board composition is appropriately aligned with the Company’s evolving business and strategic needs. The Nominating/Corporate Governance Committee has reviewed the composition of the Board for a balance of tenure, skills and perspectives on the Board and, pursuant to the Nominating/Corporate Governance Committee’s Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), the qualifications, performance and circumstances of each incumbent director. The Nominating/Corporate Governance Committee recommended all incumbent directors for re-election, except for Alan J. Murray. Mr. Murray will retire from the Board at the conclusion of the Annual Meeting and will not stand for re-election. The Board approved the Nominating/Corporate Governance Committee’s recommendations regarding the nomination of the incumbent directors and also approved the Nominating/Corporate Governance Committee’s recommendation that two new nominees, Eugenio Garza y Garza and Iain J. Mackay, stand for election.

Information on Nominees

The Board, at the recommendation of the Nominating/Corporate Governance Committee, has nominated 11 persons for election as directors to serve for a one-year term expiring at the 2026 annual meeting of share owners and until their successors have been elected. The nominees of the Board are: Samuel R. Chapin, David V. Clark, II, Eric J. Foss, Eugenio Garza y Garza, Gordon J. Hardie, John Humphrey, Iain J. Mackay, Hari N. Nair, Cheri Phyfer, Catherine I. Slater, and Carol A. Williams. Other than Eugenio Garza y Garza and Iain J. Mackay, each nominee is currently serving as a director of the Company. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other director nominees. The Board, however, expects all of its nominees to be available to serve. Eugenio Garza y Garza and Iain J. Mackay were each initially recommended to the Nominating/Corporate Governance Committee by a third-party search firm.

The following is information on the persons nominated for election to the Board at the 2025 Annual Meeting:

Nominees—To be elected for terms expiring at the 2026 Annual Meeting

64 Director Since: 2020
Samuel R. Chapin Age: 67 Director Since: 2020 Committees: Audit (Chair)
Mr. Chapin’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

Mr. Chapin retired in 2016 as Executive Vice Chairman of Bank of America Merrill Lynch, a multinational investment bank, after more than 30 years in banking. He served as Executive Vice Chairman of Bank of America Merrill Lynch from 2010 until 2016, during which time he was responsible for managing relationships with a number of the firm’s largest corporate clients. Mr. Chapin joined Merrill Lynch in 1984 as a member of the Mergers and Acquisitions group and was named a Managing Director in Investment Banking in 1993, Senior Vice President and head of Merrill Lynch’s global investment banking division in 2001 and Vice Chairman in 2003. He currently serves on the boards of PHINIA Inc. and Revvity, Inc. (formerly PerkinElmer, Inc.), chairing Revvity’s audit committee, and is also an emeritus member of the Board of Trustees at Lafayette College. Mr. Chapin previously served as a member of the board of directors of Circor International, Inc. from January 2019 to June 2023 and chaired its audit committee. Mr. Chapin holds a B.A. in economics from Lafayette College and an M.B.A. from the Wharton School at the University of Pennsylvania.

O-I GLASS, INC. 2025 PROXY STATEMENT	10

Proposal 1: Election of Directors

64 Director Since: 2020
David V. Clark, II Age: 56 Director Since: 2022 Committees: Compensation and Talent Development, Nominating/Corporate Governance (Chair)
Mr. Clark’s business leadership skills, extensive executive experience leading global businesses, and broad knowledge of the food and beverage industry qualify him to serve on the Company’s Board.

Mr. Clark retired in August 2023 from his role as President and Chief Executive Officer of Cereal Partners Worldwide S.A., a joint venture between General Mills, Inc. and Nestlé S.A. In this role, which he had held since 2018, he led a team of 3,800 employees across 15 manufacturing facilities worldwide. Previously, from 2001 to 2018, Mr. Clark served in roles of increasing responsibility at General Mills, including as President, Yoplait USA (2014 to 2018) and President, Haagen-Dazs Global Strategic Business Unit (2010 to 2014). He began his career at the Pillsbury Company in 1991 and remained with Pillsbury until it was acquired by General Mills in 2001. Mr. Clark currently serves on the board of directors of Nordic Naturals, Inc. He also serves as Principal of Avenir Strategies LLC. Mr. Clark holds a B.S. in Business Administration from the University of Tennessee and an M.B.A. from the University of Minnesota.

64 Director Since: 2020
Eric J. Foss Age: 66 Director Since: 2024 Committees: Nominating/Corporate Governance

Mr. Foss’s business leadership skills, extensive executive experience leading a global business, public company board service, and broad knowledge of the food and beverage industries qualify him to serve on the Company’s Board.

Mr. Foss has a proven track record of driving growth and stakeholder value for global at scale companies, having served as Chairman, President and CEO of Aramark, a provider of food service, facility and uniform services, from 2015 until his retirement in 2019. He served as President and CEO and a member of the board of directors of Aramark beginning in 2012.

He also served as Chief Executive Officer of Pepsi Beverages Company, a global beverage manufacturer, marketer, seller and distributer and a division of PepsiCo, from 2010 until 2011. He was the Chairman, President and Chief Executive Officer of The Pepsi Bottling Group, Inc. from 2008 until 2010, President and Chief Executive Officer from 2006 until 2008 and Chief Operating Officer from 2005 until 2006. While leading Aramark and the Pepsi Bottling Group, Mr. Foss gained significant experience and a deep knowledge of strategic planning, risk management, mergers and acquisitions and capital markets, technology and financial oversight, and leading people and asset intensive businesses in a global market.

Mr. Foss currently serves on the boards of directors of The Cigna Group, Primo Water Corporation, Cineworld Group and the National Board of Directors for The Back on My Feet Foundation. He previously served on the board of directors of Diversey Holdings, Ltd., from 2020 to 2023 (prior to its acquisition by Solenis LLC) and Selina Hospitality PLC from 2022 to 2023. Mr. Foss holds a B.S. in marketing from Ball State University.

O-I GLASS, INC. 2025 PROXY STATEMENT	11

Proposal 1: Election of Directors

1
Eugenio Garza y Garza Age: 53

Mr. Garza y Garza’s extensive global business experience, financial reporting expertise, and executive leadership experience in the beverage and retail industry qualify him to serve on the Company’s Board.

Mr. Garza y Garza was the Chief Financial Officer at Fomento Económico Mexicano (FEMSA, NYSE: FMX), a holding company with interests in the retail and beverage industries, from 2018 to 2024. During his tenure, he participated in FEMSA’s strategic refocus, recycling over US $10 billion in capital and unlocking more than US $29 billion in market value.

Previously, Mr. Garza y Garza was CEO of Servicios Corporativos Javer (MEXBOL: JAVER), Mexico’s largest homebuilder. In addition to his executive roles in public companies, Mr. Garza y Garza has a long career in investment banking with execution and managerial responsibilities at Goldman, Sachs & Co., Merrill Lynch Pierce Fenner & Smith, and Lazard, Inc., executing transactions globally from New York and from his native Mexico where he served as Head of local operations for the latter two.

He holds a BS in Chemical Engineering with highest honors from the Monterrey Institute of Technology, along with an MBA with honors from the Stanford Graduate School of Business.

Gordon J. Hardie Age: 61 Director Since: 2015
Mr. Hardie’s extensive business leadership skills, his global business experience, and broad food and spirits industry knowledge qualify him to serve on the Company’s Board.

Mr. Hardie has served as the Company’s President and CEO since May 2024. Mr. Hardie retired as an executive in September 2019 having served as President, Food & Ingredients at Bunge Ltd. (NYSE: BG) (“Bunge”) – a global leader in agriculture, food and ingredients, since January 2018. Mr. Hardie previously served as Managing Director at Bunge (2011-2017), and as a member of the Executive Committee. Mr. Hardie led the global Operational Excellence program for Bunge from 2013 to 2019. In his role at Bunge, Mr. Hardie served as Chairman of the Supervisory Board of Walter Rau AG (Germany) and as Chairman of the Board of Bunge Loders Croklaan B.V. (Holland). Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A advisory firm he established in 2009. Mr. Hardie previously served in leadership positions at Goodman Fielder Ltd (ASX: GFF), including as Managing Director of FG Bakeries (2003-2009) and Sales & Marketing Director and Marketing & Innovation Director (2002-2003). Mr. Hardie was previously Group General Manager – Southcorp Wines Ltd (ASX: SCW) and Vice President – Asia-Pacific, Middle East and Africa at Foster’s Brewing Group Ltd (ASX: FBG). Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from the University College Cork and an M.B.A. from University College Dublin Smurfit Graduate Business School and has completed the Advanced Management Program and the AVIRA CEO program at INSEAD. He has also completed the Corporate Director Certificate at Harvard Business School. In October 2023, Mr. Hardie was appointed Chair of MagrowTec Ltd., a privately held Agtech company based in Ireland. He previously served on the boards of ARYZTA AG from 2020 to October 2023, Greencore Group plc from 2020 to 2022 and Zaklady Tluszcowe Kruszwica from 2013 to 2016. Mr. Hardie is an advisor to Temasek, a global investment company.

O-I GLASS, INC. 2025 PROXY STATEMENT	12

Proposal 1: Election of Directors

John Humphrey Age: 59 Director Since: 2018 Committees: Audit
Mr. Humphrey’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc. He retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal Inc. Mr. Humphrey’s earlier career included six years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions. Mr. Humphrey is a member of the board of directors for EnPro Industries, Inc. and Ingersoll Rand. Mr. Humphrey holds a B.S. in industrial engineering from Purdue University and an M.B.A. from the University of Michigan.

Iain J. Mackay Age: 63
Mr. Mackay’s extensive global business experience, financial reporting expertise, and public company leadership experience qualify him to serve on the Company’s Board.

Mr. Mackay was the Chief Financial Officer and Executive Director at GlaxoSmithKline plc (GSK), a British multinational pharmaceutical and biotechnology company, from 2019 to 2023. During his time at GSK Mr. Mackay played a leading role in restructuring the company, including the demerger of its consumer healthcare division in 2022 to form Haleon plc, a new public company with annual revenues exceeding £10 billion, listed on the London Stock Exchange.

Prior to joining GSK in early 2019, Mr. Mackay was Group Finance Director of HSBC Holdings plc, a position he held for eight years, serving on the board as executive director from December 2010 until the end of 2018. In his earlier career he undertook senior finance leadership roles for: HSBC in North America and Asia; for the General Electric Company of the US for almost 12 years in diverse areas including Consumer Finance, Healthcare and Corporate Audit and; for Schlumberger in Africa and Asia. A chartered accountant, Mr. Mackay’s formative career was with Thomson McLintock in Aberdeen and with Price Waterhouse in New York and Paris.

In July 2022, Mr. Mackay became a non-executive director at National Grid plc where he is chair of the Audit and Risk Committee and member of the Remuneration Committee and Finance Committee. He previously served on the board of directors of GSK plc from 2019 to 2023. In November 2023 and January 2024, respectively, he joined UK Government Investments Limited (UKGI) and Schroders plc as non-executive director. He chairs the Transactions Committee at UKGI and the Audit and Risk Committee at Schroders. In July 2024, he stepped down from his role as an Independent Member of the Court of the University of Aberdeen and Chair of its Remuneration Committee. Mr. Mackay holds an MA in Business Studies and Accounting and an Honorary Doctorate from Aberdeen University in Scotland.

O-I GLASS, INC. 2025 PROXY STATEMENT	13

Proposal 1: Election of Directors

Hari N. Nair Age: 65 Director Since: 2013 Committees: Audit, Compensation and Talent Development (Chair)
Mr. Nair’s extensive global manufacturing business experience, strategic planning, executive leadership skills, and financial reporting expertise qualify him to serve on the Company’s Board.

Mr. Nair serves as CEO of Anitar Investments LLC, a private investment company with holdings in the manufacturing and technology sectors. Previously, Mr. Nair served as the Chief Operating Officer of Tenneco Inc., a Fortune 500 company with revenues of $9 billion, from 2010 until his retirement in early 2015. He also was a member of the Tenneco Board of Directors from 2009 until 2015. Mr. Nair joined Tenneco in 1987 and assumed positions of increasing responsibility across various functions including strategic planning, business development, quality and operations. Mr. Nair’s early career included financial and operations positions with General Motors Corporation and the American Water Company. Mr. Nair currently serves on the boards of Musashi Seimitsu Industry Co., Ltd., based in Japan, as Chairman of Sintercom Limited, based in India, and Tenneco Inc., a privately held Delaware corporation. He previously served on the boards of REE Automotive Ltd. from 2019 to 2023 and Delphi Technologies PLC from 2017 to 2020. Mr. Nair received a bachelor’s degree in engineering from Bradley University, a master’s in business administration from the University of Notre Dame, and he completed the Advanced Management Program at Harvard Business School.

64 Director Since: 2020
Cheri Phyfer Age: 53 Director Since: 2024 Committees: Compensation and Talent Development
Ms. Phyfer’s extensive business expertise and broad knowledge of manufacturing and distribution industries and markets qualify her to serve on the Company’s Board.

Ms. Phyfer served as Executive Vice President and Group President at Fortune Brands Innovations, Inc., a leading home, security and commercial building products manufacturer from 2022 to January 2025. She previously served as President of Fortune Brands’ Water Innovations business segment from 2019 to 2022, and as President of Moen U.S. businesses from 2018 to 2019. Prior to joining Fortune Brands Innovations, Ms. Phyfer held multiple positions of increasing responsibility with The Sherwin-Williams Company, a paint manufacturer and distributor, including President of Consumer Group, President and General Manager of Diversified Brands, and President and General Manager of Southeastern and Southwestern, Paint Stores Groups. Ms. Phyfer currently serves on the board of directors of W.C. Bradley Co., and Rock & Roll Hall of Fame. She also serves on the Clemson University Board of Trustees. She previously served on the boards of directors of Western Forest Products, Inc. from 2019 to 2022 and the University Hospital Cleveland Medical Center from 2018 to 2022. Ms. Phyfer holds a B.S. in management, a master’s in business administration and an M.B.A. from Clemson University.

O-I GLASS, INC. 2025 PROXY STATEMENT	14

Proposal 1: Election of Directors

Catherine I. Slater Age: 61 Director Since: 2020 Committees: Compensation and Talent Development
Ms. Slater’s global business expertise, executive leadership skills, extensive industry experience and broad manufacturing and technical background qualify her to serve on the Company’s Board.

Ms. Slater retired as an executive in January 2021 after serving as Senior Vice President, Global Cellulose Fibers and IP Asia, at the International Paper Company. She previously served as Senior Vice President, Consumer Packaging, with responsibility for International Paper’s Coated Paperboard and Foodservice businesses. Prior to joining International Paper in 2016, Ms. Slater served in various leadership positions at the Weyerhauser Company, including Senior Vice President, Cellulose Fibers, and Senior Vice President, Engineered Products and Distribution. Ms. Slater started her career as an engineer at Procter & Gamble in 1983 and has held management positions in manufacturing, printing papers, consumer products, wood products and cellulose fiber. Ms. Slater served on the boards of United Way of the Mid-South, North Pacific Printing Papers, the American Wood Council and Washington State MESA (Math, Engineering & Science Achievement). Ms. Slater holds a B.S. in chemical engineering from the University of South Alabama and has completed executive education programs at Harvard University, the Wharton School at the University of Pennsylvania and the Foster School at the University of Washington. She has served as a guest lecturer at Owens School at Vanderbilt University.

Carol A. Williams Age: 67 Director Since: 2014 Committees: Compensation and Talent Development, Nominating/Corporate Governance

Ms. Williams’ extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company’s Board.

Ms. Williams retired in early 2015 after serving as a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company. Prior to her special advisor role, she served as Dow’s Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams’ 34-year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the chlor-alkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams has served as a board member at Olin Corporation since October 2015. She previously served as a board member at Zep, Inc. from 2012 to 2015. She holds a B.S. in chemical engineering from Carnegie Mellon University where she was selected as an Alumnae of the year in 2009. Ms. Williams received the 2010/2011 Woman of the Year Award from the National Association of Professional Women and in 2014, received the Junior Achievement Laureate award of Mid-Michigan. Ms. Williams also completed a National Association of Corporate Directors’ (NACD) course on cybersecurity.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

O-I GLASS, INC. 2025 PROXY STATEMENT	15

Governance Information

GOVERNANCE INFORMATION

Board Leadership Structure

The Board decided that the roles of the Board Chair and CEO would be separated as of January 1, 2016, eliminating the role of Lead Director. Since 2024, John Humphrey has served as our Independent Board Chair (“IBC”).

The primary responsibility of the IBC is to make the Board as effective as possible in fulfilling its oversight responsibility for the Company and to ensure that the Company derives the most benefit from the experience, education and skills of individual Board members. The IBC is expected to be a leader of his/her peers by taking personal responsibility for delivering excellence in the boardroom. Mr. Humphrey’s extensive experience leading global businesses and significant board experience allows him to effectively perform the role of IBC and lead the Board as it fulfills its oversight responsibility.

In particular, the IBC helps to shape meeting agendas, ensure open communication, meaningful participation and constructive debate and ensure appropriate follow-through regarding Board conclusions and recommendations. The IBC maintains regular communications with other Board members, with the frequency and depth of communications dependent on the issues that are the current focus of the Company.

The IBC has the following responsibilities and powers, as well as other responsibilities and powers delegated to the IBC by the Board:

●	Act as a key liaison between the CEO and the other directors;
●	Work with the CEO and management to set the Board agenda and determine what materials will be provided to directors in advance of Board meetings;
●	Review the Board agenda to ensure the agenda items receive adequate time for discussion and deliberation;
●	Direct management to distribute to directors materials that contribute to the Board’s understanding of the Company’s business and its oversight responsibilities;
●	Determine when the Board should meet in executive session without management present;
●	Chair executive sessions of the Board without management present, and communicate Board member feedback to the CEO; and
●	Chair meetings of the Board.

The IBC is subject to an annual performance evaluation, and the Board also, on an annual basis, confirms that the IBC can and intends to serve out his or her term. The Company’s Corporate Governance Guidelines provide the Board with the flexibility to appoint a Lead Director (instead of an Independent Board Chair) at such times as the Board considers it to be in the best interests of the Company to have in place an executive chairman of the Board. Our share owners would be notified of a combination of the chairman and CEO roles and/or the appointment of a Lead Director, promptly upon the Board’s election to do so.

As the leader of the Board, the IBC takes the lead in connection with the Board’s self-assessment process and the follow-through necessary to improve the Board’s overall oversight of the Company, including risk oversight. The IBC also assumes a leadership role in CEO succession planning and has input on the design of the Board. In addition, the IBC acts as a sounding board for the CEO, as well as other members of senior management. The Board believes the current leadership structure, as described immediately above and as further detailed in this section “Governance Information” and in “Board and Committee Membership” below, facilitates the Board’s independent and effective oversight of management.

O-I GLASS, INC. 2025 PROXY STATEMENT	16

Governance Information

Leadership Succession Planning

One of the Board’s most important responsibilities is leadership succession planning.

While the Compensation and Talent Development Committee oversees and reviews succession planning for key executive positions other than the Chief Executive Officer, the Nominating/Corporate Governance Committee is responsible for CEO succession planning.

On May 15, 2024, Gordon J. Hardie succeeded Andres Lopez as CEO. This CEO succession plan followed a comprehensive search consistent with the Company’s long-term succession planning process.  The process was led by a sub-team of the then current IBC and Committee chairs and consisted of the following steps:

●	Candidate Evaluation: The Board established clear criteria for evaluating potential candidates, which included transformation and turnaround experience, and engaged a third-party search firm to assist with identifying potential candidates, both internally and externally. Members of the Board interviewed potential candidates based on these criteria.

●	Candidate Selection: The Board selected Mr. Hardie due to his proven experience overseeing transformation at global companies and his deep understanding of the business, its operations and culture based on nine years of service as a Company director.

●	Leadership Transition Planning. To facilitate the CEO transition, the Board arranged for Mr. Hardie to engage in a series of meetings with Mr. Lopez and the Company’s management team to review the business and its challenges and opportunities.

Executive Sessions

The Company’s non-employee directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussions between the Board and the CEO and, separately, among the non-employee directors of the Board. The Board believes this approach effectively complements the Company’s Board leadership structure. The non-employee directors met seven times in executive session in 2024 without management present. As provided by the Corporate Governance Guidelines, the IBC presided at those executive sessions.

Risk Oversight

The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Audit Committee, as discussed in the descriptions of the committees in “Board and Committee Membership” below. Matters of particular importance or concern, including any significant areas of risk faced by the Company, are considered by the entire Board. The Board engages with the Company’s internal risk management function, twice yearly, for scheduled enterprise risk management assessment and planning.

In addition to the foregoing, the Board meets with members the Company’s management team and other leaders on an as-needed basis to review risk exposure with respect to the Company’s strategic plans and objectives in order to improve long-term organizational performance. And, in fulfilling its oversight responsibility for the Company, including risk oversight, the Board and its committees have the authority to engage and consult with financial, legal or other independent advisors at the Company’s expense.

The Board believes the leadership structure and practices, as described in this section “Governance Information” and in “Board and Committee Membership” below, facilitates the Board’s oversight of risk management, since it allows the Board, with leadership from the Independent Board Chair and working through its committees, to proactively participate in the oversight of management’s actions and risk oversight.

O-I GLASS, INC. 2025 PROXY STATEMENT	17

Governance Information

General Board Responsibilities

The Board has the ultimate authority for overseeing the management of the Company’s business, including risk oversight. The Board also identifies and evaluates candidates for, and ultimately appoints, the Company’s officers, delegates responsibilities for the conduct of the Company’s operations to those officers, and monitors their and the Company’s performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

The vast majority of the then-serving members of the Board and the two new nominees are “independent” in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors and nominees is an independent director of the Company under the listing standards of the New York Stock Exchange: Samuel R. Chapin, David V. Clark, II, Eric J. Foss, Eugenio Garza y Garza, John Humphrey, Iain J. Mackay, Alan J. Murray, Hari N. Nair, Cheri Phyfer, Catherine I. Slater, John H. Walker, and Carol A. Williams. The Board has determined that none of these directors or nominees have any material relationships with the Company other than their roles as directors. The Board’s independence determinations included a review of commercial transactions, relationships, and arrangements between us and our subsidiaries, affiliates, and executive officers with entities associated with our directors and nominees or members of their immediate family.

Board Member Stock Ownership

The Board has established stock ownership guidelines for non-employee directors. Each non-employee director is required to own shares of the Company’s Common Stock having a value equal to five times the value of the annual cash retainer for serving as a non-employee director of the Company. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the “net profit shares” acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Meeting Attendance

In 2024, the full Board met eight times. All of the incumbent members of the Board attended more than 75% of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member that were held during such director’s term of service. Attendance at Board and committee meetings during 2024 averaged over 95% for directors as a group.

The Company does not have a policy with regard to Board members’ attendance at Annual Meetings, although members of the Board are encouraged to attend. All members of the Board attended the 2024 Annual Meeting.

Corporate Governance Guidelines

A copy of the Company’s Corporate Governance Guidelines (the “Guidelines”) is available in the “Investors” section of the Company’s website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company’s website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company’s website are neither a part of this Proxy Statement nor incorporated by reference.

O-I GLASS, INC. 2025 PROXY STATEMENT	18

Governance Information

Board Nominees

The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Nominating/Corporate Governance Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), copies of which are available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Pursuant to the Policies and Procedures, in addition to other qualifications, candidates for the Board should be individuals of the highest integrity and ethical character, who value and appreciate these qualities in others. Candidates should not have any conflicts of interest and should be able to represent fairly and equally all share owners of the Company. Candidates are also evaluated on their ability to function effectively in an oversight role and to devote adequate time to the Board and its committees.

The Policies and Procedures require the Nominating/Corporate Governance Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate’s background, skills, experience and expertise and the composition of the Board at the time. The Policies and Procedures also state the Nominating/Corporate Governance Committee’s belief that a varied composition is an important attribute of a well-functioning Board and therefore looks to attract and retain directors with a range of backgrounds, skills, experience and expertise that serves the best interests of the Company.

The Company maintains a skills matrix, and actively monitors the skills, experience and expertise of all its individual directors with an eye towards ensuring the Board is balanced with respect to key skill sets. Given that the Company is a large, global public manufacturing company, many of the current Board members have skills and experiences from similar types of global organizations. The Board also has strong skills, experience and expertise in other areas, including finance and capital allocation, mergers and acquisitions, strategic planning and corporate governance. The Nominating/Corporate Governance Committee considers the skills, experience and expertise of Board members expected to retire or leave the Board in the near future when it identifies candidates for Board membership. The Nominating/Corporate Governance Committee also considers, in its nomination processes, the recommendations of current Board members regarding particular skills that could improve the ability of the Board to carry out its responsibilities.

O-I GLASS, INC. 2025 PROXY STATEMENT	19

Governance Information

BOARD COMPOSITION

The Nominating/Corporate Governance Committee is committed to including individuals from a range of backgrounds in the pool of candidates for future director searches. The following chart represents the range of experience and skills offered by the 11 nominees for director.

	Manufacturing Operations	Public Company Management	Global Business	Corporate Governance	Financial	Marketing/ Sales	Risk Management	Engineering	Cybersecurity/ Data Privacy	ESG and Climate Risk
Samuel R. Chapin		●	●	●	●	●	●
DAVID V. CLARK, II	●	●	●	●	●	●	●	●	●	●
ERIC J. FOSS	●	●	●	●	●	●	●		●	●
Eugenio Garza y garza	●	●	●	●	●		●		●	●
Gordon J. Hardie	●	●	●	●	●	●	●	●	●	●
John Humphrey	●	●	●	●	●		●	●	●	●
Iain J. Mackay	●	●	●	●	●	●	●		●	●
Hari N. Nair	●	●	●	●	●	●	●	●		●
CHERI PHYFER		●	●	●	●	●	●	●	●	●
Catherine I. Slater	●	●	●	●	●	●	●	●	●	●
Carol A. Williams	●	●	●	●	●	●	●	●	●	●

The Nominating/Corporate Governance Committee will consider potential candidates for director who have been recommended by the Company’s directors, the CEO, other members of senior management and share owners in the same manner and using the same criteria. Outside consultants may also be employed to help identify potential candidates. Pursuant to its Policies and Procedures, the Nominating/Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Nominating/Corporate Governance Committee discuss and evaluate possible candidates in detail and determine which individuals to consider in more depth. Once a candidate is identified whom the Nominating/Corporate Governance Committee wants to move toward nomination, one or more members of the Nominating/Corporate Governance Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading “2026 Annual Meeting of Share Owners.”

The performance of incumbent members of the Board is evaluated annually by the Nominating/Corporate Governance Committee. Incumbent directors who continue to satisfy the Nominating/Corporate Governance Committee’s criteria for Board membership and whom the Nominating/Corporate Governance Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term.

O-I GLASS, INC. 2025 PROXY STATEMENT	20

Governance Information

The following charts illustrate the demographic composition of our Board nominees.

Gender	Race/Ethnicity

Code of Business Conduct and Ethics

The Company has a Code of Conduct that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code of Conduct is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Communicating with the Board

Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-employee directors as a group), the IBC, any Board committee or any Chair of any such committee. To communicate with the Board, the IBC, any individual directors or any group or committee of directors, correspondence should be addressed to the “Board of Directors,” the “IBC” or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressees. In the case of communications to the Board, or any group or committee of directors, the Corporate Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

O-I GLASS, INC. 2025 PROXY STATEMENT	21

Board and Committee Membership

BOARD AND COMMITTEE MEMBERSHIP

There are three standing committees of the Board: the Audit Committee, the Compensation and Talent Development Committee, and the Nominating/Corporate Governance Committee. Subject to applicable provisions of the Company’s By-Laws and Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

Current Committee Membership

Directors currently serving on committees of the Board and the number of meetings held in 2024 by the committees are identified below.

		Compensation	Nominating/
		and Talent	Corporate
Name	Audit	Development	Governance
Independent Directors:
Samuel R. Chapin	C
David V. Clark, II		●	C
Eric J. Foss			●
John Humphrey	●
Alan J. Murray	●		●
Hari N. Nair	●	C
Cheri Phyfer		●
Catherine I. Slater		●
Carol A. Williams		●	●
Non-Independent Directors:
Gordon J. Hardie
Number of meetings in 2024	11	8	7

C = Committee Chair ● = Committee Member

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company’s financial statements and internal controls; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s qualifications and independence; (d) the performance of the Company’s internal audit function and of the independent registered public accounting firm; and (e) the Company’s information security, information technology, and cybersecurity risks, controls, and procedures. In addition, the Audit Committee has responsibility for reviewing and considering the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to identify, monitor and control such exposures over the short-term, intermediate-term, and long-term. This process includes receiving annual reports from the Company’s Ethics and Compliance function. In addition to reporting to the Audit Committee, the Company’s Ethics and Compliance function also reports the Nominating/Corporate Governance Committee, as described below. In order to align the Company’s risk oversight function with its disclosure controls and procedures, the Company’s internal risk management function has access to and reports into the Company’s disclosure committee. The Audit Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

O-I GLASS, INC. 2025 PROXY STATEMENT	22

Board and Committee Membership

All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that Mr. Chapin, the Chair of the Audit Committee, and Messrs. Humphrey, Murray and Nair each qualify as an “audit committee financial expert” within the meaning of SEC regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation and Talent Development Committee

The Compensation and Talent Development Committee assists the Board with respect to compensation of the Company’s directors, officers and employees. In carrying out such responsibilities, the Compensation and Talent Development Committee administers the Company’s equity incentive plans, the Company’s annual incentive plans, the Clawback Policy, and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company. The Compensation and Talent Development Committee also oversees and reviews management succession planning and development for key executive positions other than the Chief Executive Officer, including ensuring the availability of qualified replacements and planning for contingencies such as the departure, death or disability of key executives so that the Company has in place an emergency succession plan that addresses both interim and longer-term leadership for the Company. The Compensation and Talent Development Committee makes recommendations to the Board with respect to the adequacy of the succession and development plans for key executive officer positions other than the Chief Executive Officer.

In addition, the Compensation and Talent Development Committee has delegated authority to the Chief Executive Officer to grant a limited number of equity awards (subject to certain limitations, and solely to individual employees who are not executive officers or directors). This delegation of authority assists the Board and Compensation and Talent Development Committee in administering their duties with respect to the grant of equity awards.

The Compensation and Talent Development Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Compensation and Talent Development Committee. A copy of the Compensation and Talent Development Committee Charter is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Each member of the Compensation and Talent Development Committee is an “independent director” under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors; (b) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the share owners; (c) developing and recommending to the Board a set of corporate governance principles contained in the Company’s Guidelines and Global Code of Business Conduct and Ethics; (d) overseeing the evaluation of the Board and management of the Company; (e) taking a leadership role in shaping the corporate governance of the Company; (f) overseeing CEO succession planning and development; (g) overseeing the Company’s efforts with regard to environmental, social and governance matters; and (h) overseeing the Company’s Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Each member of the Nominating/Corporate Governance Committee is an “independent director” under the New York Stock Exchange listing standards.

The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading “2026 Annual Meeting of Share Owners.”

O-I GLASS, INC. 2025 PROXY STATEMENT	23

Director Compensation and Other Information

DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

The Compensation and Talent Development Committee annually reviews the competitiveness of the pay program provided to the non-employee members of the Board to assess the need for changes. The Compensation and Talent Development Committee’s independent executive compensation consultant conducts a review which encompasses all elements of director pay: retainers and equity awards. The objective of this review is to ensure the program is aligned with the Company’s pay philosophy, which is intended to align with the market median for non-employee director compensation. The compensation consultant's review also includes a qualitative assessment of the Compensation and Talent Development Committee's practices regarding non-employee director pay.

In determining pay levels for the members of the Board, the Compensation and Talent Development Committee reviews competitive market data including:

●	proxy statements of companies in the peer group used to benchmark pay (shown on page 36); and
●	25 select S&P 500 companies similar in revenue size to O-I.

Following the review conducted in October 2023, the Compensation and Talent Development Committee recommended, and the Board approved, an increase to the value of the Annual Grant by $10,000, to a total value of $150,000, effective beginning in 2024, to maintain the competitive position of the program at the median of the peer group used to benchmark pay and select S&P 500 companies similar in revenue size to O-I. No other changes were made to the director pay program for 2024. Further, the review concluded that the non-employee director pay program did not represent a problematic pay practice.

For 2024, each non-employee director of the Company was eligible to receive an annual cash retainer of $92,500, paid in equal quarterly installments, as well as an additional annual cash retainer in the following amounts, also paid in equal quarterly installments, for each committee in which such director participated as a member (including as Chair):

●	Audit Committee - $20,000
●	Compensation and Talent Development Committee - $15,000
●	Nominating/Corporate Governance Committee - $10,000

Chairs were also eligible to receive additional annual cash retainers paid in equal quarterly installments as follows:

●	Independent Board Chair - $150,000
●	Audit Committee Chair - $25,000
●	Compensation and Talent Development Committee Chair - $20,000
●	Nominating/Corporate Governance Committee Chair - $15,000

O-I GLASS, INC. 2025 PROXY STATEMENT	24

Director Compensation and Other Information

Each non-employee director also received, on the date immediately following the date of the Company’s annual meeting of share owners at which directors are elected (the “Date of Grant”), a grant of restricted stock units (“RSUs”) with respect to a number of shares of Common Stock having a fair market value on the Date of Grant equal to $150,000, rounded to the nearest whole share of Common Stock, pursuant to the terms of the applicable Company equity incentive plan (the “Annual Grant”). RSUs subject to an Annual Grant are granted with tandem dividend equivalents, which confer on the holder of such RSUs the right to receive dividend equivalent payments for dividends declared over the time-vesting period during which such RSUs remain outstanding. Such dividend equivalents are payable only if and when the underlying RSU vests and will generally be paid in cash upon or shortly after vesting of the underlying RSU.

The RSUs subject to the Annual Grant vest in full on the date of the Company’s next annual meeting of share owners at which directors are elected following the Date of Grant (the “Normal Vesting Date”), subject to the director’s continued service through such date, or, if earlier, upon the applicable director’s termination of service due to death, disability or retirement (after reaching age 60). In addition, upon termination of service for reasons other than death, disability, retirement, or removal for cause, the RSUs will vest pro rata based on the number of days of the applicable director’s service from the Date of Grant to the Normal Vesting Date. All RSUs would be immediately forfeited upon a non-employee director’s removal for cause. All RSUs will fully vest upon a change in control, subject to the applicable director’s continued service through such change in control. Vested RSUs are settled in shares of Common Stock within 30 days after the Normal Vesting Date, or if earlier, termination of service.

In the event a new non-employee director joins the Board on any date other than the date of the annual meeting of share owners, in addition to the Annual Grant, such new non-employee director will also receive on the date immediately following the first annual meeting of share owners at which directors are elected during such director’s tenure on the Board an additional grant of RSUs with respect to a number of shares of Common Stock having a fair market value on the date of such grant equal to the fair market value of the Annual Grant awarded to directors in the previous year, pro-rated based on the number of days of service in the period from the commencement of such director’s service on the Board to the date of such grant.

The O-I Glass, Inc. Directors Deferred Compensation Plan (as amended and restated, “the Directors Deferred Compensation Plan”) provides an opportunity for non-employee directors to defer payment of their directors’ fees to be paid out upon a specified future date or the director’s termination of service. Deferred payments may be made in a lump sum or in annual installments over a period of two to ten years, at the election of the director. Under the Directors Deferred Compensation Plan, a non-employee director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A-rated companies. Distributions from the Directors Deferred Compensation Plan are made in cash.

O-I GLASS, INC. 2025 PROXY STATEMENT	25

Director Compensation and Other Information

Each director is reimbursed for expenses associated with meetings of the Board or its committees.

Subject to certain limitations, under our Matching Gifts Program, the Company will match contributions made by our directors to certain charitable organizations. O-I’s matching contributions are capped at $55,000 per calendar year for each director.

The total compensation earned by non-employee directors in 2024 is reflected in the following table:

DIRECTOR COMPENSATION IN 2024

		Stock	All Other
	Fees Earned	Awards	Compensation
	($)	($)	($)
Name	(1)	(2)	(3)	Total ($)
Samuel R. Chapin	128,227	150,000	—	278,227
David V. Clark, II	123,227	150,000	50,000	323,227
Eric J. Foss	64,485	150,000	—	214,485
Gordon J. Hardie* (4)	38,015	—	—	38,015
John Humphrey	216,140	150,000	—	366,140
Alan J. Murray	128,063	150,000	—	278,063
Hari N. Nair	147,500	150,000	—	297,500
Cheri Phyfer	67,631	150,000	40,000	257,631
Catherine I. Slater	107,500	150,000	—	257,500
John H. Walker (4)	95,501	—	8,000	103,501
Carol A. Williams	117,500	150,000	20,000	287,500

* Mr. Hardie was selected as the Company’s President and CEO, effective on the conclusion of the 2024 Annual Meeting, upon which he no longer received compensation for services provided as a director. Mr. Hardie’s annual cash retainers earned in 2024 in respect of his Board service are also reported in the Summary Compensation Table below.

(1)	The cash amounts earned by each director are made up of the amounts in the table that follows these footnotes.
(2)	Amounts reflect the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standard Board (“FASB”) ASC 718. Each of the non-employee directors who were serving in such capacities as of December 31, 2024 held 10,933 unvested RSUs as of December 31, 2024.
(3)	The amounts shown include contributions made by the Company to eligible charitable organizations under the Company’s Matching Gifts Program.
(4)	Messrs. Hardie and Walker’s non-employee Board service ended on May 15, 2024, the date of the Company’s 2024 Annual Meeting of Share Owners. As such, they did not receive the grant of RSUs made to non-employee directors in 2024.

		Annual	Annual
	Annual	Committee	Committee
	Board	Chair or IBC	Member
	Retainer	Retainer	Retainer	Total
Name	($)	($)	($)	($)
Samuel R. Chapin	92,500	15,727	20,000	128,227
David V. Clark, II	92,500	9,436	21,291	123,227
Eric J. Foss	58,194	—	6,291	64,485
Gordon J. Hardie*	34,306	—	3,709	38,015
John Humphrey	92,500	103,640	20,000	216,140
Alan J. Murray	92,500	5,563	30,000	128,063
Hari N. Nair	92,500	20,000	35,000	147,500
Cheri Phyfer	58,194	—	9,437	67,631
Catherine I. Slater	92,500	—	15,000	107,500
John H. Walker	34,306	55,632	5,563	95,501
Carol A. Williams	92,500	—	25,000	117,500

* Mr. Hardie was selected as the Company’s President and CEO, effective on the conclusion of the 2024 Annual Meeting , upon which he no longer received compensation for services provided as a director.

O-I GLASS, INC. 2025 PROXY STATEMENT	26

Director Compensation and Other Information

Following its review conducted in October 2024, the Compensation and Talent Development Committee recommended, and the Board approved, an increase to the value of the Annual Grant by $10,000, to a total value of $160,000, effective beginning in 2025, to maintain the competitive position of the program at the median of the peer group used to benchmark pay and select S&P 500 companies similar in revenue size to O-I. No other changes were made to the director pay program for 2025. Further, the review concluded that the non-employee director pay program did not represent a problematic pay practice.

Related Person Transactions

Pursuant to written policies and procedures set forth in the Company’s Guidelines, the Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee. The Company’s Guidelines provide that the Nominating/Corporate Governance Committee will review and, if appropriate, recommend to the full Board the approval or ratification of related party transactions. Pursuant to the Guidelines, the Nominating/Corporate Governance Committee takes into account the following factors: the related person’s connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the related person and the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

Compensation and Talent Development Committee Interlocks and Insider Participation

During all or a portion of 2024, the following directors served on the Compensation and Talent Development Committee of the Board: David V. Clark II, Hari N. Nair, Cheri Phyfer, Catherine I. Slater, John H. Walker and Carol A. Williams. No member that served on the Compensation and Talent Development Committee during all or a portion of 2024 is a current or former officer or employee of the Company or has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, no executive officer of the Company served on any board of directors or compensation committee of any other entity whose executive officers served on the Compensation and Talent Development Committee or as a director of the Company at any time during 2024.

O-I GLASS, INC. 2025 PROXY STATEMENT	27

Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of the compensation of the Company’s NEOs identified below, the objectives and principles underlying executive compensation programs, the Company’s recent compensation decisions, and the factors considered in making those decisions. The Company’s NEOs for 2024 were:

Name	Position
Gordon J. Hardie	President and Chief Executive Officer (“CEO”) (1)
Andres A. Lopez	Former President and Chief Executive Officer (1)
John A. Haudrich	Senior Vice President and Chief Financial Officer (“CFO”)
Darrow A. Abrahams	Senior Vice President, General Counsel and Corporate Secretary
Arnaud Aujouannet	Senior Vice President and Chief Sales and Marketing Officer
Giancarlo Currarino	Former Senior Vice President, Business Operations Americas (2)
Vitaliano Torno	Senior Vice President, Chief Transformation Officer and President of O-I Europe (3)

(1)	Mr. Lopez served as the Company’s President and CEO through May 15, 2024, the date on which he retired. Mr. Hardie commenced service as the Company’s President and CEO effective May 15, 2024.
(2)	Mr. Currarino’s employment with the Company ended on March 8, 2025.
(3)	Mr. Torno served as the Company’s Senior Vice President, Global Business Operations and President O-I Europe through July 31, 2024 and as Senior Vice President, Chief Transformation Officer and President O-I Europe commencing August 1, 2024.

Executive Summary

The O-I Glass Compensation and Talent Development Committee (referred to in this “Compensation Discussion and Analysis” section as the “C&TD Committee”) is committed to working with the Board and management to design compensation plans that motivate the Company’s executives and support business objectives that create value for share owners without taking excessive risks.

The C&TD Committee believes the alignment of the compensation programs with share owners’ interests is demonstrated by:

➢	the overwhelmingly strong support received in 2023 and 2024 for the Company’s advisory Say on Pay vote, with more than 97% of votes cast in each year voting in favor of the proposal;
➢	feedback from share owner outreach which demonstrated support for the Company’s executive pay program and identified no fundamental issues with the program’s design; and
➢	historical strong alignment between the program’s incentive payout levels and the returns earned by the Company’s investors relative to those of the S&P 500 or its pay benchmarking companies as more clearly seen in the realizable pay and performance analysis covered beginning on page 35.

As a result of this demonstrated alignment of the compensation programs with share owners’ interests, the C&TD Committee maintained the key elements of the 2023 STI and LTI programs for the 2024 performance cycle. The C&TD Committee believes the 2024 pay program supports the Company’s business objectives and aligns with share owners’ interests, as demonstrated by the program’s links to the Company’s strategic plan, the difficulty of its incentive goals, and the alignment between payouts and share owners’ returns.

O-I GLASS, INC. 2025 PROXY STATEMENT	28

Executive Compensation

●
by ensuring asset stability and total systems cost management; elevating factory performance, efficiency, and profitability; leveraging automation and improving quality; cultivating concepts that extend current or create new competitive advantages; and focusing on continuous improvement across all aspects of the business;
●
by leveraging innovation and developing breakthrough technology; commercializing MAGMA; and enabling the full value chain for glass;
●
by repositioning its Environmental, Social and Governance (ESG) profile, improving its environmental performance; increasing recycling; and actively communicating and advocating for glass packaging; and
●
by elevating organizational focus; driving performance, culture, and engagement of its people; developing talent; strengthening diversity and inclusion in the workplace; and embedding flexibility to follow market needs and changes.

The Strategic Plan for the Company

The Company has established a new vision: Together, we put the power of glass within reach of everyone, every day. To achieve this, the Company has developed a value creation roadmap that guides its strategic initiatives over these three horizons:

●
Horizon 1: Fit to Win - The immediate focus of our “Fit to Win” initiative is on reducing the cost base to enhance the Company’s competitive position, which will improve performance, create shareholder value, and enable future profitable growth. This involves reshaping selling, general, and administrative expenses, enhancing total organizational effectiveness, rationalizing production capacity and optimizing the value chain. By improving productivity and reducing costs, the Company aims to drive economies of scale across the manufacturing network.
●
Horizon 2: Profitable Growth - Leveraging its cost advantage, the Company aims to improve its product mix and access growth by winning with customers in core markets and competing effectively with alternative packaging solutions like aluminum cans. The objective is to realign the Company’s network to be the lowest cost in mainstream categories and the best cost in premium ones. This will enable the Company to expand market presence and put glass in more hands and homes globally.
●
Horizon 3: Strategic Optionality - Looking ahead, the Company intends to explore new growth initiatives such as geographical expansion, mergers and acquisitions, joint ventures, and strategic partnerships. These initiatives will provide the Company with the option to grow beyond core markets and capitalize on emerging opportunities.

A key goal of the Company’s vision is to increase shareholder value by achieving a competitive cost position and driving profitable growth. The Fit to Win initiative discussed above is expected to deliver immediate cost benefits, while the long-term strategy focuses on substantially improving the competitive position. By deepening penetration in core markets and expanding into development and seedling markets, the Company aims to achieve sustainable earnings and cash flow improvement, higher economic profit, and shareholder value.

Linking the Company’s Incentives to Its Plan and Share Owner Interests

The Company’s STI and LTI programs support the strategic plan for the Company and the value creation roadmap and align with share owner interests by focusing on financial performance, efficiency, and value creation.

The STI program includes EBIT as a performance measure to encourage participants to focus on core operational efficiency, which directly drives long-term earnings growth. The STI program also includes FCF, which measures the actual cash available to reinvest in growth or repurchase shares and ensures that managers are focused on efficient capital allocation rather than just accounting profits. A strong FCF position reduces financial risk and improves flexibility, which can lead to higher stock valuations. By including both EBIT and FCF in the STI program, executives are rewarded for both profitability and responsible cash management, aligning their decisions with long-term share owner value creation.

The LTI program includes EPS and ROIC as performance measures, which align with share owner interests by driving sustainable growth, profitability, and efficient capital allocation. EPS measures profitability per share, which directly influences stock price valuation and encourages management to focus on sustained earnings growth, benefiting long-term investors. ROIC measures efficiency in using capital to generate returns, ensuring profitable investments and encourages management to allocate capital effectively, reducing wasteful spending and focusing on high-return projects. Including both metrics in the LTI program ensures that participants focus on both growth and capital efficiency, balancing short-term earnings expansion with long-term value creation.

Further, one of the Company’s goals is to improve its competitive position and earnings power over the next three years.  The inclusion of the relative total shareholder return (“r-TSR”) modifier in the LTI program captures this goal by incentivizing executives to create value for share owners.

O-I GLASS, INC. 2025 PROXY STATEMENT	29

Executive Compensation

For the 2024 STI program:

◾	Payouts continue to be tied to attainment of EBIT (80% weight) and FCF (20% weight) performance goals.

For the 2024 LTI program:

◾	The Company continued to deliver LTI awards in a mix of performance stock units (“PSUs”) (60% of target value) and time-based RSUs (40% of target value), with PSU awards remaining tied to the achievement of EPS (50% weight) and ROIC (50% weight) goals. Results based on EPS and ROIC continued to be modified by the Company’s total shareholder return (“TSR”) relative to a group of comparable industrial companies to strengthen the program’s ties to share owners’ interests and their returns. Both award types have tandem awards of dividend equivalents to align them with the total returns provided to share owners and are only payable to the degree the underlying awards vest.
◾	In determining the potential payout for the PSUs granted for the 2024-2026 period, O-I retained its recent approach of basing results on the Company’s achievement of annual EPS and ROIC performance goals. Performance for each measure is based on annual goals over a three-year performance period. The EPS and ROIC targets for the first year of the cycle (2024) are tied to the Company’s annual budget and reflect expected results for 2024. Targets for the two subsequent years (2025 and 2026) are based on the Company’s actual EPS and ROIC performance for the prior year (2024 for 2025 and 2025 for 2026) modified by target annual rates of improvement: annual percentage growth in EPS and basis point improvement in ROIC. The rates of improvement for years two and three (2025 and 2026) are established and set at the time of grant in early 2024. Achievement levels for each year of the period apply to one-third of the PSUs when determining the initial level of payout. The approach reduced the “boom or bust” outcomes associated with the previous approach, enhancing the PSU plan’s motivational and retention value.

◾	Further, for additional alignment with share owners, in determining final payouts, PSUs provisionally earned for the Company’s EPS and ROIC results are then adjusted – either positively or negatively – based on the Company’s TSR results for the full three-year performance period relative to those companies in the Materials Sector of the S&P 1500 index as of the annual grant date.

As shown below, the Company’s incentive structure is highly motivational and aligned with share owners’ results.

Incentive Plan Results: Reflect the Company’s Performance

The Company encountered significant challenges in 2024 but also plenty of opportunities to initiate a program of “self-help,’’ known as Fit to Win, to improve the competitive position and earnings power of the business over the next three years. O-I’s Fit To Win initiative is already yielding very positive results and we expect it will continue to drive substantial improvements in operational efficiency and financial performance in 2025.

The Company experienced tough market conditions in 2024, with sluggish demand, high in-home spirits inventories (especially in the US) and overcapacity in certain European markets impacting net price. The Company took aggressive inventory management actions, and markets began to stabilize in the second half of 2024.

The Company is committed to optimizing its supply chain – working with suppliers and customers; enhancing productivity; and reducing total enterprise costs to position the Company well for future success.

O-I remains determined and dedicated to delivering value to its shareholders through disciplined execution of its business turnaround plan.

O-I GLASS, INC. 2025 PROXY STATEMENT	30

Executive Compensation

The ultimate goal of the Company’s new vision is to increase shareholder value by achieving a competitive cost position and driving profitable growth. The Fit to Win initiative will deliver immediate cost benefits, while the long-term strategy focuses on substantially improving the competitive position. By deepening penetration in core markets and expanding into development and seedling markets, the Company aims to achieve sustainable earnings and cash flow improvement, higher economic profit, and shareholder value.

Incentive Program Performance Results

2024 STI Program – 0% Payout

    Delivered EBIT (as defined on page 39) of $643 million, which was below the threshold performance level required for a payout for this measure.

    Produced FCF (as defined on page 39) of ($84) million, which was below the threshold performance level required for a payout for this measure.

2022-2024 LTI PSU Program – 114.3% Payout

    Delivered EPS (as defined on page 45) of $2.30, $3.09, and $0.81, respectively, for 2022, 2023, and 2024, excluding the effect of share buy-backs above dilution, over the three-year performance period ending December 31, 2024, which generated an average annual banked payout of 129.9% (189.7% for 2022, 200.0% for 2023, and 0.0% for 2024) for this measure.

    Achieved ROIC (as defined on page 45) of 8.71%, 10.47%, and 4.86%, respectively, for 2022, 2023 and 2024, over the three-year performance period ending December 31, 2024, which generated an average annual banked payout of 113.3% (161.9% for 2022, 177.9% for 2023, and 0.0% for 2024) for this measure.

    Achieved TSR for the three-year performance period of -9.9%, which was at the 42nd percentile of the applicable peer group and resulted in an r-TSR modifier of 0.94.

These results were reflected in the compensation actually earned and paid for 2024 and 2022-2024 under the Company’s short- and long-term incentive plans, respectively, which required management to meet challenging goals, consistent with the Board’s expectations of management and its commitments to share owners.

Based on performance against the applicable performance metrics, the Company’s NEOs did not earn a payout under the 2024 STI program but did earn an overall payout of 114.3% of the target number of PSUs for the 2022-2024 performance period, reflecting the Company’s strong banked performance for 2022 and 2023 (with no payout earned for 2024), reduced by the r-TSR modifier for the full period. The PSU payouts for the 2023-2025 and 2024-2026 cycles will also reflect the Company’s performance for 2024 (no payout earned), along with the r-TSR modifier for the full period.

Management and the C&TD Committee believe these results are aligned with the underlying operating performance of the Company for the applicable performance period as well as the Company’s stock price performance relative to the stock price performance of its peers and companies in the S&P 500 for the past one-year or three-year performance period (as applicable). In addition, the Company’s stock ownership guidelines and substantial executive stock ownership also created significant alignment with the share owners, as the value of those holdings reflect changes in the Company’s stock price.

O-I GLASS, INC. 2025 PROXY STATEMENT	31

Executive Compensation

These payout levels are consistent with the Company’s historical trend of being closely aligned with the changes in its stock price and the returns earned by its investors relative to those of the S&P 500 or its pay benchmarking companies. This is more clearly seen in the realizable pay and performance analysis covered beginning on page 35.

No Problematic Pay Practices

The C&TD Committee regularly monitors the Company’s pay practices, which are consistent with good corporate governance and identified best practices. The C&TD Committee has established the Clawback Policy as required by the SEC rules and NYSE listing standards. Double triggers have been established for receiving any benefits associated with a change-in-control. Further, the Company does not offer tax gross-ups for any severance benefits or executive perquisites, with the exception of a tax gross-up on the annual economic value of the executive life insurance benefit for Mr. Lopez (as the C&TD Committee previously determined that it was not in the share owners’ best interest to incur the costs that would be required to eliminate this contractually-based benefit). With Mr. Lopez’s retirement, no NEO who is currently employed by the Company is or was, during 2024, eligible for tax gross-ups for any severance benefits or executive perquisites.

The Company’s Stock Ownership and Retention Guidelines exclude unearned performance awards, which is consistent with stock ownership guidelines of other large, public companies.

The C&TD Committee prohibits its directors, officers and employees from hedging their ownership of Company securities, whether such securities are granted as compensation or held directly or indirectly. This includes, but is not limited to, trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities, such as zero cost collars and forward sale contracts.

O-I GLASS, INC. 2025 PROXY STATEMENT	32

Executive Compensation

Compensation Principles

The C&TD Committee maintains executive compensation programs designed to align executive pay with share owner interests and the annual and long-term performance of the Company. The Company believes its executive compensation program strikes an appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create long-term value for share owners without taking excessive risks.

Key elements of this pay strategy include:

●
Targeting total direct compensation (overall and by element) for the NEOs to approximate market median pay levels, while also considering internal equity, and regularly evaluating pay versus market practices based on comparisons with the Company’s peer companies as well as other large industrial companies of similar size and complexity;
●
Ensuring that a majority of target compensation for each NEO is in the form of annual and long-term incentives, the latter delivered entirely in stock, based on a mix that considers market practices and feedback from share owners;
●
Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and
●
Completing regular risk assessments, taking into consideration the Company’s business model, incentive plan design (including mix of incentive vehicles, balance of performance measures, target setting methodology, caps on payouts, etc.) and policies designed to reduce risk (such as share ownership and retention guidelines, Clawback Policy, and anti-hedging and prohibition of pledging policy), among other considerations, to evaluate if the Company’s compensation program promotes excessive risk taking.

Say on Pay Vote and Share Owner Outreach

97%

In 2024, 97% of votes cast voted in favor of the Company’s Say on Pay proposal. These results were aligned with the support received in 2023, with more than 97% of votes cast voting in favor of the proposal. The C&TD Committee continues to believe the Company’s executive compensation program is well aligned with both share owners’ interests, competitive market practices and the overall performance of the Company and each individual executive. Nonetheless, the C&TD Committee and management regularly review compensation programs to ensure such alignment continues and make changes as appropriate or necessary.

As the Company believes that an annual “Say on Pay” vote encourages beneficial dialogue on compensation and provides the most consistent and clear communication channel for share owner concerns about executive compensation, the Company holds annual advisory votes to approve executive compensation, including at this year’s Annual Meeting.

The Company’s 2025 Say on Pay proposal is found on page 95. The C&TD Committee believes the Company’s executive compensation program continues to represent share owners’ interests in a responsible and reasonable fashion and warrants your support at this year’s Annual Meeting.

The C&TD Committee will continue to consider the results from this year’s and future advisory votes on executive compensation. The Company continues to actively engage major share owners (including outreach efforts to the top 15 share owners in January 2025) and proxy advisory firms, ISS and Glass Lewis, regarding executive pay and its alignment with share owner interests. The Company believes these discussions have confirmed the reasonableness and appropriateness of the executive pay program’s principles, structure and outcomes.

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Executive Compensation

Compensation and Governance Practices

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve its share owners’ long-term interests.

OUR COMPENSATION AND GOVERNANCE BEST PRACTICES

WHAT THE COMPANY DOES/HAS

➢
Aligned Pay and Performance
➢
Appropriately Demanding Incentive Goals
➢
Incentive Metrics Aligned with Company’s strategy: higher earnings (EBIT and EPS), greater FCF, capital efficiency (ROIC) and stock price (equity awards and r-TSR modifier)
➢
Target Market Median Pay Levels (overall and by element) based on pay data of peers and other industrial companies of similar revenue size
➢
Balanced Compensation Structure: fixed vs. variable; annual vs. long term; cash vs. stock; service vs. performance-based awards
➢
Majority (60% of target value) of LTI award delivered in performance-based awards vs. solely service-based equity
➢
One-year minimum vesting requirement for equity awards (subject to limited exceptions)
➢
Protective Non-Compete and Non-Solicitation Covenants Applicable to LTI Awards
➢
Common Annual Equity Award Date (March 7)

➢
Stock Ownership and Retention Guidelines which exclude unearned PSUs
➢
Anti-Hedging and Prohibition of Pledging Policy
➢
Double Trigger (i.e., a change in control and an involuntary termination) Requirement for Equity Vesting
➢
Clawback Policy in accordance with SEC rules and NYSE listing standards
➢
Annual Independent Risk Assessment of Compensation Programs
➢
Annual “Say on Pay” Vote
➢
Independent Compensation and Talent Development Committee
➢
Annual Review of Independence of Committee’s Advisors
➢
Limit on the annual value of combined cash and equity awards granted to non-employee directors

WHAT THE COMPANY DOES NOT DO/HAVE

➢
Uncapped annual or long-term performance incentives
➢
Use the same financial metric(s) in the annual and long-term incentive plans
➢
Pay Dividends or Dividend Equivalents on Unvested LTI awards
➢
Rely on Stock Options to deliver long-term incentive opportunities
➢
Permit repricing of Underwater Stock Options without share owner approval

➢
Liberal Share Recycling
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Excessive Perquisites or Tax Gross-ups for Perquisites: See “Other Benefits” for details
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Excise Tax Gross-Ups upon Change in Control
➢
Single Trigger Change in Control Severance Payments
➢
Multi-Year Employment Contracts
➢
Include design elements in its incentive plans that encourage excessive risk taking

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Executive Compensation

Assessment of Realizable Pay and Performance

The C&TD Committee annually compares the NEOs’ realizable pay and the Company’s performance to the pay and performance of peer group companies in order to assess the alignment of the Company’s pay and performance.

In assessing pay and performance, the C&TD Committee’s independent compensation advisor, Pay Governance, analyzed the Company’s 2021-2023 realizable pay and performance relative to its peer companies. Unlike the results reported in the 2024 Summary Compensation Table on page 59, realizable pay looks at the pay an executive earned or could have earned for a period based on the actual financial performance against the Company’s incentive goals and the stock price performance that was influenced by those financial results. It also includes the potential value that could be realized from any unvested awards based on the Company’s stock price at the end of that period (December 31, 2023). The C&TD Committee believes realizable pay is a better gauge for assessing pay and performance than the data found in the 2024 Summary Compensation Table and Pay versus Performance Table, as both of those tables include a mix of some elements that are actual pay, such as salary and annual incentives, and other elements that are based on accounting or fair value estimates of equity incentives, such as PSUs and RSUs. They also fail to compare the Company’s pay and TSR performance relative to the peer group companies the C&TD Committee uses to establish the CEO’s target pay opportunities. Further, realizable pay excludes the annual changes in pension calculations which are not part of the pay decisions made by the C&TD Committee when setting an executive’s target annual pay opportunities. Those benefits can significantly distort pay reported in the 2024 Summary Compensation Table and how it relates to the Company’s performance.

In assessing realizable pay, the C&TD Committee reviewed the actual amounts earned by the CEO and CFO from 2021 to 2023, which consisted of: base salaries received by the applicable executive, annual bonuses earned, vesting date value (as opposed to grant date or accounting value used in the 2024 Summary Compensation Table or the Pay versus Performance Table) of time-based LTI awards granted during the period, any gains realized on options granted during the period following exercise (which the Company did not award during that period but some of its pay peers continued to award) and the value of any performance-based LTI awards granted and earned in the three-year period. In addition, realizable pay includes the value of any outstanding (unvested, unexercised or unearned) long-term incentives awarded during the three-year period based on the Company’s stock price as of December 29, 2023. The same approach is used to calculate the realizable pay of the CEOs and CFOs at peer companies. This enables the C&TD Committee to compare the Company’s realizable pay levels with similar executives at peer companies. As a result, realizable pay relies on information reported in peer company proxies, the latest year for which pay is available being 2023.

In addition to assessing the Company’s realizable pay levels relative to peer companies, the C&TD Committee also examined the Company’s annual and long-term performance versus those companies. From a long-term performance perspective, the analysis focused on TSR relative to those companies, which captures the principal goal of the Company’s long-term incentive plan - incentivizing executives to create value for investors. As shown in the following two charts, the Company’s pay program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company’s TSR performance relative to those companies. For the 2021-2023 period, the Company’s TSR and realizable pay levels for both its CEO and CFO were well above the median levels of its peers, reflecting the Company’s stock price at that time which was higher than where it was on December 31, 2024 ($10.84 vs. $16.38 as of December 29, 2023).

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Executive Compensation

From an annual or short-term performance perspective, the Company’s performance across several perspectives of EBIT and FCF performance (growth, percent of revenue and percent of invested capital) was evaluated relative to similar metrics for peers for each year of the past five years. These results captured the key drivers of the Company’s STI program, which support the Company’s strategic objectives as well as its long-term value creation efforts. The Company’s rankings relative to peers across these annual performance metrics were compared to rankings of the cash compensation (salary + actual bonus) earned by the Company’s CEO and CFO during the same period. As with the Company’s realizable pay and TSR comparisons, the Company’s annual cash compensation was appropriately aligned with its annual performance rankings relative to peers. When considering the Company’s annual financial performance versus that of its peers for each of the past five years, the Company’s average peer ranking equaled the 42nd percentile, comparable to the average cash compensation (salary and bonus) ranking of its CEO (43rd percentile) and CFO (41st percentile) relative to the Company’s peers.

From these perspectives, the Company believes the pay program produced acceptable outcomes with officers’ relative pay levels aligned with its relative annual and long-term performance levels, supportive of share owners’ interests.

Compensation Benchmarking

While realizable pay examines the alignment of the Company’s performance and the pay actually realized or realizable by those results, the C&TD Committee also annually reviews the competitiveness of the target pay opportunities provided to the Company’s senior leadership team (including the CEO and his key direct reports). This review encompasses all elements of target direct compensation: base salary, annual incentives and cash compensation (base salary + target annual incentives), LTI and direct compensation (base salary + target annual incentives + target LTI). In addition, the review examines the mix of total pay (fixed to variable pay, short to long-term compensation and cash to stock compensation) and LTI mix (stock awards versus options and service versus performance-based awards). The objectives of this review are to ensure the opportunities associated with the Company’s program are aligned with its pay philosophy, which targets market median but also considers internal equity between senior leadership team members.

Market Data

In determining compensation levels for the senior leadership team, the C&TD Committee reviews competitive market remuneration data including:

●	proxies of companies in the peer group used to benchmark pay (shown below) solely for purposes of determining compensation levels of the Company’s CEO and CFO; and
●	surveys published by Aon Hewitt, Mercer and Willis Towers Watson are used to assess the target compensation for the Company’s other senior leaders and provide data reflecting the incumbent’s functional responsibilities and the appropriate revenue scope (corporate or region) of their operating unit.

Peer Group Companies

While there is no other company of comparable size to the Company that also focuses purely on glass container production, the group of peer companies used to benchmark executive pay practices and pay levels for select officers is selected primarily from companies in the packaging and industrial manufacturing sectors that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors. After a review of the peer group companies in July 2023, the C&TD Committee decided to make the following changes to the group used to make pay decisions for 2024: replace Domtar Corporation and The Goodyear Tire and Rubber Company with AptarGroup and Pactiv Evergreen Inc., two companies with revenue within the desired range of O-I’s.

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Executive Compensation

Accordingly, the Company’s peer group of companies for 2024 (after taking into account the foregoing changes) consisted of the following:

		Dollars in Millions
						% Revs.
			Total	Mkt.	Enterp.	Outside	# of
Company(1)	Industry	Revs.(1)	Assets(1)	Cap(2)	Value(2,3)	U.S.(4)	Emp.
Berry Global Group, Inc.	Metal and Glass Containers	12,258	16,613	7,450	15,475	45%	42,000
Crown Holdings, Inc.	Metal and Glass Containers	11,801	13,848	9,773	16,274	63%	23,000
Ball Corporation	Metal and Glass Containers	11,795	17,628	16,452	21,212	54%	16,000
Owens Corning	Building Products	10,975	14,075	14,611	20,119	24%	25,000
Oshkosh Corporation	Construction Machinery and Heavy Trucks	10,730	9,423	6,186	7,562	16%	18,500
Dana Incorporated	Auto Parts and Equipment	10,284	7,485	1,676	4,510	55%	39,600
Graphic Packaging Holding Company	Paper Packaging	8,807	11,144	8,152	13,431	30%	23,000
Avery Dennison Corporation	Paper Packaging	8,756	8,404	15,035	17,944	70%	35,000
Packaging Corporation of America	Paper Packaging	8,383	8,833	20,075	21,987	5%	15,400
Dover Corporation	Industrial Machinery	7,746	12,509	25,737	28,738	46%	24,000
American Axle & Manufacturing Holdings, Inc.	Auto Parts and Equipment	6,125	5,060	685	2,963	64%	19,000
Silgan Holdings Inc.	Metal and Glass Containers	5,855	8,585	5,559	8,998	29%	17,315
Greif, Inc.	Metal and Glass Containers	5,448	6,648	3,027	6,062	37%	14,000
Sealed Air Corporation	Paper Packaging	5,393	7,022	4,929	9,179	47%	16,400
Sonoco Products Company	Paper Packaging	5,305	12,508	4,800	8,001	33%	28,000
Pactiv Evergreen Inc.	Paper Packaging	5,148	5,877	3,134	6,748	9%	14,000
Terex Corporation	Construction Machinery and Heavy Trucks	5,127	5,730	3,087	3,363	40%	11,400
The Timken Company	Industrial Machinery	4,573	6,411	5,004	7,093	55%	19,000
Flowserve Corporation	Industrial Machinery	4,558	5,501	7,557	8,428	60%	16,000
AptarGroup, Inc.	Metal and Glass Containers	3,583	4,432	10,454	11,298	71%	13,500
75th Percentile		10,396	12,508	11,493	16,691	56%	24,250
50th Percentile		6,935	8,494	6,818	9,088	45%	18,750
25th Percentile		5,266	6,278	4,383	7,007	30%	15,850
O-I Glass, Inc.	Metal and Glass Containers	6,531	8,654	1,676	6,167	74%	21,000
O-I Percentile Rank		49%	54%	5%	17%	High	61%
(1)	Fiscal 2024 financial data
(2)	Data as of December 31, 2024
(3)	Enterprise value is defined as market capitalization plus total debt plus total preferred equity plus minority interest less cash and short-term investments
(4)	Select companies’ data represent revenues for sales outside North America

After a review of the peer group companies in July 2024, the C&TD Committee determined the comparator group continued to be reasonable for benchmarking and pay comparisons with the Company and, accordingly, did not change the group of peer companies for 2025.

Compensation Program Overview

Total Direct Compensation

Total direct compensation is the combination of base pay, short-term incentive and long-term incentives. Although the Company’s pay philosophy generally targets market median, while also considering internal equity, an NEO’s total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential future contributions and Company performance. In making compensation decisions, the C&TD Committee considers each of these factors and the NEO’s total direct compensation to ensure overall alignment with the Company’s compensation philosophy and principles.

It is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the NEOs be “variable” or “at risk” based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2024, the CEO had 88% of his target total direct compensation “at risk” and the other NEOs who were serving as executive officers on December 31, 2024 had an average of approximately 70% of their target total direct compensation “at risk.” The Company has no prescribed pay mix that drives compensation decisions. The

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Executive Compensation

resulting pay mix is based on the Company’s pay philosophy, its target pay position in the market, market pay data used to establish individual executive’s compensation and internal equity pay considerations.

Compensation Pay Mix Charts

The C&TD Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance-oriented rewards philosophy/strategy, setting appropriately demanding performance goals which are assessed annually for their difficulty, and regularly testing the relationship between pay and performance.

Base Pay

The base pay component of the Company’s executive compensation program is designed to ensure the Company’s ability to attract and retain key executives. The C&TD Committee reviews each NEO’s salary and pay positioning at least once per year, and may adjust the salary based on several factors, including: current market conditions, Company performance, individual performance, previous experience, management potential, the results of benchmarking against market data, and the Company’s overall merit pay budgets. Merit pay budgets are set annually based on external labor market trends, business performance, inflation and other pertinent factors.

Our NEOs’ base salaries for 2023 and 2024 are set forth in the table below:

	Base Salaries as of December 31,				Change
Name	2023		2024		%
Gordon J. Hardie (I)		$—		$1,200,000	—
John A. Haudrich		$737,000		$766,480	4.0%
Darrow A. Abrahams		$565,000		$587,600	4.0%
Arnaud Aujouannet	CHF	530,000	CHF	540,600	2.0%
Giancarlo Currarino		$563,000		$585,520	4.0%
Vitaliano Torno	CHF	865,000	CHF	882,300	2.0%
Andres A. Lopez (2)		$1,150,000		$1,150,000	—

(1)	Reflects Mr. Hardie’s annual base salary in effect following his commencement of employment with the Company on May 15, 2024. His actual base salary was pro-rated for the portion of the 2024 fiscal year during which he was employed.
(2)	Reflects Mr. Lopez’s annual base salary in effect prior to his retirement on May 15, 2024. His actual base salary was pro-rated for the portion of the 2024 fiscal year during which he was employed.

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Executive Compensation

The C&TD Committee approved a base pay increase of 4.0% for Messrs. Haudrich, Abrahams and Currarino, aligned with the merit pay budget for the U.S. and 2.0% for Messrs. Aujouannet and Torno, aligned with the merit pay budget for Switzerland, while also considering their performance and the results of the benchmarking against market data (targeting market median pay levels). These pay increases were effective April 1, 2024.  The C&TD Committee did not approve a base salary increase for Mr. Lopez in 2024 due to his retirement effective May 15, 2024.

Short-Term Incentive

The Company’s annual STI program is designed to promote the achievement of short-term financial results and motivate individual performance. As a result of the demonstrated alignment of the compensation programs with share owners’ interests, the C&TD Committee maintained the key elements of the 2023 STI program for the 2024 performance cycle.

2024 STI Program

Measures

The C&TD Committee reviews the performance measures for the STI each year to ensure they support the Company’s ongoing business strategies and reflect the needs of the business as well as drive share owner value. For the 2024 STI program, the C&TD Committee determined to evaluate performance against the following measures to determine STI awards under the Fourth Amended and Restated 2017 Incentive Award Plan:

Measure	Weight	Definition
Financial Measures:
EBIT	80%

Consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding restructuring, asset impairment and other items that management considers not representative of ongoing operations, and adjusted for changes in foreign currency exchange rates and to exclude the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period.

FCF	20%

Cash provided by operating activities less cash payments for property, plant and equipment, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirement for pensions that were not included in the Company’s budget.

Individual Performance Adjustment:
	+/-20%

After determining STI awards based on the Company’s achievement of the EBIT and FCF performance goals, the C&TD Committee can adjust each NEO’s STI payout by +/-20%, not to exceed a payout of 200%, based on the NEO’s performance against pre-established individual personal objectives, including environmental, social, and/or governance related objectives (discussed in more detail below under “Individual 2024 STI Payouts”).

The C&TD Committee believes these measures strike a reasonable balance between profit-based (EBIT) and cash-based (FCF) metrics. These metrics also aligned with the Company’s strategic objectives for 2024 and supported both short- and long-term share owner value creation based on discussions with its share owners. In addition, by rewarding the senior leadership team based on enterprise performance, the senior leadership team is encouraged to leverage one country to compensate for pressures in another country, for the good of the entire Company.

The Company believes the EBIT and FCF measures reward results within management’s control versus those outside their ability to influence by adjusting for changes in foreign currency exchange rates, and by excluding (in the case of EBIT) items management considers not representative of ongoing operations. Further, the EBIT measure excludes interest and taxes which are influenced by factors such as fluctuations in interest rates and changes in tax law that are outside management’s control. The C&TD Committee believes this design drives motivation and retention, creating long-term share owner value.

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Executive Compensation

Each measure stands alone for payment, so performance results under one measure can yield a payment (up to the established maximum for that measure) even if performance results under the other measure does not yield a payout.

Determining Performance Targets and Measure Weights

The C&TD Committee reviews and approves the financial targets and measure weightings set for the metrics for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors for the Company overall. Performance is based on the Company’s absolute performance.

When setting the targets for the measures, the C&TD Committee considers an assessment prepared by its independent executive compensation consultant, Pay Governance, of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus previous goals, the Company’s performance guidance, analyst estimates for the Company and its peers as well as the historic performance of the Company and its peers. The assessment found the Company’s EBIT goals (which determine 80% of an NEO’s STI payout) for 2024 to be very challenging and the FCF goals (weighted 20%) to be moderately challenging.

Individual Target Opportunities

Target awards for each NEO are expressed as a percentage of actual base salary based on market competitiveness and considering the Company’s overall median pay philosophy. Achievement of threshold financial performance against the performance measures would result in a payout of 30% of the target opportunity, while maximum performance would yield a payout of 200% of the target opportunity.

Target incentives are sufficient to produce median cash compensation (salary + annual incentives) if earned, with maximum incentives capable of producing top quartile pay if maximum performance goals are achieved or exceeded. If no STI awards are paid, pay for the Company’s NEOs would rank in the market’s bottom quartile on a cash compensation basis.

For 2024, the NEOs’ individual target STI opportunities were as follows and reflect the Company’s pay philosophy, target STI opportunities in the market for executives with similar roles, the importance of each NEO’s role in achieving annual incentive goals, and internal equity. Mr. Hardie’s annual target STI opportunity at the time he commenced employment as the Company’s CEO was set at the same level of the Company’s retiring CEO, Mr. Lopez. Both Messrs. Lopez and Hardie were eligible for prorated STI payouts (to the extent earned) for 2024 based on the portion of the fiscal year during which they were employed:

		Annual	Target	Target
Name		Salary (1)%		$
Gordon J. Hardie		$756,522	150%		$1,134,783
John A. Haudrich		$759,110	80%		$607,288
Darrow A. Abrahams		$581,950	75%		$436,463
Arnaud Aujouannet	CHF	537,950	50%	CHF	268,975
Giancarlo Currarino		$579,890	65%		$376,929
Vitaliano Torno	CHF	877,975	75%	CHF	658,481
Andres A. Lopez		$429,167	150%		$643,750
(1)	Represents actual base salary paid in respect of fiscal year 2024.

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Executive Compensation

2024 STI Targets and Performance Results

The STI performance targets and performance results for the enterprise are as follows (dollars in millions):

							Payout	Weighted Payout
		Enterprise Performance Range					as % of	as % of
		Threshold	Target	Maximum	Actual		Target	Target
Measure	Weight	30%	100%	200%	Results		Award	Award
EBIT	80%	$760	$950	$1,050	$643	(I)	0.0%	0.0%
FCF	20%	$105	$150	$195	$(84)	(I)	0.0%	0.0%

Total Payout: 0.0%

(1) See Appendix A for a calculation of the results for this measure.

Management and the C&TD Committee believe this result is aligned with the underlying operating performance of the Company for 2024.

Individual 2024 STI Payouts

In addition to the Company’s performance in 2024 compared to the 2024 STI performance targets in determining STI payouts, the C&TD Committee considers the individual performance of each NEO in achieving pre-established individual personal objectives. Per the plan’s design, individual payouts based on the Company’s achievement of its performance goals can be adjusted by +/-20%, not to exceed a payout of 200%, based on each NEO’s performance against their personal objectives, including environmental, social, and/or governance related objectives.

For the 2024 STI awards, no NEO received an adjustment to his STI payout, as the Company did not achieve the threshold performance level required to generate a payout.

For 2024, none of the NEOs received an STI payout.

Payout History

The Company has a history of setting reasonably demanding goals. Over the past five years, as demonstrated by the chart below, STI payouts for the Company have ranged from 0% to 180%, with an average payout of 106% (before applying reduction for safety challenges to 2021 results) of target. Furthermore, the pay and performance analyses of the actual cash compensation earned by the Company’s CEO and CFO versus that of their peers has been aligned with the Company’s annual financial performance relative to peers. Finally, annual STI payout levels (as a percent of target) have generally reflected the Company’s annual TSR performance relative to the S&P 500 (e.g., payout above target when the Company’s annual TSR is above the S&P median, below target when TSR for the year was below the S&P median).

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Executive Compensation

STI Payout History for Enterprise
Avg. Payout 106%

Long-Term Incentives

Long-term incentive compensation is delivered solely in the form of equity. This component of the executive compensation package rewards each NEO’s contributions to the Company, provides motivation to achieve the Company goals, builds stock ownership to strengthen the alignment with share owners’ interests, drives share owner value over time and is an important retention tool. As a result of the demonstrated alignment of the compensation programs with share owners’ interests, the C&TD Committee maintained the key elements of the 2023 LTI program for the 2024 LTI program.

Equity Grant Practices

The C&TD Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each year, the C&TD Committee is asked to determine the overall pool (dollar value) of equity available for awards during the upcoming year’s grant cycle. In making a proposal to the C&TD Committee, the Company reviews the prior year grants, current competitive market data, shares available under the approved equity plan, annual share usage, total potential dilution data, and the expense of its equity program relative to its peers, as well as each executive officer’s overall compensation package in relation to the market.

Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the C&TD Committee for review and approval. The C&TD Committee works with Pay Governance, its executive compensation consultant, to determine the grant value for the CEO using the same general criteria.

The C&TD Committee set March 7 of each year as the common grant date for annual equity awards and has not deviated from that practice in more than ten years. This date falls outside of the quarterly blackout periods prescribed under the Insider Trading Policy applicable to all NEOs. In addition, a common grant date for annual grants minimizes the perception of market timing. The C&TD Committee retains the discretion to make equity grants off-cycle for situations such as promotions, external hires and market compensation adjustments and has delegated authority to the CEO to grant a limited number of equity awards (subject to certain limitations, and solely to individual employees who are not executive officers or directors).

LTI Mix

The C&TD Committee uses a balanced approach to delivering LTI by awarding 60% of target value in the form of PSUs and 40% in the form of time-based RSUs. The C&TD Committee believes that this emphasis on performance-based LTI awards is aligned with management’s share owner value creation efforts.

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Executive Compensation

To determine the number of PSUs and RSUs to grant, the total target LTI award value is multiplied by the percentage of PSUs and RSUs (60% and 40%, respectively) and then the resulting value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and a stock price of $20.00, the number of PSUs and RSUs granted would be calculated as follows:

If the performance goals are met at the end of the three-year performance period (subject to continued service through the end of the performance period), PSUs are settled in an equivalent number of shares.

RSUs vest in one-third increments on each of the three anniversaries following the grant date (subject to continued service through the applicable vesting date).

Awards are granted with tandem dividend equivalents, which confer on the holder of such PSUs and RSUs the right to receive dividend equivalent payments for dividends declared over the portion of the performance period or time-vesting period (as applicable) during which such units remain outstanding. Such dividend equivalents are payable only if and when the underlying unit vests and will generally be paid in cash upon or shortly after vesting of the underlying unit.

The value of the shares received from vested PSUs and RSUs is tied to the Company’s stock price, which provides share owner alignment. The C&TD Committee also believes the LTI mix provides a balanced incentive program that limits compensation plan risk.

PSUs have a strong pay for performance orientation and are a large enough portion of overall potential compensation to have a meaningful impact on the NEOs’ total realized compensation depending on Company performance and total share owner return. The use and overall weighting of PSUs focus executives on fundamental long-term financial goals in addition to stock price performance. RSUs are intended to foster long-term retention of the Company’s NEOs, while still providing alignment of compensation with share owners. This combination of long-term incentive awards, along with the Company stock ownership and retention guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

Each year, the C&TD Committee determines an overall equity award value, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential, time in the role, internal equity and other relevant factors. When making grant decisions, the C&TD Committee focuses on the dollar value of the award for each NEO, and also considers the overall dilutive impact of shares granted to the entire employee population.

Based on the market data, individual and Company performance (including relative share owner return and other relevant metrics) and executive retention concerns, the C&TD Committee approved the NEOs receiving annual equity grants for

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Executive Compensation

2024 with the following fair market values that approximate market median values and can produce target total direct compensation (salary + target annual incentives + target LTI award value) that also approximates market median:

	2023 Grant	2024 Grant	Change
Name	Value	Value	%
Gordon J. Hardie (1)	$—	$7,000,000	—
John A. Haudrich	$1,900,000	$1,900,000	0%
Darrow A. Abrahams	$900,000	$1,000,000	11%
Arnaud Aujouannet	$410,900	$440,478	7%
Giancarlo Currarino (2)	$790,000	$800,000	1%
Vitaliano Torno	$713,668	$788,223	10%
Andres A. Lopez (3)	$7,125,000	$—	—

(1)	In addition to his annual LTI grant, the grant value of which approximated that of his predecessor and is set forth in the table above, Mr. Hardie received a one-time additional grant (also delivered 60% in PSUs and 40% in RSUs) with an aggregate grant value of $1,000,000, on May 16, 2024, as a sign-on award in connection with his commencement as O-I’s President and CEO. While the annual LTI grants and one-time additional grant to Mr. Hardie were made on May 16, 2024, the number of PSUs (at target) and RSUs that Mr. Hardie received were determined by dividing the grant value by the closing price of the Company’s common stock on March 7, 2024, and rounding down to the nearest whole PSU or RSU. These grants were subject to the same vesting conditions, performance metrics and other terms and conditions applicable to annual LTI awards granted to other executives of the Company on March 7, 2024.
(2)	In addition to his annual LTI grant, the grant value of which is set forth in the table above, Mr. Currarino received an additional grant (also delivered 60% in PSUs and 40% in RSUs) with an aggregate grant value of $100,000 on September 1, 2024. The additional grant was in recognition of Mr. Currarino’s new role as Senior Vice President, Business Operations Americas.
(3)	The C&TD Committee did not approve an annual LTI grant for Mr. Lopez in 2024 due to his retirement on May 15, 2024.

For Messrs. Abrahams, Currarino, and Torno, the increase in target LTI value for their annual 2024 LTI awards was to bring their LTI values closer to the market median level and also to recognize their performance in their roles. For Mr. Torno, the year over year change in value also reflected the change in the CHF to U.S. currency conversion rates (7%). For Mr. Aujouannet, the year over year change in value is the result of the change in the CHF to U.S. currency conversion rates.

The amount ultimately earned with respect to RSUs will be a result of the performance of the Company’s stock. The amount earned for PSUs will be a result of the performance of the Company’s stock as well as the Company’s performance against pre-established financial goals for the three-year period.

Performance Stock Units

PSUs reward financial performance of the Company over a three-year cycle. The vesting of PSUs is based on the financial performance of the Company as a whole (total or consolidated Company results), as this increases the focus on long-term results that drive share owner value. Payouts in respect of grants made in 2024 are based on annual results over a three-year performance cycle of January 1, 2024 to December 31, 2026.

Awards are based on the Company’s annual performance for the full three-year period as measured by EPS and ROIC, measures the Company has consistently used to determine payouts under past PSU cycles. The C&TD Committee believes this design enhances the program’s ties to delivering sustained, long-term financial results.

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Executive Compensation

Measure	Weight	Definition
EPS	50%

Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations also excluding the impact of acquisitions and divestitures and non-service pension costs.

ROIC	50%

EBIT (1), multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the C&TD Committee elected to hold constant the pension/retiree medical portion of Accumulated Other Comprehensive Income (“AOCI”).

Three-Year r-TSR Payout Modifier	Applies to all PSUs	Relative three-year TSR compared to the companies in the Material Sector of the S&P 1500 index as of the grant date
(1)	EBIT not adjusted for foreign exchange.

The C&TD Committee excludes certain items from determining the Company’s performance relative to its PSU metrics: changes in pension/retiree medical portion of AOCI, non-service pension costs, impact of acquisition/divestitures, and share buy-backs above dilution to the extent they are not included in the computation of the related target. The exclusion of these items provides a more reasonable assessment of the Company’s performance and management’s success in meeting the C&TD Committee’s objectives.

Application of the r-TSR Modifier

In an effort to further align executive compensation with share owner interests, the PSUs are subject to an r-TSR modifier, wherein a multiplicative percentage is applied to the results based on EPS and ROIC performance (equally weighted). The modifier is based on the Company’s TSR over the three-year performance period compared to the overall TSR performance for the companies in the Material Sector of the S&P 1500 index during the same time frame.

Relative Total Shareholder Return (r-TSR) Modifier
(vs. S&P 1500 – Materials (GICS #1510))

O-I GLASS, INC. 2025 PROXY STATEMENT	45

Executive Compensation

The C&TD Committee chose the Material Sector within the S&P 1500 index as a benchmark because it is a recognizable index group with approximately 90 independently selected companies with a similar profile to the Company. The Company’s TSR performance relative to the index group will affect the payout by up to 20% – favorably or unfavorably – based on relative TSR performance, which could result in an actual payout above or below the 30% to 200% payout range based on achieving the Company’s EPS and ROIC performance goals. If the Company’s TSR is at or below the 25th percentile of the peer group, the PSU payout will be reduced by 20%. If the Company’s TSR is between the 25th and 75th percentiles, the PSU payout will be adjusted between -20% and +20%, as shown in the above chart. If the Company’s TSR is at or above the 75th percentile of peer group, the PSU payout will be increased by 20%.

The TSR modifier ensures that participants will not get the full maximum payout with respect to their PSUs unless the Company’s TSR is at least at the median of the index, while providing an upside opportunity when performance is above the median.

Performance Stock Units 2024-2026 Cycle

The potential payout for the PSUs granted in 2024, which had a three-year performance cycle commencing January 1, 2024 and ending December 31, 2026, continues to be based on O-I’s achievement of annual performance goals for EPS and ROIC over the three-year performance period. The EPS and ROIC targets for the first year of the cycle (2024) were based on the Company’s annual budget and operating plan for the year and reflect expected results for 2024.  Performance targets for the two subsequent years (2025 and 2026) are based on the Company’s actual EPS and ROIC performance for the prior year (2024 in the case of 2025 and 2025 in the case of 2026) modified by the target rates of improvement for the year: annual percentage growth in EPS and basis point improvement in ROIC. The rates of improvement for years two and three (2025 and 2026) were approved by the C&TD Committee at the time of grant in early 2024.  Achievement levels for each year of the period apply to one-third of the PSUs when determining the initial level of payout, which are then adjusted by the Company’s r-TSR results for the full three-year period. This approach reduces the “boom or bust” outcomes associated with the previous approach, enhancing the PSU plan’s motivational and retention value.

O-I GLASS, INC. 2025 PROXY STATEMENT	46

Executive Compensation

The following illustrates how this would work for an executive with a target award of 1,200 PSUs (400 units per annum):

The threshold, target and maximum values for the performance criteria were determined considering the Company’s expected annual rates of improvement in EPS and ROIC. When setting the targets, the C&TD Committee’s independent executive compensation consultant, Pay Governance, conducts an assessment of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus previous goals, public guidance, analyst estimates, historic performance, peer historic performance and analyst estimates for peers. The C&TD Committee includes this assessment as part of its review and approval of the financial targets and measure weightings for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors for the Company overall. Performance is based on the Company’s absolute performance. The assessment found the Company’s EPS and ROIC goals to be challenging.

No award is earned if performance against each of the measures is below the threshold performance level relative to the targets established by the C&TD Committee. If performance for a given measure meets or exceeds the threshold level, NEOs can earn from 30% to 200% of target for that measure, subject to the r-TSR modifier. The C&TD Committee reviews audited financial results prior to determining the amount of any award earned, and there is no discretion applied to individual payout amounts.

PSUs generally do not vest until the end of the three-year performance period, subject to achievement of the pre-established goals.

Performance Stock Unit 2022-2024 Cycle Results

For PSUs granted in 2022, which had a three-year performance cycle commencing January 1, 2022 and ending December 31, 2024, targets for EPS and ROIC for 2022 were based on O-I’s operating plan/budget for the year. The Company set annual levels of growth in EPS and improvement in ROIC that were applied to actual results from the prior year to determine targets for 2023 and 2024, as follows:

●	For EPS: 8% and 11% growth, respectively, over actual results for 2022 and 2023.
●	For ROIC: 35 and 20 basis point increase, respectively, over actual results for 2022 and 2023.

Finally, results for each year’s EPS and ROIC results were both assessed over a performance range equal to 75% (threshold) to 120% (maximum) of target goals.

Performance for both EPS and ROIC was above target payout levels for 2022 and 2023 but below the threshold performance level required to earn a payout for 2024, resulting in an average PSU payout of 121.6%, before applying the three-year r-TSR modifier. After applying the three-year r-TSR modifier of 0.94, the PSU payout was 114.3%.

		S&P 1500 GICS 1510: Materials (1)
	O-I Cum. TSR	Cumulative TSR %ile Results			Percentile
Measurement Period	%	25th %ile	50th %ile	75th %ile	Ranking (%)	r-TSR Modifier
1/1/2022 - 12/31/2024	(9.9)%	(34)%	(1)%	29%	42%	0.94
	($12.03-$10.84)

(1) Companies comprising the S&P 1500 GICS 1510 as of March 7 in the first year of the performance period.

(2) TSR results exclude companies acquired or spun‐off during the performance period.

(3) Linear interpolation applied for percentile rankings between the 25th and 75th percentiles.

O-I GLASS, INC. 2025 PROXY STATEMENT	47

Executive Compensation

								Wtd.		Final
							Payout	Payout		Payout
			Threshold	Target	Maximum	Actual	(as % of Target	(as % of Target	r-TSR	(as % of Target
Period	Measure	Weight	30%	100%	200%	Results (1)	Award)	Award)	Modifier	Award)
2022	EPS	50%	$1.46	$1.95	$2.34	$2.30	189.7%	94.9%
	ROIC	50%	5.81%	7.75%	9.30%	8.71%	161.9%	81.0%
								175.8%	0.94	165.3%
2023	EPS	50%	$1.86	$2.48	$2.98	$3.09	200.0%	100.0%
	ROIC	50%	6.80%	9.06%	10.87%	10.47%	177.9%	89.0%
								189.0%	0.94	177.7%
2024	EPS	50%	$2.57	$3.43	$4.12	$0.81	0.0%	0.0%
	ROIC	50%	8.00%	10.67%	12.80%	4.86%	0.0%	0.0%
								0.0%	0.94	0.0%
									Overall:	114.3%
(1)	See Appendix A for a calculation of these measures.

Performance Stock Unit Payout History

Since the Company’s PSUs are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and incentivize improvement over prior years. Over the past five years, PSU payouts have ranged from 0% to 178% of target, based on the actual performance levels achieved, with an average payout over the past five years of 58% (as demonstrated by the chart below). As with the Company’s STI payout levels, historical PSU payouts generally have reflected the Company’s TSR results versus the S&P 500 (e.g., below target payout for three-year TSR below the median of the S&P, above target payout for above median TSR).

PSU Payout History for Enterprise
Avg. Payout 58%

Double Trigger Change in Control Vesting for Equity Awards

Awards under the Company’s equity incentive plan require a “double-trigger,” or both a change in control and a qualifying termination of employment, in order for equity awards to vest upon a termination of employment. For additional information, see “Potential Payments upon Termination or Change in Control” below.

O-I GLASS, INC. 2025 PROXY STATEMENT	48

Executive Compensation

Stock Ownership and Share Retention Guidelines

The Company has stock ownership and retention guidelines for all the NEOs, with the objective of better aligning executives’ interests with those of share owners.

The guidelines are as follows:

●	CEO - 5 times base salary
●	Senior Business / Function Leader - 2.5 times base salary
●	Senior Business / Function Leader based in Switzerland - 1.5 times base salary
●	Other Key Leaders (as designated by CEO) - 1.5 times base salary

The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, and 401(k) holdings all count as shares owned. Unearned performance awards do not count as shares owned.

The C&TD Committee also has share retention guidelines. These guidelines state that until the stock ownership level is met, NEOs are required to retain 75% of the “net profit shares” acquired from option exercises and vested RSUs and PSUs. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

The C&TD Committee reviews ownership levels for executive officers on an annual basis. Ownership achievement against guidelines is measured on June 30 each calendar year, based on a 200-day moving average of the stock price. For the 2024 review, all of the NEOs met or significantly exceeded their ownership guideline, with the exception of Mr. Hardie, who commenced as the Company’s CEO on May 15, 2024, and is well within the timeframe to meet the guideline.

Actual
	Expected	Ownership Level
	Ownership Level	June 30, 2024
	(as a multiple of salary)	(as a multiple of salary)(1)
Gordon J. Hardie	5.0 x salary	2.5 x salary
John A. Haudrich	2.5 x salary	7.0 x salary
Darrow A. Abrahams	2.5 x salary	3.5 x salary
Giancarlo Currarino	2.5 x salary	3.7 x salary
Arnaud Aujouannet	1.5 x salary	2.6 x salary
Vitaliano Torno	1.5 x salary	3.9 x salary

(1)	200-day moving average stock price was $15.08.

Anti-Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits the Company’s directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities. The Company’s Insider Trading Compliance Policy also prohibits the Company’s directors, executive officers, employees and other covered personnel from purchasing Company securities on margin, pledging Company securities as collateral for a loan, and borrowing against any account in which Company securities are held.

Insider Trading Compliance Policy

The Company has adopted an Insider Trading Compliance Policy that governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of the Company’s Insider Trading Compliance Policy is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

O-I GLASS, INC. 2025 PROXY STATEMENT	49

Executive Compensation

Clawback Policy

The Company adopted the Clawback Policy which, in the event that the Company is required to prepare an accounting restatement, requires the recovery of certain erroneously paid incentive-based compensation (including performance-vesting equity) received by the Company’s current or former Section 16 officers or other individuals to whom the C&TD Committee determines to apply the Clawback Policy, in either case, on or after October 2, 2023, as required by new SEC rules and NYSE Listing Standards implemented pursuant to the Dodd-Frank Act. The Clawback Policy applies to incentive-based compensation that is granted, earned or vests based (in whole or part) on the attainment of one or more financial reporting measures; however, the C&TD Committee and the Board may in their discretion choose to apply the Clawback Policy to compensation earned based on performance goals that do not relate to financial reporting measures. The Clawback Policy supersedes the Company’s Compensation Recovery Policy adopted on January 22, 2014 (the “Prior Policy”). The Prior Policy continues to apply with respect to compensation received prior to October 2, 2023 (the effective date of the Clawback Policy) and that is not subject to recovery under the Clawback Policy.

Stock Option Grant Practices

We do not currently, and in 2024 we did not, grant any stock option awards, stock appreciation rights, or similar option-like instruments.

Risk Assessment

The C&TD Committee conducts an annual assessment of the Company’s executive compensation practices and the relationship between its executive compensation program design and organizational risk. The STI program for 2024 was profit-based (EBIT) and cash-based (FCF), which was similar to the previous year. In addition, while the Company retained its general structure for its 2024 LTI program (e.g., mix of time- and performance-based shares, measures used for determining the vesting of PSUs), it continued to utilize the approach to defining and setting long-term goals, which was initially adopted in 2021 to recognize some uncertainties present in certain of the Company’s markets.

The Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives, the results of which were reviewed and discussed with the C&TD Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company. In reaching this conclusion, the Company considered several items that mitigate the Company’s level of risk exposure.

O-I GLASS, INC. 2025 PROXY STATEMENT	50

Executive Compensation

● ● ● ● ● ● ● ● ●

Risk Mitigation Measures
●
The Company’s pay mix, especially regarding LTI, is generally consistent with peer practices;
●
There is a direct cap on payouts (200% of target for STI and 240% of target for PSUs (assuming a payout of 200% of target with an r-TSR modifier of +20%)) and the C&TD Committee has the ability to negatively adjust performance goals and incentive payouts to help limit risk;
●
The Company’s incentive plans incorporate multiple performance measures that balance its income statement, balance sheet, growth, profitability, cash generation and capital efficiency, all of which are aligned with its long-term strategy for value creation;
●
Target setting considers internal budgeting and external market factors;
●
Multiple LTI equity vehicles (but excluding options), stock ownership guidelines and share retention requirements align the interests of NEOs and share owners;
●
The Clawback Policy requires the Company to recoup erroneously awarded incentive compensation in the event the Company is required to prepare an accounting restatement;
●
The Company has double trigger (not single trigger) change in control vesting for equity awards;
●
An anti-hedging and prohibition of pledging policy helps prevent material adverse risk; and
●
The C&TD Committee regularly reviews executive stock ownership, plane usage and other governance policies that promote share owner interests.

Tax and Regulatory Considerations

When reviewing compensation matters, the C&TD Committee considers the anticipated tax consequences to the Company (and, when relevant, to the executive officers) of the various payments under its compensation programs. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to its chief executive officer and certain other “covered employees”. The Company believes that maintaining the discretion to evaluate the performance of its executive officers through the use of performance-based compensation is an important part of its responsibilities and benefits its share owners, even if it may be non-deductible under Section 162(m). The C&TD Committee has historically considered the potential impact of Section 162(m) as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs. However, the C&TD Committee retains the discretion and flexibility to design and administer compensation programs that are in the best interests of the Company and its share owners.

The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PSUs, time-based RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. The Company expects that it will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to its equity incentive award plans and programs. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of its equity awards with its overall executive compensation philosophy and objectives. For further information on the Company’s accounting for its stock-based compensation awards, refer to its Annual Report on Form 10-K for the year ended December 31, 2024.

O-I GLASS, INC. 2025 PROXY STATEMENT	51

Executive Compensation

Executive Severance Policy

Certain Company executives, including all NEOs, are (or, in the case of Mr. Lopez, were prior to his retirement) eligible for severance under the Company’s Amended and Restated Executive Severance Policy (the “Policy”) in the event that the executive is terminated by the Company without cause at any time, or if during the 24-month period following a change in control of the Company (as determined under the Fourth Amended and Restated 2017 Incentive Award Plan) he or she terminates for “good reason” (as defined in the Policy).

Upon a qualifying termination under the Policy, an eligible executive will receive a lump sum severance benefit equal to two times his or her base salary and target bonus, plus Company-subsidized continued health benefits for up to 24 months. If the provision of health benefits, however, would cause a violation of applicable law or a negative tax consequence for the Company, then the Company will pay the executive the fully taxable value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time.

If the severance benefits, along with any other payments occurring in connection with a change in control, were to cause the executive to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits (with the executive responsible for paying any tax obligations), whichever results in the better after-tax position to the executive.

In exchange for being eligible for the severance benefits under the Policy, an executive must enter into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of two years following termination of service to the extent enforceable in the applicable jurisdiction. Additionally, in order to receive severance under the Policy, the executives must agree not to disclose confidential information or disparage the Company and must sign a release of claims in favor of the Company before receiving any severance under the Policy.

If the executive is a party to an agreement providing severance benefits, he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Health and Welfare and Retirement Benefits

The Company maintains a comprehensive health and welfare benefit plan for all its U.S.-based employees, including the NEOs. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.-based salaried employees of the Company.

The Company also maintains supplemental universal life insurance benefits for its designated executives prior to 2006, including (prior to his retirement) Mr. Lopez, which provides for distribution of benefits six months and one day after retirement. The retiring executive also receives a tax reimbursement for the value of the policy, based on the terms established prior to 2006. In 2006, the Company closed this plan to new entrants. As such, all other U.S. based NEOs (other than Mr. Lopez) are covered by a term life policy. The term life policy may be converted, at the participant’s expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance policy.

The O-I Glass Salary Retirement Plan (a defined benefit pension plan) was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid for active participants under such plan. Benefits accrued as of December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post-December 31, 2004, however, are eligible to be paid only on an annuity basis. In addition, the O-I Glass Salary Retirement Plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date. Also effective December 31, 2015, the lump sum payment option will now apply to the total accrued benefit for active and deferred vested participants who commence their benefit on January 1, 2016 or later.

O-I GLASS, INC. 2025 PROXY STATEMENT	52

Executive Compensation

As a U.S. tax qualified plan, benefits under the O-I Glass Salary Retirement Plan are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan (“SRBP”), which, similar to the O-I Glass Salary Retirement Plan, is closed to new entrants. The SRBP is a non-qualified deferred compensation plan that allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. In this way, it enables participants to earn the same retirement benefits (as a percentage of income) as other associates who earn compensation below the IRS limits. All payments under the SRBP are made in a lump sum out of the general assets of the Company.

Prior to his retirement, Mr. Lopez was a participant in the Company’s International Pension Plan, as he was employed abroad during a portion of his career with the Company. The International Pension Plan provides him with a retirement benefit equal to that provided under the O-I SRBP. The plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date.

The Company’s Stock Purchase and Savings Program (“SPASP”) is a defined contribution plan provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match of 50% of an eligible participant’s contribution up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) is made in Company common stock. The match is immediately vested, and participants can move the match out of Company common stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. The Company also contributes 3% of base salary to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan (“EDSP”), which allows for deferrals of compensation on a pre-tax basis. The investment funds available under the EDSP are the same as those available under the SPASP.

Messrs. Aujouannet and Torno are eligible for benefits under the Company’s Swiss Pension Plan. This pension plan is part of a fully insured collective foundation that provides occupational pension benefits. The benefits are provided under a cash balance structure, meaning each participant has an account balance that will increase with annual savings credits and a guaranteed interest credit each year. At hire, participants transfer their vested benefits from their previous employers into the account and may buy-back additional benefits during a certain year (subject to some limits). The savings credits increase with age as a percentage of insured salary. The Swiss Pension Plan also provides protection against disability, death and longevity risks.

Other Benefits

The Company provides limited perquisites to the NEOs that the C&TD Committee has determined to be competitive with the practices of the peer group companies. These perquisites include an annual executive physical and reimbursement for financial planning and tax preparation services up to $15,000 per year for each NEO, (or, for Mr. Hardie, $30,000). Messrs. Lopez and Hardie were also eligible for restricted personal use of the Company aircraft (up to 50 hours per year). Mr. Aujouannet receives a car allowance as part of his Swiss compensation package. Mr. Torno receives a leased vehicle as part of his Swiss compensation package.

O-I GLASS, INC. 2025 PROXY STATEMENT	53

Executive Compensation

The following tables show the benefits and perquisites available to each NEO in 2024:

Company Benefits & Perquisites	Value Provided by the
U.S. Executives	Company	Hardie	Lopez	Haudrich	Abrahams	Currarino
Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X	X
Retiree Medical			X
Supplemental Universal Life (hired prior to 2006)	3x Base Salary		X
Supplemental Term Life (hired after 2006)	3x Base Salary	X		X	X	X
Retirement—Qualified
Salary Retirement Plan (DB1)[3]	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service		X
Stock Purchase & Savings Program (DC2)	3% Base Salary[6]	X	X	X	X	X
Stock Purchase & Savings Program (DC2)	50% up to first 10% Base Salary + annual incentive[8]	X	X	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service		X
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 100% Base Salary with Interest[7]	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	3% Base Salary[6]	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	50% up to first 10% Base Salary + annual incentive[8]	X	X	X	X	X
Perquisites
Financial Planning & Tax Preparation	Up to $15,000 per year		X	X	X	X
Financial Planning & Tax Preparation	Up to $30,000 per year	X
Physical Examination	Up to $5,000 per year	X	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year[9]	X	X
Home security system[11]	Approximately $500 per year		X

Company Benefits & Perquisites	Value Provided by the
Swiss Executives	Company	Aujouannet	Torno
Health & Welfare
Supplemental Universal Life (hired prior to 2006)	$200,000 death benefit		X
Retirement
Swiss Pension Plan (DB1)[10]		X	X
Perquisites
Automobile Program		X	X
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X
Physical Examination	Up to $5,000 per year	X	X
(1)	DB = Defined Benefit (e.g., pension plan)
(2)	DC = Defined Contribution (e.g., 401(k) plan)
(3)	Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants continued to accrue benefits through December 31, 2015. Mr. Lopez’s Salary Retirement Plan benefit was based on his service from July 1, 2004 through July 1, 2009, which represents the time period that he was employed in the U.S. and covered under the qualified plan. Service for Mr. Lopez’s International Pension Plan benefit was from January 30, 1986 through December 31, 2015, which represents his original hire date with the Company, and provides him with a retirement benefit equal to the O-I SRBP and includes U.S. and non-U.S. pay and service. The value of this benefit is shown as his SRBP.
(4)	Pay is based on average annual earnings for high three years of salary plus annual incentive (if applicable).

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Executive Compensation

(5)	Pay is based on average annual earnings above the Social Security wage rate at retirement.
(6)	The Company contributes 3% of the participant’s base salary (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 3% of the participant’s base salary in excess of the IRS maximum recognizable compensation level to the non-qualified EDSP.
(7)	For deferrals prior to January 1, 2009, interest is compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody’s A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company’s qualified 401(k) plan based on individual investment elections.
(8)	The Company matches 50% of the participant’s contribution to the SPASP up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant’s contribution up to the first 10% of base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non-qualified EDSP.
(9)	Pursuant to Board policy, for security reasons and to support efficient travel and maximize productivity, the Company’s CEO generally uses the Company aircraft for both business and personal travel. Personal use of the aircraft is limited to 50 hours per year.
(10)	Cash balance occupational benefits plan as required per Swiss pension laws.
(11)	For Mr. Lopez, the Company previously paid for the cost of installing a security system at his primary residence. In 2024, the Company paid for annual service costs associated with such security system.

Due to an existing contractual arrangement, Mr. Lopez remained eligible for a tax gross-up on the annual economic value of an executive life insurance benefit. No other NEOs are eligible for gross-up on this benefit. The C&TD Committee previously reviewed Mr. Lopez’s and other grandfathered executives’ eligibility for gross-ups and determined that it was not in the share owners’ best interest to incur the costs that would be required to eliminate these contractually based benefits.

The Company previously eliminated all tax gross-ups on taxable perquisites, including the personal use of Company aircraft and financial planning services. The Company’s standard relocation policy, however, does provide for tax assistance.

In addition to the foregoing, subject to certain limitations, all of the Company’s full-time salaried employees in the U.S., including the Company’s NEOs in the U.S., may make contributions to eligible charitable organizations and, under the Company’s Matching Gifts Program, the Company will match the contributions up to $15,000 for each eligible employee. No matching contributions were made on behalf of the Company’s NEOs in 2024.

Roles and Responsibilities

There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the C&TD Committee has primary responsibility for discharging the Board’s responsibilities relating to compensation of the Company’s executive officers. When appropriate, the C&TD Committee holds executive sessions without management present (including the CEO). The C&TD Committee may delegate any or all of its responsibilities to a subcommittee. See description of the C&TD Committee above under the heading “Board and Committee Membership.”

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Executive Compensation

Executive Compensation Consultant

To assist the C&TD Committee in carrying out its duties and responsibilities, the C&TD Committee engages the services of an executive compensation consultant. The consultant provides the C&TD Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the C&TD Committee on the overall design and implementation of the Company’s executive compensation programs and provides various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the C&TD Committee on regulatory and other technical developments that may affect the Company’s executive compensation programs.

For 2024, the C&TD Committee continued to engage Pay Governance as its executive compensation consultant. The Company does not, and did not in 2024, engage Pay Governance or any of its affiliates with respect to any other consulting services.

During 2024 specifically, the compensation consultant supported the C&TD Committee by: (i) reviewing the peer group used by the C&TD Committee for benchmarking; (ii) providing competitive market data on compensation for executives covered by the C&TD Committee’s charter; (iii) analyzing the historical alignment of the Company’s pay and performance versus the peer group; (iv) providing advice with respect to executive compensation matters, including annual and long-term incentive plan design, difficulty of the Company’s incentive plan goals, approaches for setting goals for performance-based long-term incentives, share utilization, pay mix, and target pay opportunities for key executives, including the CEO; (v) assisting the Company and the C&TD Committee in considering and designing changes to the pay program; (vi) conducting a risk assessment of the Company’s compensation practices, as discussed previously; (vii) assisting the Company in its proxy disclosure, its Say on Pay proposal, and outreach to proxy advisors; (viii) advising the C&TD Committee about regulatory and legislative updates as well as market trends; (ix) assessing the competitiveness of the Company’s pay program for directors and proposing appropriate changes; (x) determining the Company’s relative TSR performance for its PSU awards; (xi) reviewing the perquisites the Company offers its senior executives; (xii) assisting the C&TD Committee in the CEO transition and (xiii) participating in the C&TD Committee’s meetings during the year.

In its capacity as the executive compensation consultant to the C&TD Committee, the consultant reports directly to the C&TD Committee and the C&TD Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the C&TD Committee’s direction, both the C&TD Committee and management will review and discuss key issues and alternatives during the development of recommendations and prior to presentation for final approval.

The C&TD Committee also reviewed the nature and extent of the relationship between the C&TD Committee, the Company and its compensation consultant and the individuals at the consulting firm providing advice to the C&TD Committee and the Company with respect to any potential conflicts of interest. The C&TD Committee considered the following six factors in its evaluation:

●	provision of other services offered by the consulting firm;
●	amount of fees paid by the Company to the consulting firm, and those fees as a percentage of total revenue paid to all affiliates;
●	the policies and procedures that each consultant has in place to prevent conflicts of interest;
●	any business or personal relationships of the consultant with any members of the C&TD Committee;
●	any Company stock held by any of the individual consultants responsible for providing compensation advice to the C&TD Committee; and
●	any business or personal relationships between Company executives and the compensation consulting firm.

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Executive Compensation

Based on that review, the C&TD Committee believes that there were during 2024, and are currently, no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance’s ability to provide the C&TD Committee candid, direct and objective advice that is independent of management, and that the advice received by the C&TD Committee is not influenced by any other economic relationship that either firm, or any of the individuals at either firm responsible for providing compensation advice to the C&TD Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

●	is engaged by and reports directly to the C&TD Committee and its Chair;
●	can be terminated only by the C&TD Committee or its Chair;
●	meets as needed with the C&TD Committee in executive sessions that are not attended by any of the Company’s officers;
●	has direct access to all members of the C&TD Committee during and between meetings;
●	does not permit the individuals responsible for providing compensation advice to the C&TD Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and
●	cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Chief Executive Officer

The Company’s CEO attends the C&TD Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives and promotions.

The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his own compensation.

Senior Vice President, Chief Human Resources Officer

The Senior Vice President and Chief Human Resources Officer (CHRO) is responsible for coordinating C&TD Committee activities, including: proposing meeting agendas based on the C&TD Committee’s planning calendar and decision-making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the C&TD Committee’s executive compensation consultant; and preparing appropriate materials for review by the C&TD Committee. The CHRO follows up on meeting action items and other assignments from the C&TD Committee and is available for consultation with the C&TD Committee as needed. The CHRO also participates in C&TD Committee meetings and is responsible for providing information on the Company’s human resources strategies, talent and development programs, labor relations, and management succession and development plans for executive officers. In this role, the CHRO normally consults with the CEO, General Counsel and Corporate Secretary, and Senior Vice President, Chief Financial Officer. Each may be asked to prepare information for C&TD Committee review, attend C&TD Committee meetings as appropriate, and provide relevant background information for inclusion in C&TD Committee materials.

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Executive Compensation

Senior Vice President, Chief Financial Officer

The Company’s Senior Vice President and Chief Financial Officer (CFO) prepares and provides all financial results to the C&TD Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the C&TD Committee’s request, the CFO provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays a role in development of the goals presented for approval in incentive compensation plan design.

Other Officers

The General Counsel and Corporate Secretary participates in C&TD Committee meetings and is responsible for providing relevant legal advice to the C&TD Committee on its executive compensation plans and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation. The General Counsel and Corporate Secretary and other officers work together in preparation for appropriate minutes to preserve a record of discussion and actions.

When appropriate, the C&TD Committee engages the services of outside legal counsel for providing advice where regular internal Company counsel may have conflicts.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Hari N. Nair, Chair

David V. Clark, II

Cheri Phyfer

Catherine I. Slater

Carol A. Williams

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Executive Compensation

2024 Summary Compensation Table

					Change in
					Pension Value
					and Non-
				Non-Equity	Qualified
		Salary	Stock	Incentive Plan	Deferred Comp	All Other	Total
Name and Principal Position	Year	($)	Awards ($)(2)	Compensation ($)(3)	Earnings ($)(4)	Compensation ($)(5)	($)
Gordon J. Hardie	2024	756,522	6,479,626	—	—	230,449	7,466,597
President and
Chief Executive Officer
John A. Haudrich	2024	759,110	1,982,407	—	—	120,112	2,861,629
Senior Vice President and	2023	730,000	2,041,173	733,016	—	136,475	3,640,664
Chief Financial Officer	2022	703,000	2,049,069	1,062,936	—	122,224	3,937,229
Darrow A. Abrahams	2024	581,950	1,043,370	—	—	79,694	1,705,014
Senior Vice President, General Counsel	2023	553,250	1,181,748	520,898	—	70,848	2,326,744
and Corporate Secretary	2022	513,500	876,355	600,795	—	59,885	2,050,535
Arnaud Aujouannet(1)	2024	610,287	459,585	—	350,370	64,912	1,485,154
Senior Vice President and Chief	2023	583,905	441,449	366,463	496,205	59,499	1,947,521
Sales and Marketing Officer	2022	521,090	470,553	521,090	207,696	55,434	1,775,863
Giancarlo Currarino	2024	579,890	933,832	—	—	705,441	2,219,163
SVP Business Operations Americas
Vitaliano Torno(1)	2024	996,035	822,392	—	108,123	49,055	1,975,605
Chief Transformation Officer	2023	946,685	766,699	891,301	808,534	40,442	3,453,661
	2022	836,052	817,274	1,128,670	594,994	33,682	3,410,672
Andres A. Lopez	2024	429,167	—	—	587,303	3,038,830	4,055,300
Former President and Chief Executive Officer	2023	1,132,875	7,654,430	2,133,079	383,892	475,492	11,779,768
	2022	1,081,500	7,737,321	2,920,050	—	505,603	12,244,474
(1)	For Messrs. Aujouannet and Torno, amounts paid in Swiss Francs were converted to U.S. Dollars at the average of the exchange rates as published by Bloomberg on the last business day of each month during 2024.
(2)	Amounts in this column reflect the grant date fair market value of RSUs and PSUs (based on the probable outcome of performance as of the grant date, which was target level) granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 17 to the Consolidated Financial Statements for 2024 contained in the Annual Report on Form 10-K filed with the SEC on February 12, 2025.

In the event the PSUs pay out at maximum value of 240% (200% payout with r-TSR modifier of +20%), the total potential maximum value for grants of 2024 PSUs would be:

For Mr. Hardie, $9,336,108.

For Mr. Haudrich, $2,933,764.

For Mr. Abrahams, $1,544,075.

For Mr. Aujouannet, $680,140.

For Mr. Currarino, $1,377,213.

For Mr. Torno, $1,217,058.

(3)	Amounts in this column reflect STI awards made pursuant to the Fourth Amended and Restated 2017 Incentive Award Plan.
(4)	Amounts in this column reflect the increase in the present value of the accumulated benefits under the following: Mr. Lopez – the Salary Retirement Plan, the SRBP, and the International Pension Plan; and Messrs. Aujouannet and Torno – the Swiss Pension Plan.

The Company closed participation to the Salary Retirement Plan and the SRBP effective December 31, 2004. As a result, Messrs. Hardie, Haudrich, Abrahams, and Currarino do not participate in these plans.

The Salary Retirement Plan and the International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date.

The Company’s NEOs did not accrue any preferential or above market earnings on their non-qualified deferred compensation.

(5)	All other compensation for 2024 is summarized below:

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Executive Compensation

			Company	Company
			Contributions	Contributions to		Payments in
	Executive		to Qualified	Non-Qualified		Regard to
	Life		Stock	Executive		Termination
	Insurance	Personal Use	Purchase &	Deferred	International	of	Other
	Premium	of Company	Savings	Savings	Assignment /	Employment	Miscellaneous	Tax
	(a)	Aircraft (b)	Program (c)	Program (d)	Relocation (e)	(f)	Income (g)	Payments (h)	Total
Gordon J. Hardie	$6,349	$27,374	$25,600	$30,400	$56,645	$—	$38,015	$46,066	$230,449
John A. Haudrich	4,683	—	24,372	73,008	—	—	18,049	—	$120,112
Darrow A. Abrahams	3,593	—	25,600	47,001	—	—	3,500	—	$79,694
Arnaud Aujouannet	—	—	—	—	—	—	64,912	—	$64,912
Giancarlo Currarino	3,580	—	21,850	24,541	264,365	—	—	391,105	$705,441
Vitaliano Torno	439	—	—	—	—	—	48,616	—	$49,055
Andres A. Lopez	$4,689	$103,254	$25,600	$115,387	$—	$1,724,713	$17,368	$1,047,819	$3,038,830
(a)	For Mr. Lopez, this amount is attributable to premiums paid during 2024 by the Company in connection with life insurance policies issued pursuant to the Executive Life Insurance Plan and participation agreements entered into with the Company. For Messrs. Haudrich and Abrahams, the amounts represent the actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the NEO plus $60,000 for accidental death and dismemberment coverage.
(b)	The amount shown in this column represents the variable costs for personal use of Company aircraft by Messrs. Hardie and Lopez during 2024. Variable costs were calculated based on a methodology that reflects average costs of operating the aircraft, such as fuel costs, trip related maintenance, crew travel expenses, trip related fees and storage costs, onboard catering and communications charges, and other miscellaneous variable costs. Since the aircraft is used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.
(c)	The amount shown in this column for Mr. Hardie represents the Company match of $15,250 plus the 3% Company base salary contribution of $10,350 to the SPASP.

The amount shown in this column for Mr. Haudrich represents the Company match of $14,022 plus the 3% Company base salary contribution of $10,350 to the SPASP.

The amount shown in this column for Mr. Abrahams represents the Company match of $15,250 plus the 3% Company base salary contribution of $10,350 to the SPASP.

The amount shown in this column for Mr. Currarino represents the Company match of $11,500 plus the 3% Company base salary contribution of $10,350 to the SPASP.

The amount shown in this column for Mr. Lopez represents the Company match of $15,250 plus the 3% Company base salary contribution of $10,350 to the SPASP.

As Messrs. Aujouannet and Torno are based in Switzerland, they are not participants in the SPASP.

(d)	The amount shown in this column for Mr. Hardie represents the Company match of $19,750 plus the 3% Company base salary contribution of $10,650 to the EDSP.

The amount shown in this column for Mr. Haudrich represents the Company match of $60,585 plus the 3% Company base salary contribution of $12,423 to the EDSP.

The amount shown in this column for Mr. Abrahams represents the Company match of $39,892 plus the 3% Company base salary contribution of $7,109 to the EDSP.

The amount shown in this column for Mr. Currarino represents the Company match of $17,495 plus the 3% Company base salary contribution of $7,046 to the EDSP.

The amount shown in this column for Mr. Lopez represents the Company match of $112,862 plus the 3% Company base salary contribution of $2,525 to the EDSP.

As Messrs. Aujouannet and Torno are based in Switzerland, they are not participants in the EDSP.

(e)	The amount shown in this column for Mr. Hardie represents amounts paid to Mr. Hardie related to his relocation to Ohio (from Ireland) upon his hire as President and CEO and includes $36,567 in relocation allowances, $16,692 for temporary living expenses, $2,965 for auto rental, and $421 for destination services.

The amount shown in this column for Mr. Currarino includes costs incurred during his expatriate assignment to Italy (from the United States), including $17,454 for dependent education, $14,471 for home leave, $5,564 for language training, $2,399 for immigration services, $14,294 for tax services, $13,878 for goods and services allowance, $19,478 for his housing allowance, $7,492 for host housing expenses, and $49,688 for vehicle benefits, and also includes costs related to his relocation to Florida (from Italy) upon the conclusion of his expatriate assignment, including $66,252 for

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Executive Compensation

household goods shipment, $26,048 for temporary living expenses, $9,194 airfare to Florida, $16,667 miscellaneous expense allowance, and $1,486 for destination services.

(f)	The amount shown in this column for Mr. Lopez includes $1,588,490 which represents the value of the Supplemental Universal Life Insurance distributed after Mr. Lopez’s retirement; amounts related to his relocation to Florida (from Ohio) upon his retirement as President and CEO, which includes $20,188 in household goods shipment, $1,633 in household goods storage, and $74,595 for home sale assistance; and $39,807 for the payout of unused vacation time upon his termination of employment.
(g)	The amount shown in this column for Mr. Hardie represents $38,015 in cash retainers paid to or earned by Mr. Hardie in respect of his non-employee Board service during 2024 prior to his appointment as the Company’s President and CEO.

The amount shown in this column for Mr. Haudrich represents $15,000 for reimbursement of professional advice related to tax, estate planning and financial planning; and $3,049 for the personal use of a car service.

The amount shown in this column for Mr. Abrahams represents $3,500 for the cost of an annual executive physical.

The amount in this column for Mr. Aujouannet, when converted to U.S. Dollars, represents $13,181 for reimbursement of professional advice related to tax, estate planning and financial planning; and $51,731 for car allowance.

The amount shown in this column for Mr. Torno, when converted to U.S. Dollars, represents $15,141 for reimbursement of professional advice related to tax, estate planning and financial planning; and $33,475 for lease cost of automobile.

The amount shown in this column for Mr. Lopez represents $11,500 for reimbursement of professional advice related to tax, estate planning and financial planning; $3,500 for the cost of an annual executive physical; $1,750 for a Surface Pro; and $618 for home security costs.

(h)	With respect to Mr. Hardie, the amount shown in this column represents a tax gross up associated with his relocation expenses described in column (e).

With respect to Mr. Currarino, the amount shown in this column represents a tax gross up associated with his relocation expenses described in column (e).

With respect to Mr. Lopez, the amount shown in this column includes $3,042 and $1,030,619 for tax gross-up payments on life insurance benefits attributable to premiums paid during 2024 by the Company as described in column (a) and on the Supplemental Universal Life Insurance distribution as described in column (f), respectively, in connection with the life insurance policy issued pursuant to the Executive Life Insurance Plan and participation agreement entered into with the Company; and $14,158 in tax gross-up payments associated with his relocation benefits described in column (f).

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Executive Compensation

Grants of Plan-Based Awards in 2024

								All Other
								Stock
								Awards:	Grant Date
		Estimated Future Payouts Under Non Equity			Estimated Future Payouts Under Equity			Number of	Value of
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares or	Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)(4)
Gordon J. Hardie	—	340,435	1,134,783	2,269,565	—	—	—	—	—
	5/15/2024	—	—	—	59,716	248,815	597,156	—	3,403,789
	5/15/2024	—	—	—	—	—	—	165,877	2,265,880
	5/15/2024	—	—	—	8,531	35,545	85,308	—	486,256
	5/15/2024	—	—	—	—	—	—	23,697	323,701
John A. Haudrich	—	182,186	607,288	1,214,576	—	—	—	—	—
	3/7/2024	—	—	—	16,209	67,536	162,086	—	1,222,402
	3/7/2024	—	—	—	—	—	—	45,024	760,005
Darrow A. Abrahams	—	130,939	436,463	872,925	—	—	—	—	—
	3/7/2024	—	—	—	8,531	35,545	85,308	—	643,365
	3/7/2024	—	—	—	—	—	—	23,697	400,005
Arnaud Aujouannet	—	91,543	305,144	610,287	—	—	—	—	—
	3/7/2024	—	—	—	3,758	15,657	37,577	—	283,392
	3/7/2024	—	—	—	—	—	—	10,438	176,193
Giancarlo Currarino	—	113,079	376,929	753,857	—	—	—	—	—
	3/7/2024	—	—	—	6,825	28,436	68,246	—	514,692
	3/7/2024	—	—	—	—	—	—	18,957	319,994
	9/1/2024	—	—	—	1,135	4,728	11,347	—	59,147
	9/1/2024	—	—	—	—	—	—	3,152	39,999
Vitaliano Torno	—	224,108	747,026	1,494,053	—	—	—	—	—
	3/7/2024	—	—	—	6,724	28,017	67,241	—	507,108
	3/7/2024	—	—	—	—	—	—	18,678	315,285
Andres A. Lopez	—	193,125	643,750	1,287,500	—	—	—	—	—
(1)	These columns show the threshold, target and maximum amounts of annual STI awards that would have become payable to the NEOs based on 2024 performance. See “Compensation Discussion and Analysis—Short-Term Incentive” for further discussion.
(2)	These columns show the threshold, target and maximum number of shares that may be paid pursuant to PSUs granted in 2024 to each of the NEOs (other than Mr. Lopez) under the Fourth Amended and Restated 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 24% to 240% of target when considering the potential effect of the r-TSR modifier.
(3)	These columns show the number of RSUs granted in 2024 to each of the NEOs (other than Mr. Lopez) under the Fourth Amended and Restated 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards.
(4)	The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 17 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2025. There can be no assurances that the amounts shown in the table will be realized by the NEO. For PSUs, these amounts are based on the probable outcome of performance as of the grant date, which was target performance.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year End 2024

			Stock Awards
						Equity		Equity Incentive
						Incentive Plan		Plan Awards:
						Awards:		Market or Payout
	Grant	Vesting	Number of		Market Value	Number of		Value of
	Date	Commencement	Shares or		of Shares or	Unearned		Unearned Shares,
		Date	Units of		Unit that	Shares, Units		Units or Other
			Stock that		Have Not	or Other Rights		Rights that Have
			Have Not		Vested ($)	that Have Not		Not Vested ($)
Name			Vested (#)		(7)	Vested (#)		(7)
Gordon J. Hardie	May 15, 2024	March 7, 2024	165,877	(1)	1,798,107	—		—
	May 15, 2024	March 7, 2024	23,697	(1)	256,875	—		—
	May 15, 2024	—	—		—	59,716	(4)	647,317
	May 15, 2024	—	—		—	8,531	(4)	92,474

John A. Haudrich	March 7, 2024	March 7, 2024	45,024	(2)	—	—		—
	March 7, 2023	March 7, 2023	22,330	(2)	—	—		—
	March 7, 2022	March 7, 2022	20,425	(2)	—	—		—
	March 7, 2024	—	—		488,060	16,209	(4)	175,702
	March 7, 2023	—	—		242,057	12,058	(5)	130,710
	March 7, 2022	—	—		221,407	105,058	(6)	1,138,825

Darrow A. Abrahams	March 7, 2024	March 7, 2024	23,697	(2)	256,875	—		—
	March 7, 2023	March 7, 2023	2,350	(2)	25,474	—		—
	March 7, 2023	March 7, 2023	10,577	(2)	114,655	—		—
	March 7, 2022	March 7, 2022	8,735	(2)	94,687	—		—
	March 7, 2024	—	—		—	8,531	(4)	92,474
	March 7, 2023	—	—		—	1,269	(5)	13,760
	March 7, 2023	—	—		—	5,712	(5)	61,915
	March 7, 2022	—	—		—	44,931	(6)	487,056

Arnaud Aujouannet	March 7, 2024	March 7, 2024	10,438	(2)	113,148	—		—
	March 7, 2023	March 7, 2023	4,829	(2)	52,346	—		—
	March 7, 2022	March 7, 2022	4,690	(2)	50,840	—		—
	March 7, 2024	—	—		—	3,758	(4)	40,733
	March 7, 2023	—	—		—	2,608	(5)	28,269
	March 7, 2022	—	—		—	24,125	(6)	261,518

Giancarlo Currarino	September 1, 2024	September 1, 2024	3,152	(2)	34,168	—		—
	March 7, 2024	March 7, 2024	18,957	(2)	205,494	—		—
	March 7, 2023	March 7, 2023	9,284	(2)	100,639	—		—
	March 7, 2022	March 7, 2022	9,080	(2)	98,427	—		—
	September 1, 2024	—	—		—	1,135	(4)	12,300
	March 7, 2024	—	—		—	6,825	(4)	73,979
	March 7, 2023	—	—		—	5,014	(5)	54,347
	March 7, 2022	—	—		—	46,705	(6)	506,285

Vitaliano Torno	March 7, 2024	March 7, 2024	18,678	(2)	202,470	—		—
	March 7, 2023	March 7, 2023	8,387	(2)	90,915	—		—
	March 7, 2022	March 7, 2022	8,146	(2)	88,303	—		—
	March 10, 2004	—	2,000	(3)	21,680	—		—
	February 17, 2003	—	1,000	(3)	10,840	—		—
	February 2, 2002	—	1,000	(3)	10,840	—		—
	May 17, 1999	—	3,000	(3)	32,520	—		—
	March 7, 2024	—	—		—	6,724	(4)	72,889
	March 7, 2023	—	—		—	4,529	(5)	49,097
	March 7, 2022	—	—		—	41,902	(6)	454,222

Andres A. Lopez	March 7, 2023	March 7, 2023	83,737	(2)	907,709	—		—
	March 7, 2022	March 7, 2022	77,126	(2)	836,046	—		—
	March 7, 2023	—	—		—	45,218	(5)	490,165
	March 7, 2022	—	—		—	396,700	(6)	4,300,227

O-I GLASS, INC. 2025 PROXY STATEMENT	63

Executive Compensation

Restricted Stock Unit Vesting Schedule

Vesting Terms
(1)

The restrictions on these RSUs lapse in equal annual installments on each of the first three anniversaries of the vesting commencement date (the same vesting date that applies to annual LTI awards granted to other executives of the Company on March 7, 2024), subject to continued employment through the applicable vesting date.

(2)	The restriction on these RSUs lapse in equal annual installments on each of the first three anniversaries of the grant date, subject to continued employment through the applicable vesting date.
(3)

The restrictions on these RSUs lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause, subject to continued employment through the applicable vesting date.

Performance Stock Unit Vesting Schedule

Vesting Terms
(4)

PSUs for the performance period of 2024-2026. These PSUs are eligible to vest based on ROIC and EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled "Compensation Discussion and Analysis." Quantity shown assumes an overall payout of 24.0% of the target payout level.

(5)

PSUs for the performance period of 2023-2025. These PSUs are eligible to vest based on ROIC and EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled "Compensation Discussion and Analysis." Quantity shown assumes an overall payout of 24.0% of the target payout level.

(6)

PSUs for the performance period of 2022-2024. These PSUs are eligible to vest based on ROIC and EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled "Compensation Discussion and Analysis." Quantity shown assumes an overall payout of 114.3% of the target payout level.

(7)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2024 ($10.84), the last business day of the year.

Option Exercises and Stock Vested in 2024

	Stock Awards

	Number of	Value
	Shares Acquired	Realized
Name	On Vesting (#)	on Vesting ($) (1)
Gordon J. Hardie	6,683	93,161
John A. Haudrich	216,036	3,499,783
Darrow A. Abrahams	86,698	1,393,211
Arnaud Aujouannet	45,421	735,820
Giancarlo Currarino	91,045	1,474,929
Vitaliano Torno	87,564	1,418,537
Andres A. Lopez	826,178	13,373,924
(1)	Amounts are calculated by multiplying the number of shares vested by the Company’s closing stock price on the vesting date.

O-I GLASS, INC. 2025 PROXY STATEMENT	64

Executive Compensation

Pension Benefits

		December 31, 2024
		Number of		Payments
		Years of	Present value of	During Last
		Credited	Accumulated	Fiscal Year
Name (1)	Plan Name	service (#)	Benefit ($)(2)	($)
Andres A. Lopez	Salary Retirement Plan	5.00	$ n/a	$437,245
	Supplemental Retirement Benefit Plan	29.92	n/a	3,923,774
	Total		—	4,361,019
Arnaud Aujouannet	Swiss Pension Plan	9.50	1,950,554	—
	Total		1,950,554
Vitaliano Torno	Swiss Pension Plan	18.42	5,691,728
	Total		5,691,728	—
(1)	Messrs. Hardie, Abrahams, Currarino, and Haudrich were not participants in the Salary Retirement Plan or the SRBP.

Mr. Lopez is a participant in the International Pension Plan, as he was employed abroad during a portion of his career with the Company. The International Plan benefit provides him with a retirement benefit equal to the O-I SRBP and includes U.S. and non-U.S. pay and service. The value of this benefit is shown as his SRBP amount.

(2)	The O-I Glass Salary Retirement Plan and International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date. In general, the present values changed as a result of varying interest rates.

Assumptions for Salary Retirement Plan and Supplemental Retirement Benefit Plan:

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is PRI-2012 Healthy Retiree tables with no collar adjustments projected generationally using MP-2021 scale for December 31, 2023. For the portion of the benefit assumed to be received as a lump sum, mortality is PRI-2012 Healthy Retiree tables with no collar adjustments projected generationally using MP-2021 scale for December 31, 2023. No calculation was completed for December 31, 2024 as participant terminated during 2024 and received lump sum payments for all of his listed benefits.

Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive’s age or age 65.

All SRBP and International Pension Plan benefits are assumed to be taken as a lump sum; 80% of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining 20% taken as an annuity.

The International Pension Plan has been offset for the SRBP and Salary Retirement Plan only.

Assumptions for Swiss Pension Plan:

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2020 Generational (generated for the calendar year 2024).

December 31, 2024 Exchange Rate (USD/CHF): 1.10345

Discount Rate: .85%

Interest Crediting Rate: 1.50%

Salary Increase: N/A

Mandatory Conversion rate at 65: 6.80%

Supplementary Conversion rate at 65: 5.500%

O-I GLASS, INC. 2025 PROXY STATEMENT	65

Executive Compensation

Non-Qualified Deferred Compensation

	2024 Values
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals /	Balance at
	in Last FY ($)	in Last FY ($)	in Last FY	Distributions	Last FY
	(1)	(2)	($) (3)	($)	($) (4)
Gordon J. Hardie	$39,500	$30,400	$277	$—	$70,177
John A. Haudrich	121,169	73,008	5,823	266,805	200,406
Darrow A. Abrahams	79,785	47,001	21,461	146,870	176,804
Arnaud Aujouannet	—	—	—	—	—
Giancarlo Currarino	34,989	24,541	37,895	185,860	269,056
Vitaliano Torno	—	—	—	—	—
Andres A. Lopez	225,725	115,387	61,128	716,414	393,917
(1)	Amounts in this column are included in the NEO’s base salary on the “2024 Summary Compensation Table.”
(2)	Amounts in this column are included in the “All Other Compensation” column on the “2024 Summary Compensation Table.”
(3)	Amounts in this column are not included in any of the amounts reported on the “2024 Summary Compensation Table.”
(4)	Of the total amounts listed in this column, the following amounts have been included in the “Salary” or “All Other Compensation” columns in the “2024 Summary Compensation Table” since 2006: for Mr. Hardie - $69,900, for Mr. Haudrich - $937,040, for Mr. Abrahams - $429,383, for Mr. Currarino - $268,441 and for Mr. Lopez - $2,980,339.

Executive Deferred Savings Plan

Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a “cash deferral account” or a “stock deferral account” at the individual’s election. Interest is credited in the “cash” account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A- rated companies. The “stock” account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company’s stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company’s tax qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

Potential Payments upon Termination or Change in Control

The following tables show the amount of compensation that may be paid to each NEO upon voluntary termination, retirement, involuntary termination not for cause, change in control (as defined in the Fourth Amended and Restated 2017 Incentive Award Plan, as amended and/or restated), for cause termination, disability, and death. The amounts shown assume a termination date effective December 31, 2024. For payments made pursuant to RSUs, or PSUs, the amount earned by each NEO upon retirement may differ based on whether he or she is eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for on December 31, 2024.

Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company.

Payments Made upon Termination

Payments made upon termination for any reason include:

●	Amounts accrued and vested through the Salary Retirement Plan, SRBP, International Pension Plan and Swiss Pension Plan.
●	Equity awards that vest (or become eligible to vest subject to performance conditions, in the case of PSUs) on the date of termination.

O-I GLASS, INC. 2025 PROXY STATEMENT	66

Executive Compensation

Payments Made upon Retirement

In addition to the above:

●	Upon retirement (defined as at least age 60 with at least ten years of service or age 65 with no service requirement):
o	Unvested RSUs granted at least one year prior to the retirement date will fully vest and be paid on their regular vesting dates; RSUs granted less than one year prior to the retirement date are forfeited.
o	Unvested PSUs remain outstanding and eligible to vest subject to performance conditions, and any payout earned based on Company performance will be paid following the end of the applicable performance period.
●	Mr. Lopez is eligible to participate in the Company’s retiree medical plan as he became eligible to retire at age 55 with at least ten years of service. This plan provides pre-age 65 coverage to employees and their spouse. The plan is only available to U.S. employees hired prior to January 1, 2003; as a result, the other NEOs are not eligible to participate in this plan.

Payments Made upon Involuntary Termination Not for Cause

In addition to the payments noted under “Payments Made upon Termination” above, upon a termination by the Company other than for cause (referred to as an “Involuntary Termination Not for Cause”):

●	Unvested RSUs are forfeited.
●	Unvested PSUs remain outstanding and eligible to vest subject to performance conditions on a pro-rata basis (and any PSUs previously earned based on any completed fiscal year of the applicable performance period will vest), and any payout earned based on Company performance will be paid following the end of the applicable performance period.
●	Under the terms of the Executive Severance Policy, upon an Involuntary Termination Not for Cause or, within 24 months following a change in control, a resignation for “good reason” the NEOs are eligible to receive a lump sum severance benefit equal to two times annual base salary plus target bonus, plus Company-subsidized continued health benefits for up to 24 months following termination.
o	If the provision of health benefits, however, would result in a violation of applicable law or cause a negative tax consequence for the Company, then the Company will pay the executive the fully taxable value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time.
o	Severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of two years following termination of employment for any reason (to the extent enforceable in the applicable jurisdiction), as well as not to disclose confidential information or disparage the Company, and to the executive signing a release of claims in favor of the Company.

Payments Made upon Change in Control

●	In the event of a change in control of the Company, if outstanding equity awards are assumed by the acquirer in such change in control:
o	Unvested RSUs will remain outstanding and continue to vest according to their normal vesting schedule. If the applicable NEO incurs a termination of employment within two years after the change in control without “cause” or for “good reason,” the units will fully vest and be paid out on their regular payment dates.
o	Unvested PSUs will remain outstanding and eligible to vest subject to performance conditions. If the applicable NEO incurs a termination of employment within two years after the change in control “without

O-I GLASS, INC. 2025 PROXY STATEMENT	67

Executive Compensation

cause” or for “good reason,” the units will remain outstanding and any payout earned based on Company performance will be paid following the end of the applicable performance period.
●	In the event of a change in control of the Company in which outstanding equity awards are not assumed or replaced by the acquirer:
o	Unvested RSUs will fully vest immediately prior to the change in control and be paid on their regular vesting dates.
o	Unvested PSUs will vest at target level immediately prior to the change in control and become payable at the time of the change in control.
●	In the event of an Involuntary Termination Not for Cause, or a termination by the executive during the 24-month period following a change in control for “good reason”, under the terms of the Executive Severance Policy, the NEOs are eligible to receive those benefits noted above in the event of Involuntary Termination Not for Cause. If the severance benefits, along with any other payments occurring in connection with the change in control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after tax position to the executive.

Payments Made upon Death or Total Disability

●	Upon an NEO’s death or total disability:
o	Unvested RSUs will fully vest upon death/disability and be paid on their regular vesting dates.
o	Unvested PSUs remain outstanding and eligible to vest subject to performance conditions, and any PSU payout earned based on Company performance will be paid following the end of the applicable performance period.
●	In the event of a disability, if such U.S. based NEO has completed at least one year of service at the time of disability, he or she is eligible to participate in the Company’s long-term disability plan for salaried employees. This plan pays participants approximately 60% of their base salary in combination with other types of income replacement benefits, such as Social Security or workers’ compensation, capped at $15,000 per month, for the duration of their disability, or until age 65.
●	In the event of a disability, such U.S. based NEO receives continued coverage under the Company’s health care plan for active employees for the duration of their coverage under the Company’s long-term disability plan.
●	The NEOs based in the U.S. participate in a life insurance program that differs from that offered to most salaried employees of the Company. For these NEOs, the benefit payable to the beneficiary upon death is three times annual base salary.
●	In the event of Messrs. Aujouannet and Torno’s death or disability, they (or their beneficiaries) would become eligible for pension benefits. In the event of Mr. Torno’s death, his beneficiary would receive his executive retiree life insurance benefits.

O-I GLASS, INC. 2025 PROXY STATEMENT	68

Executive Compensation

The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2024.

Gordon J. Hardie

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2024 Annual Incentive (STI)	$—	$—	$—	$—	$—	$—
Performance Stock Units	—	1,027,502	3,082,462	—	3,082,462	3,082,462
Restricted Stock Units	—	—	2,054,982	—	2,054,982	2,054,982

Benefits and Perquisites
Health & Welfare Benefits	—	35,085	35,085	—	119,528	9,006
Disability Income	—	—	—	—	521,291	—
Life Insurance Benefits	—	—	—	—	—	3,600,000
Severance	—	6,000,000	6,000,000	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$—	$7,067,587	$11,177,529	$—	$5,778,263	$8,746,450

Benefits Payable

Mr. Hardie is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Hardie became disabled on December 31, 2024 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Hardie became deceased on December 31, 2024.

John A. Haudrich

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2024 Annual Incentive (STI)	$—	$—	$—	$—	$—	$—
Performance Stock Units	—	1,603,464	2,273,061	—	2,273,061	2,273,061
Restricted Stock Units	—	—	951,524	—	951,524	951,524

Benefits and Perquisites
Health & Welfare Benefits	—	35,321	35,321	—	216,243	9,064
Disability Income	—	—	—	—	1,040,742	—
Life Insurance Benefits	—	—	—	—	—	2,299,440
Severance	—	2,759,328	2,759,328	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments	—	—	—	—	—	—
Adjustment from Modified Cap
Total	$—	$4,403,113	$6,024,234	$—	$4,481,570	$5,533,089

Benefits Payable

Mr. Haudrich is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Haudrich became disabled on December 31, 2024 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Haudrich became deceased on December 31, 2024.

O-I GLASS, INC. 2025 PROXY STATEMENT	69

Executive Compensation

Darrow A. Abrahams

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2024 Annual Incentive (STI)	$—	$—	$—	$—	$—	$—
Performance Stock Units	—	764,773	1,126,742	—	1,126,742	1,126,742
Restricted Stock Units	—	—	491,692	—	491,692	491,692

Benefits and Perquisites
Health & Welfare Benefits	—	26,455	26,455	—	268,057	6,790
Disability Income	—	—	—	—	1,667,744	—
Life Insurance Benefits	—	—	—	—	—	1,762,800
Severance	—	2,056,600	2,056,600	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments	—	—	—	—	—	—
Adjustment from Modified Cap
Total	$—	$2,852,828	$3,706,489	$—	$3,554,235	$3,388,024

Benefits Payable

Mr. Abrahams is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Abrahams became disabled on December 31, 2024 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Abrahams became deceased on December 31, 2024.

Arnaud Aujouannet

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2024 Annual Incentive (STI)	$—	$—	$—	$—	$—	$—
Performance Stock Units	—	363,899	516,309	—	516,309	516,309
Restricted Stock Units	—	—	216,334	—	216,334	216,334

Benefits and Perquisites
Retirement Plans	1,950,554	1,950,554	1,950,554	1,950,554	2,969,000	8,393,000
Health & Welfare Benefits	—	—	—	—	—	—
Disability Income	—	—	—	—	1,601,980	—
Life Insurance Benefits	—	—	—	—	—	—
Severance	—	1,839,881	1,839,881	—	—	—
Outplacement Services	—	20,000	20,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$1,950,554	$4,174,334	$4,543,078	$1,950,554	$5,303,623	$9,125,643

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2020 Generational (generated for the calendar year 2024).

December 31, 2024 Exchange Rate (USD/CHF):	1.10345
Discount Rate:	0.85%
Interest Crediting Rate:	1.50%
Salary Increase:	1.50%
Mandatory Conversion rate at 65:	6.80%
Supplementary Conversion rate at 65:	5.50%

Benefits Payable

Termination benefits represent the value of the pension benefits as if Mr. Aujouannet terminated his employment on December 31, 2024 and commenced retirement at age 65. There are no provisions in the pension plans that are contingent on the type of termination.

O-I GLASS, INC. 2025 PROXY STATEMENT	70

Executive Compensation

Earliest retirement benefits represent the value of the pension benefits as if Mr. Aujouannet terminated his employment on December 31, 2024 and commenced retirement at age 65.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of pension as if Mr. Aujouannet became disabled on December 31, 2024. Under the pension plan, he would receive 40% of his pensionable salary until CHF 132,300 plus 65% of the pensionable salary above CHF 132,300 payable as a pension until age 65 and then his regular pension benefit thereafter.

In the event of his death while employed by the Company, Mr. Aujouannet’s legal heirs would be entitled to a pension equal to 26% of his pensionable salary until CHF 132,300 plus 40% of the pensionable salary above CHF 132,300 payable on the life of the eligible spouse. An additional death capital corresponding to the retirement savings capital at the time of death, less the single premium required to finance a possible surviving spouse's pension, is paid as per the plan rules but is null in Mr. Aujouannet’s case given the single premium exceeds the retirement savings capital. Moreover, the member is entitled to an additional death capital corresponding to his buy-backs in both the base and 1e plan, as well as an amount of 375% of his salary insured in the 1e plan.

Giancarlo Currarino

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2024 Annual Incentive (STI)	$—	$—	$—	$—	$—	$—
Performance Stock Units	—	696,665	1,028,889	—	1,028,889	1,028,889
Restricted Stock Units	—	—	438,727	—	438,727	438,727

Benefits and Perquisites
Health & Welfare Benefits	—	35,321	35,321	—	484,404	10,914
Disability Income	—	—	—	—	1,888,458	—
Life Insurance Benefits	—	—	—	—	—	1,756,560
Severance	—	1,932,216	1,932,216	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$—	$2,669,202	$3,440,153	$—	$3,840,478	$3,235,090

Benefits Payable

Mr. Currarino is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Currarino became disabled on December 31, 2024 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Currarino became deceased on December 31, 2024.

O-I GLASS, INC. 2025 PROXY STATEMENT	71

Executive Compensation

Vitaliano Torno

		Involuntary	Change In Control With
		Termination Not	Involuntary Termination	For Cause
	Retirement (1)	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2024 Annual Incentive (STI)	$—	$—	$—	$—	$—	$—
Performance Stock Units	905,671	905,671	905,671	—	905,671	905,671
Restricted Stock Units	255,098	255,098	457,567	—	457,567	457,567

Benefits and Perquisites
Retirement Plans	5,691,728	5,691,728	5,691,728	5,691,728	5,691,728	6,037,000
Health & Welfare Benefits	280,000	280,000	280,000	280,000	280,000	—
Disability Income	—	—	—	—	—	—
Life Insurance Benefits	—	—	—	—	—	280,000
Severance	—	3,503,296	3,503,296	—	—	—
Outplacement Services	—	20,000	20,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$7,132,497	$10,655,793	$10,858,262	$5,971,728	$7,334,966	$7,680,238
(1)	For purposes of the awards of PSUs and RSUs, a “Retirement” means the NEO’s termination of employment for any reason after reaching the age of 60 and having ten years of employment, or after reaching the age of 65.

Assumptions

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2020 Generational (generated for the calendar year 2024).

December 31, 2024 Exchange Rate (USD/CHF):	1.10345
Discount Rate:	0.85%
Interest Crediting Rate:	1.50%
Salary Increase:	1.50%
Mandatory Conversion rate at 65:	6.80%
Supplementary Conversion rate at 65:	5.50%

Benefits Payable

Termination benefits represent the value of the pension and executive retiree life insurance benefits (including the tax gross up) as if Mr. Torno terminated his employment on December 31, 2024 and commences payment immediately. There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits and executive retiree life insurance as if Mr. Torno terminated employment on December 31, 2024 and commences payment immediately. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if Mr. Torno retired as of December 31, 2024.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

O-I GLASS, INC. 2025 PROXY STATEMENT	72

Executive Compensation

As Mr. Torno has surpassed the normal retirement age of 65, he is not eligible to receive disability benefits as an active employee anymore. In exchange, he would receive his regular retirement pension in case of disability. At retirement, he may choose to receive the accumulated account balance as either a lump sum or in the form of a pension annuity (note that the 1e plan forces lump sum).

In the event of his death while employed by the Company, Mr. Torno's legal heirs would be entitled to a pension equal to 60% of the account balance subject to pension projected without interest to age 70, multiplied by the current conversion rate on the life of the eligible spouse. An additional death capital corresponding to the retirement savings capital at the time of death, less the single premium required to finance a possible surviving spouse's pension, is paid as per the plan rules but is null in Mr. Torno's case given the single premium exceeds the retirement savings capital. Moreover, Mr. Torno is entitled to an additional death capital corresponding to his buy-backs in both the base and 1e plan, as well as an amount of 375% of his salary insured in the 1e plan.

Andres Lopez

Mr. Lopez retired from the Company effective May, 15, 2024. In connection with his retirement, his outstanding RSUs vested in full, and his PSUs remained outstanding and eligible to vest and be earned in accordance with their terms. He also received $39,807 for the payout of unused vacation time, $1,588,490 which represents the value of the Supplemental Universal Life Insurance distributed after Mr. Lopez’s retirement pursuant to the Executive Life Insurance Plan, $1,030,619 for tax gross-up payments on the Supplemental Universal Life Insurance distribution, as well as the following amounts related to his relocation to Florida (from Ohio) upon his retirement: $20,188 in household goods shipment, $1,633 in household goods storage, $74,595 for home sale assistance, and $14,158 in tax gross-up payments associated with his relocation benefits. In addition, Mr. Lopez received a payment under the International Pension Plan which provides him a retirement benefit equal to O-I SRBP and includes U.S. and non-U.S. pay and service. The International Pension Plan payment was $2,766,991, and Mr. Lopez also received $1,156,783 for the SRBP and $437,245 for the Salary Retirement Plan.

O-I GLASS, INC. 2025 PROXY STATEMENT	73

CEO Pay Ratio

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the total annual compensation of Mr. Hardie, its current CEO, to the total annual compensation of its median employee for its last completed fiscal year, 2024.

In 2024, the total annual compensation of the CEO as reported in the 2024 Summary Compensation Table was $7,466,597. Because the Company had more than one CEO during fiscal year 2024 and Mr. Hardie’s employment with the Company as CEO began on May 15, 2024, his total annual compensation, as reported in the 2024 Summary Compensation Table, has been adjusted to annualize his base salary, life insurance premiums, personal use of the Company’s aircraft, and Company contributions to the Non-Qualified Executive Deferred Savings Program for the 2024 fiscal year, as permitted by Item 402(u) of Regulation S-K. Each other amount included in the 2024 Summary Compensation Table for Mr. Hardie represented a one-time payment intended to cover the entirety of fiscal year 2024 (or, with respect to his annual cash retainers for Board service prior to his appointment as CEO, a pro-rated amount earned for the portion of the year he served as a non-employee Board member) and, accordingly, such amounts were not annualized. After taking into account the foregoing adjustments, the total 2024 annual compensation of Mr. Hardie was $7,970,309. The total annual compensation of the median employee, calculated in the same manner as in the 2024 Summary Compensation Table, was $43,691. As a result, for 2024, the estimate of the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee was approximately 182 to 1.

The Company identified its median employee by examining compensation information derived from payroll records for approximately 21,000 employees, with the exception of the CEO. In identifying the median employee for 2024, the Company used all earnings for 2024 (salary, wages, overtime, bonuses, etc.) as reported by local payroll records. The Company annualized compensation for permanent employees who were employed for less than the full year, but otherwise did not make any other adjustments permitted by Item 402(u) of Regulation S-K.

O-I GLASS, INC. 2025 PROXY STATEMENT	74

PAY VERSUS PERFORMANCE TABLE

PAY VERSUS PERFORMANCE TABLE

The following table sets forth information concerning the compensation of the Company’s NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024 and its financial performance for each such fiscal year:

							Value Initial Fixed $100
							Investment Based on:
	Summary		Summary		Average Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Total	Total
	Table Total for	Actually Paid to	Table Total for	Actually Paid to	Table Total for	Actually Paid to	Shareholder	Shareholder	Net
	Former PEO	Former PEO	Current PEO	Current PEO	non-PEO NEOs	non-PEO NEOs	Return	Return	Income (Loss)	EBIT
Year	($)	($)(1)	($)	($)(1)	($)	($)(1)	($)(2)	($)(2)	($ millions)	($ millions)(3)

2024	4,055,300	(5,559,909)	7,466,597	4,983,946	2,049,313	261,738	91.20	108.19	(106)	643
2023	11,779,768	14,408,779	-	-	2,842,148	2,967,069	137.84	109.91	(103)	943
2022	12,244,474	21,333,867	-	-	2,793,575	3,925,060	139.47	106.60	584	753
2021	10,794,495	6,373,916	-	-	2,480,792	1,992,573	101.26	139.20	149	680
2020	8,783,162	8,969,913	-	-	1,846,407	1,473,863	100.18	125.67	249	579
(1)	Amounts represent compensation actually paid to the Company’s 2024 Chief Executive Officers (referred to in this section as the Former PEO (Mr. Lopez) and Current PEO (Mr. Hardie)) and the average compensation actually paid to the remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	Current PEO	Former PEO	Non-PEO NEOs

2024	Gordon J. Hardie	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Giancarlo Currarino, Vitaliano Torno
2023	--	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Vitaliano Torno
2022	--	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Vitaliano Torno
2021	--	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Vitaliano Torno, Giancarlo Currarino
2020	--	Andres A. Lopez	John A. Haudrich, Arnaud Aujouannet, Vitaliano Torno, Giancarlo Currarino, Miguel I. Alvarez, Mary Beth Wilkinson

O-I GLASS, INC. 2025 PROXY STATEMENT	75

PAY VERSUS PERFORMANCE TABLE

Compensation actually paid to the NEOs represents the “Total” compensation reported in the 2024 Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	Subtract amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for applicable FY	YE Value of Current Year Award Outstanding as of YE	Change in Value as of YE for Prior Year Awards Outstanding as of YE	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	Value as of Prior YE for Prior Year Award Forfeited During the Year	Change in Actuarial Value of Pension Benefits During Year	Increase for Service Cost and, if applicable, Prior Service Cost for pension plans	Total Adjustments
Former PEO
2024	$-	$-	$(3,211,791)	$(5,816,115)	$-	$(587,303)	$-	$(9,615,209)
Current PEO
2024	(6,479,626)	4,013,282	-	(16,307)	-	-	-	(2,482,651)
Avg. Non-PEO NEOs
2024	(1,048,317)	494,991	(440,721)	(772,445)	-	(91,699)	70,617	(1,787,574)

(2)	For the relevant year, represents the cumulative TSR (the “Peer Group TSR”) of the following peer companies (which comprise a packaging group consisting of companies with lines of business or product end uses comparable to those of the Company for which market quotations are available): AptarGroup, Inc., Ardagh Group S.A., Ball Corp., Crown Holdings, Inc., O-I Glass, Inc., Sealed Air Corp., Silgan Holdings Inc., and Sonoco Products Co. TSR amounts reported in the graph (both for O-I’s TSR and for the Peer Group TSR) assume an initial fixed investment of $100 in the Company’s common stock or in the peer group, as applicable, for the period beginning on December 31, 2019 through the end of the relevant fiscal year, and that all dividends, if any, were reinvested.I

(3)	EBIT is a non-GAAP measure. See Appendix A for a calculation of this measure.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to the Company’s PEOs and the average of the compensation actually paid to the remaining NEOs, with (i) the Company’s cumulative TSR, (ii) its Peer Group TSR, (iii) its net income, and (iv) its EBIT, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024.

O-I GLASS, INC. 2025 PROXY STATEMENT	76

PAY VERSUS PERFORMANCE TABLE

Pay Versus Performance Tabular List

Management believes the following performance measures represent the most important financial performance measures used by the Company to link compensation actually paid to its NEOs for the fiscal year ended December 31, 2024:

●	EBIT,
●	FCF,
●	ROIC,
●	EPS,
●	TSR, and
●	r-TSR

For additional details regarding the Company’s most important financial performance measures, please see the section titled “Compensation Program Overview” in the Company’s Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

O-I GLASS, INC. 2025 PROXY STATEMENT	77

Audit Committee Report

AUDIT COMMITTEE REPORT

As part of its ongoing activities, which are described under “Board and Committee Membership” (see page 22), the Audit Committee has:

●	discussed with the Company’s vice president of internal audit and Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for their respective audits;
●	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting contained in the Annual Report on Form 10-K for the year ended December 31, 2024;
●	discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;
●	received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;
●	discussed with the independent registered public accounting firm its independence from the Company and its management; and
●	met with the vice president of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company’s financial reporting.

On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission. Also, the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.

The Audit Committee also concluded that the independent registered public accounting firm’s provision of non-audit services to the Company and its affiliates as described in the following section is compatible with the independent registered public accounting firm’s independence.

Samuel R. Chapin, Chair

John Humphrey
Alan J. Murray

Hari N. Nair

O-I GLASS, INC. 2025 PROXY STATEMENT	78

Independent Registered Public Accounting Firm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the SEC’s auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading “Pre-Approval of Independent Registered Public Accounting Firm Services.”

Fees Paid to Ernst & Young LLP

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of Ernst & Young LLP. The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2024 and 2023 for these various services were:

Type of Fees	2024	2023
	($ in millions)
Audit fees	$6.80	$7.00
Audit‑related fees	0.30	0.20
Tax fees	1.40	1.50
All other fees	—	—
Total	$8.50	$8.70

In the above table: (a) “audit fees” were for the audit and quarterly reviews of the consolidated accounts, audit of internal control over financial reporting and report on internal control over financial reporting required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits of international subsidiaries, audit procedures related to SEC filings and non SEC offerings, and other accounting consultations; (b) “audit-related fees” were for audits of employee benefit plans; and (c) “tax fees” were for tax return preparation, federal, state and local, and international tax planning, and advice related to tax impacts of legal restructurings. All fees for professional services by Ernst & Young LLP were approved in advance under the Board’s pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm’s independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

A description of the audit, audit-related, tax, and all other services that have the pre-approval of the Audit Committee are found below. For non-audit services, Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

O-I GLASS, INC. 2025 PROXY STATEMENT	79

Independent Registered Public Accounting Firm

Delegation

The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and that are traditionally performed by the Company’s independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the firm and is consistent with the SEC’s rules on auditor independence.

Company management will submit to the Audit Committee for approval the list of audit-related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit-related services must be separately pre-approved by the Audit Committee.

Tax Services

The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm’s independence.

Company management will submit to the Audit Committee for approval the list of tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year.

All Other Services

The Audit Committee will separately pre-approve those permissible non-audit services classified as “all other services” that it believes are routine and recurring services and would not impair the independence of the firm.

A list of the SEC’s prohibited non-audit services is set forth below. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

O-I GLASS, INC. 2025 PROXY STATEMENT	80

Independent Registered Public Accounting Firm

Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or his designee and must include a statement as to whether the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee will be routinely informed as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation regarding the specific services to be provided.

Prohibited Non-Audit Services

●	Bookkeeping or other services related to the accounting records or financial statements of the audit client
●	Financial information systems design and implementation
●	Appraisal or valuation services, fairness opinions or contribution-in-kind reports
●	Actuarial services
●	Internal audit outsourcing services
●	Management functions
●	Human resources
●	Broker-dealer, investment adviser or investment banking services
●	Legal services
●	Expert services unrelated to the audit

O-I GLASS, INC. 2025 PROXY STATEMENT	81

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2: RATIFICATION OF appointment OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In conjunction with the mandated rotation of Ernst & Young LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

Although the Board is not required to submit the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to share owners for ratification, the Board has elected to seek ratification by the share owners of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. In the event the Company’s share owners do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting virtually, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

O-I GLASS, INC. 2025 PROXY STATEMENT	82

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

PROPOSAL 3: APPROVAL OF THE COMPANY’S FIFTH AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN

On March 26, 2025, subject to approval of our share owners, the Compensation and Talent Development Committee and our Board approved the Fifth Amended and Restated O-I Glass, Inc. 2017 Incentive Award Plan, attached to this proxy statement as Appendix B (the “Fifth Amended and Restated Plan”), which amends and restates the Company’s Fourth Amended and Restated 2017 Incentive Award Plan (the “Fourth Amended and Restated Plan”). The Fifth Amended and Restated Plan will become effective on the date on which it is approved by our share owners.

The material changes made to the Fifth Amended and Restated Plan from the Fourth Amended and Restated Plan include:

(1)	increasing the number of shares available to be granted as awards under the Fifth Amended and Restated Plan by 9,000,000 shares, to a total of 33,600,000 shares, plus any shares that are returned to any of our prior plans (including the Fourth Amended and Restated Plan, the O-I Glass, Inc. Third Amended and Restated 2017 Incentive Award Plan (the “Third Amended and Restated Plan”), the O-I Glass, Inc. Second Amended and Restated 2017 Incentive Award Plan (the “Second Amended and Restated Plan”), the Amended and Restated Owens Illinois, Inc. 2017 Incentive Award Plan (“First Amended and Restated Plan”) and the original 2017 Incentive Award Plan) due to forfeitures, lapse unexercised or are settled for cash; and
(2)	providing that upon a “change in control” of the Company (as defined in the Fifth Amended and Restated Plan), outstanding awards (i) held by non-employee directors will vest in full and (ii) that are held by participants other than non-employee directors and are not continued, converted, assumed or replaced in connection with the change in control will vest in full (with performance-based awards vesting at target levels of performance).

As of March 19, 2025, there were only 2,684,664 shares remaining available for issuance under the Fourth Amended and Restated Plan, assuming the (i) outstanding PSUs earned based on performance during a previously completed fiscal year pay out based on actual performance, and (ii) outstanding PSUs earned based on performance during 2025 or any future fiscal year pay out based on maximum performance. As noted in the Compensation Discussion & Analysis above, the Company uses equity compensation as an integral part of our compensation program by linking the personal interests of our employees and directors to the Company’s success. If our share owners do not approve this proposal, then the Fourth Amended and Restated Plan will continue in full force and effect and the changes made by the Fifth Amended and Restated Plan will not be implemented, including the share increase. As such, the Company may be limited in our ability to use equity compensation as a means of attracting, retaining and motivating employees, non-employee directors and consultants.

The material features of the Fifth Amended and Restated Plan are described below. The summary of the Fifth Amended and Restated Plan contained in this proposal is qualified in its entirety by reference to the actual terms and conditions of the Fifth Amended and Restated Plan, which is attached as Appendix B to this proxy statement.

OVERVIEW

Purpose of the FIFTH Amended and Restated Plan

The principal purpose of the Fifth Amended and Restated Plan is to provide incentives to our employees, consultants and non-employee directors, including the employees and consultants of the Company’s subsidiaries, in the form of equity and other incentive awards to motivate them to perform well and generate superior returns for our share owners and induce them to remain in our service. The material terms of the Fifth Amended and Restated Plan are described below.

O-I GLASS, INC. 2025 PROXY STATEMENT	83

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

Shares Subject to FIFTH Amended and Restated Plan

The maximum number of shares that may be issued pursuant to awards under the Fourth Amended and Restated Plan is 24,600,000 shares. If the Fifth Amended and Restated Plan is approved, then a total of 33,600,000 shares would be available for issuance pursuant to awards thereunder. In addition, shares granted under prior plans that, after March 23, 2017 (the date on which our original 2017 Incentive Award Plan became effective), were or are forfeited, lapse unexercised, were or are settled in cash or were or are not issued are added to the shares available for grant under the Fifth Amended and Restated Plan.

Awards settled in shares other than (i) stock options, (ii) stock appreciation rights (“SARs”), and (iii) any other awards for which the awardee pays the intrinsic value existing as of the grant date (awards other than those excluded by subsections (i) through (iii), “Full Value Awards”) are counted against the share limit as 1.75 shares.

The following table summarizes: (i) the total number of shares subject to outstanding awards (which could be added to the number of available shares under the Fifth Amended and Restated Plan, if such awards are forfeited, lapse or are settled in cash) and (ii) the remaining shares available for grant. These values are as of March 19, 2025 under the prior plans (including the Fourth Amended and Restated Plan, Third Amended and Restated Plan, Second Amended and Restated Plan, First Amended and Restated Plan and the original 2017 Incentive Award Plan). The table also includes the requested additional shares to be added to the share reserve under the Fifth Amended and Restated Plan if our share owners approve this proposal and the total number of shares of the Company’s common stock outstanding as of March 19, 2025.

As of March 19, 2025
Total number of shares subject to outstanding stock options or stock appreciation rights	0
Total number of shares subject to outstanding full value awards (1)	6,303,205
Total number of shares available for grant under existing plans (1)	2,684,664
Proposed new shares to be reserved under the plan	9,000,000
Total number of shares outstanding	154,668,859

(1)

Assumes outstanding PSUs earned based on performance during a previously completed fiscal year pay out based on actual performance and outstanding PSUs earned based on performance during 2025 or any future fiscal year pay out based on maximum performance.

Analysis of Share Increase

In adopting the Fifth Amended and Restated Plan and determining the share increase, the Compensation and Talent Development Committee and our Board, respectively, reviewed and relied upon an analysis prepared by Pay Governance, the Compensation and Talent Development Committee’s independent compensation consultant, which analyzed the costs of the plan, the Company’s past practices regarding its equity compensation program (including share usage or burn rate), provisions associated with the proposed Fifth Amended and Restated Plan and trends, as well as practices of peers and other companies. Specifically, the Compensation and Talent Development Committee and our Board considered the following:

●	If the Company does not increase the shares available for issuance under the equity plan, based on historical usage rates of shares under our equity plan, the Company would expect to exhaust the shares authorized under the Fourth Amended and Restated Plan in less than one year (assuming (i) outstanding PSUs earned based on performance during a previously completed fiscal year pay out based on actual performance, and (ii) outstanding PSUs earned based on performance during 2025 or any future fiscal year pay out based on maximum performance), at which time the Company would lose an important compensation tool aligned with share owner interests to attract, motivate and retain highly qualified talent.
●	Based on historical usage, the Company estimates that the shares authorized for issuance under the Fifth Amended and Restated Plan would be sufficient to grant awards for approximately two years (assuming (i) outstanding PSUs earned based on performance during a previously completed fiscal year pay out based on actual performance, and (ii)

O-I GLASS, INC. 2025 PROXY STATEMENT	84

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

outstanding PSUs earned based on performance during 2025 or any future fiscal year pay out based on maximum performance), assuming the Company continues to grant awards consistent with our historical rates using our current award vehicles, as reflected in our three-year average burn rate. However, our share usage depends on the future price of our common stock, competitive market practices, award levels/amounts, hiring, promotion activity and retention needs during the next few years. As a result, the share reserve under the Fifth Amended and Restated Plan could last for a longer or shorter period of time depending on those factors.

The total aggregate equity value of the additional shares being authorized under the Fifth Amended and Restated Plan, based on the closing price for shares of our common stock on March 19, 2025 ($12.19), equals approximately $62.7 million (additional 9,000,000 million shares adjusted by 1.75), representing 3.3% of the Company’s market capitalization. Based upon its analysis, Pay Governance concluded the share owner value transfer associated with the additional shares requested under the Fifth Amended and Restated Plan would not exceed 3.5% of the Company’s market capitalization as of March 19, 2025.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive talent markets in which the Company competes, our Board has determined that the size of the share reserve under the Fifth Amended and Restated Plan is reasonable and appropriate at this time.

Continued Governance Best Practices

The Fifth Amended and Restated Plan continues the same best practices as in the Fourth Amended and Restated Plan:

●	Conservative share counting, consistent with the Fourth Amended and Restated Plan and our current practice;
●	A minimum vesting period of at least one year (subject to certain limited exceptions);
●	Requirement that all awards are subject to our clawback policy;
●	Individual and aggregate share-based and cash-based annual award limits and individual non-employee director annual award limits;
●	Prohibition on dividends and dividend equivalents being paid on unvested awards; and
●	Prohibition on repricing options or SARs without share owner approval.

SUMMARY OF THE Fifth AMENDED AND RESTATED PLAN

The principal terms and conditions of the Fifth Amended and Restated Plan are summarized below.

Authorized Shares

Under the Fifth Amended and Restated Plan, 33,600,000 shares are reserved for issuance pursuant to awards granted thereunder, including stock options, both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”), restricted stock, SARs, dividend equivalents, RSUs, other stock-based awards, and cash based awards to eligible individuals (collectively “Awards”); provided, however, that the aggregate number of shares available for issuance will be reduced by 1.75 shares for each share delivered in settlement of any Full Value Award. As of March 19, 2025, the closing price of a share of our common stock on the NYSE was $12.19.

O-I GLASS, INC. 2025 PROXY STATEMENT	85

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

Share Counting Provisions

To the extent that an award under the Fifth Amended and Restated Plan (or under the Fourth Amended and Restated Plan, Third Amended and Restated Plan, Second Amended and Restated Plan, First Amended and Restated Plan or our original 2017 Incentive Award Plan) is forfeited, expires (or is repurchased by the Company at the same price paid by the awardee), or is settled for cash (in whole or in part), any shares subject to the award (or, in the case of a Full Value Award, 1.75 shares for each share subject to the award) will, to the extent of such forfeiture, expiration, repurchase or cash settlement, again be available for future grants under the Fifth Amended and Restated Plan. In addition, to the extent that any award under a prior plan is, after the effective date of the Fifth Amended and Restated Plan, forfeited, expires or settled in cash, then the shares subject to that award will, to the extent of such forfeiture, expiration, repurchase or cash settlement, become available for grant under the Fifth Amended and Restated Plan.

The following shares may not be added back to the number of shares available for issuance under the Fifth Amended and Restated Plan: (a) shares tendered to pay the exercise price of a stock option; (b) shares withheld for payment of taxes for an award; (c) shares subject to SARs or other stock settled awards (including awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of such SAR or other stock settled award; and (d) shares purchased on the open market with cash proceeds from the exercise of stock options.

The following items will not be counted against the shares available for issuance under the Fifth Amended and Restated Plan: (i) the payment of dividend equivalents in cash in conjunction with any outstanding awards and (ii) to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries, except as may be required by reason of Section 422 of the Code.

Plan Administration

The Compensation and Talent Development Committee (or, with respect to awards to non-employee directors, our Board) (together, the “administrator”) is charged with the general administration of the Fifth Amended and Restated Plan. The Fifth Amended and Restated Plan provides that, subject to certain limitations, our Board and the Compensation and Talent Development Committee may from time to time delegate their authority to grant awards to a committee consisting of one or more members of our Board or the Compensation and Talent Development Committee or one or more of our officers. Subject to the terms and conditions of the Fifth Amended and Restated Plan, the administrator will have the authority to select the persons to whom awards are to be made; to determine the type of awards to be granted, the number of shares to be subject to awards and the terms and conditions of awards; to determine whether awards will be settled in cash, shares, other awards, or other property and when awards will be cancelled, forfeited or surrendered; to prescribe the form award agreements; to accelerate vesting or lapse restrictions; and to make all other determinations and to take all other actions necessary or advisable for the administration of the Fifth Amended and Restated Plan. The administrator is also authorized to adopt, interpret, amend or revoke rules relating to the administration of the Fifth Amended and Restated Plan, excluding certain matters described below that require the approval of our share owners.

Award Eligibility

The Fifth Amended and Restated Plan provides that awards may be granted to employees, consultants and non-employee directors of the Company and its subsidiaries, as determined by the administrator, provided that only employees may be granted ISOs. The administrator determines which employees, consultants and non-employee directors will be granted awards and no person is entitled to participate in the Fifth Amended and Restated Plan as a matter of right.

Award Types

The Fifth Amended and Restated Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, dividend equivalents and other stock or cash awards, or any combination thereof. Each award will be set forth in an agreement with the person receiving the award and will set forth the type, terms and conditions of the award, including exercise price, vesting schedule, and treatment of the award upon termination of service, if applicable. Vesting provisions may require that certain conditions be met, such as continued service or specified performance goals, before an awardee may receive the shares underlying an award or before such shares become freely tradeable and nonforfeitable.

O-I GLASS, INC. 2025 PROXY STATEMENT	86

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

Certain awards granted under the Company’s original 2017 Incentive Award Plan that were intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code as in existence prior to November 2, 2017 (the “Grandfathered Awards”) had performance targets that were set based on achievement of one or more of the following performance goals: earnings before or after taxes (including earnings before (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), net income, operating income, earnings per share of stock, book value per share of stock, return on equity, expense management, return on investment before or after the cost of capital, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, stock price, market share, revenues or sales, costs, cash flow, working capital, return on assets, cost reduction goals, return on sales, gross margin, debt reduction, new product launches, completion of joint ventures, divestitures, acquisitions or other corporate transactions, new business or expansion of customers or clients, productivity improvement, inventory, safety, product loss, customer claims, cost of production, product loss and customer claims as a percentage of standard cost of production, total recordable injury rate or total shareholder return. The administrator may provide that one or more objectively determinable adjustments be made to the performance goals related to the Grandfathered Awards, and may subject such awards to additional conditions and restriction unrelated to the performance goals set forth above (including, without limitation, continued employment or service requirements).

Stock Options. Stock options, including ISOs, as defined under Section 422 of the Code, and NQSOs may be granted pursuant to the Fifth Amended and Restated Plan. The per-share exercise price of all stock options granted pursuant to the Fifth Amended and Restated Plan will not be less than 100% of the fair market value of a share of common stock on the date of grant, or in the case of ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, 110% of the fair market value of a share on the date of grant. Stock options may be exercised as determined by the administrator, but in no event more than ten years after their date of grant, or in the case of ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all class of our capital stock, no more than five years after their grant date. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code may from time to time provide.

Restricted Stock. Restricted stock may be granted pursuant to the Fifth Amended and Restated Plan. A restricted stock award is the grant of shares of common stock at a price determined by the administrator (which may be zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or service or achieving performance goals, as determined by the administrator. Unless otherwise determined by the administrator participants holding shares of restricted stock will have full voting and dividend rights with respect to such shares. Dividends that otherwise would be paid on restricted shares prior to vesting are held by the Company and will be paid to the participants only to the extent that the vesting conditions are met.

Stock Appreciation Rights/SARs. Stock appreciation rights, or SARs, may be granted pursuant to the Fifth Amended and Restated Plan, either alone or in tandem with other awards. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. SARs may be paid in cash or stock. SARs may be exercised as determined by the administrator, but in no event more than ten years after their date of grant.

Restricted Stock Units. RSUs represent the right to receive shares of common stock at a specified date in the future, which remain subject to forfeiture unless and until specified conditions are met (which may include continued service or achieving performance goals, as determined by the administrator). If the restricted stock unit has not been forfeited, then on the applicable settlement date specified in the restricted stock unit award the Company shall deliver to the holder of the restricted stock unit unrestricted shares of common stock which will be freely transferable. The administrator will specify the purchase price, if any, to be paid by the grantee with respect to any restricted stock unit.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of the dividends per share of common stock paid by the Company and may be granted in tandem with other awards (other than a dividend equivalent award, option or SAR). Dividend Equivalents will not be granted on options or stock appreciation rights. In addition, to the extent a dividend equivalent is granted in tandem with another award, the dividend equivalent will be paid only if, when and to the extent that the tandem award vests.

Performance-Based Cash Awards. Cash-based awards that are payable based on the satisfaction of performance criteria (including one or more of the performance goals listed above) may be granted under the Fifth Amended and Restated Plan. Except as otherwise determined by the administrator, such awards will be payable only if and to the extent the holder is

O-I GLASS, INC. 2025 PROXY STATEMENT	87

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

actively employed by the Company or a subsidiary at some point during the performance period and on the date such award is paid.

Other Stock- or Cash-Based Awards. The Fifth Amended and Restated Plan allows for various other stock or cash-based awards, including awards of cash, fully vested shares of our common stock and other awards valued, wholly or partially, by reference to, or otherwise based on, shares of our common stock or other property. Other stock or cash-based awards may be granted as standalone payments or awards or as payment in lieu of compensation to which a participant is otherwise entitled. The administrator will determine the terms and conditions of other stock or cash-based awards, which may include any vesting terms and conditions as determined by the administrator.

Annual Award Limits

Awards under the Fifth Amended and Restated Plan will be subject to the following annual limits:

●	The maximum number of shares with respect to one or more awards that may be granted to any one person during any calendar year shall be 1,000,000 (counting, for these purposes, shares subject to performance awards at target);
●	The maximum aggregate amount that may be paid in cash to any one person during any calendar year with respect to any one award payable in cash shall be $18,000,000; and
●	The sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to a non-employee director or fees otherwise paid during any calendar year may not exceed $750,000.

Minimum Vesting Period

The administrator generally has the authority to determine the terms and conditions of vesting of awards under the Fifth Amended and Restated Plan. However, awards granted under the Fifth Amended and Restated Plan may vest no earlier than the first anniversary of the date the award is granted and no award agreement will reduce or eliminate this requirement (provided that, awards that result in the issuance of an aggregate of up to 5% of the shares of common stock available under the Fifth Amended and Restated Plan as of the effective date thereof may be granted without respect to and/or administered without regard to this minimum vesting provision). This minimum vesting period will not, however, preclude the administrator from taking action, in its sole discretion, to accelerate the vesting of any award in connection with or following an awardee’s death, disability or the consummation of a change in control. This one-year minimum vesting period for non-employee director awards may be measured from the date of one annual meeting of share owners until the next, even if that is not a 365-day period.

Prohibition on Repricing Without Shareholder Approval

Except in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended without the approval of our share owners to (a) reduce the exercise price per share of any outstanding option or SAR or (b) cancel any outstanding option or SAR in exchange for cash or another award when the option or SAR exercise price per share exceeds the fair market value of the underlying shares.

Awards Subject to Clawback

The Fifth Amended and Restated Plan allows the administrator to subject awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant ) granted under the Fifth Amended and Restated Plan to the provisions of any claw-back policy the Company may implement, including, without limitation, any clawback policy that the Company adopts to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such clawback policy was in place at the time of grant of an award, to the extent set forth in such clawback policy and/or in the applicable award agreement.

O-I GLASS, INC. 2025 PROXY STATEMENT	88

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

MISCELLANEOUS PROVISIONS

Adjustment Upon Certain Events

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the common stock or the share price of the common stock, other than a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities of the Company) or the share price of common stock (or other securities) and causes a change in the per-share value of the common stock underlying the outstanding awards, the administrator may make equitable adjustments to: (i) the aggregate number and kinds of shares of stock that may be issued under the Fifth Amended and Restated Plan; (ii) the number and kind of shares (or other securities or property) subject to outstanding awards; (iii) the terms and conditions of any outstanding awards (including any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding awards under the Fifth Amended and Restated Plan. Any adjustment affecting a Grandfathered Award shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the administrator.

In addition, in connection with any event described in the preceding paragraph or any unusual or nonrecurring transactions or events affecting the Company, any subsidiary of the Company, or the financial statements of the Company or any subsidiary, or any changes in applicable laws or applicable accounting standards, the administrator, may, in its discretion, subject to the terms of the Fifth Amended and Restated Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Fifth Amended and Restated Plan or with respect to any award under the Fifth Amended and Restated Plan, to facilitate such transactions or events or to give effect to such changes in applicable law or applicable accounting standards: (i) provide for the termination of the awards in exchange for an amount of cash and/or property with a value equal to the amount that would have been attained upon the exercise of such award or realization of the holder’s rights; (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase prices, in all cases, as determined by the administrator; (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to such awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards and awards which may be granted in the future; (iv) provide for the acceleration of vesting or exercisability of the awards; (v) replace such awards with other rights or property selected by the administrator; and/or (vi) provide that the awards cannot vest, be exercised or become payable after the event that triggers the action.

Notwithstanding the foregoing, in the event of certain nonreciprocal transactions between the Company and our share owners known as “equity restructurings,” the number and type of securities subject to each outstanding award and the grant or exercise price thereof shall be equitably adjusted and the administrator shall make equitable adjustments (if any, as the administrator may deem appropriate to reflect such transaction) to the aggregate number and kinds of shares of stock that may be issued under the Fifth Amended and Restated Plan.

Effect of change in Control

In the event of a change in control of the Company:

●	with respect to any award held by a non-employee director who has not experienced a termination of service prior to such change in control, effective immediately prior to the change in control, such award will become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such award shall lapse; and

●	if an outstanding award that is held by a participant who is not a non-employee director is not continued, converted, assumed or replaced by the Company or a successor entity with an award (which may include, without limitation, a cash-based award) with substantially the same value as and vesting terms that are no less favorable than those applicable to the underlying award, in each case, as of immediately prior to the change in control, and

O-I GLASS, INC. 2025 PROXY STATEMENT	89

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

provided the participant remains in continuous service through such change in control, the award will become fully vested and exercisable, as applicable, and all forfeiture, repurchase and other restrictions on such award will lapse, with any performance goals applicable to awards subject to performance-based vesting being deemed satisfied at the target level of performance, and such award, to the extent in the money, will be cancelled upon the consummation of the change in control in exchange for the right to receive the consideration payable in the change in control (net of any exercise price, if any).

Transferability of Awards

Except by will or the laws of descent and distribution or, with the consent of the administrator, pursuant to a domestic relations order, pursuant to beneficiary designation procedures approved by the administrator, or transfers to certain family members approved by the administrator, no award granted under the Fifth Amended and Restated Plan may be sold, pledged, assigned, or transferred, unless and until the award has been exercised or the shares underlying the award have been issued, and all restrictions applicable to the shares have lapsed.

Rights as a Share Owner

An awardee will not have any rights as a share owner with respect to the shares covered by an award until the awardee becomes the record owner of the shares.

Data Privacy

The Fifth Amended and Restated Plan provides that, as a condition of receipt of any award, each awardee explicitly consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, the Company and its subsidiaries, including any transfer of this data required to a broker or other third party with whom the Company or any of its subsidiaries or the awardee may elect to deposit any shares, to implement, administer and manage the awardee’s participation in the Fifth Amended and Restated Plan.

Tax Withholding

The Company may deduct or withhold, or require an awardee to remit to the Company, an amount sufficient to satisfy applicable withholding tax obligations with respect to any taxable event concerning the awardee arising as a result of the Fifth Amended and Restated Plan or any award granted thereunder. The administrator may in its discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as an awardee may have elected, allow the awardee to satisfy these obligations by means of cash or check, wire transfer of immediately available funds, shares, broker-assisted cashless exercise, any other form of legal consideration acceptable to the administrator, or any combination of the above permitted forms of payment. The administrator may also allow the awardee to satisfy such obligations by electing to have the Company withhold shares otherwise issuable under any award (or allow the surrender of shares already held by the awardee). The number of shares which may be withheld (or surrendered) will be no greater than the number of shares having a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in the awardee’s applicable jurisdictions for federal, state, local and foreign income and payroll taxes that are applicable to such taxable income.

Amendment and Termination

The Fifth Amended and Restated Plan may be amended, modified or terminated at any time and from time to time; provided that, no amendment, suspension or termination of the Fifth Amended and Restated Plan shall, without the consent of the awardee, materially and adversely affect any rights or obligations under any outstanding award, unless the award itself otherwise expressly so provides or such action is to comply with the requirements of any applicable clawback policy or Section 409A of the Code.

O-I GLASS, INC. 2025 PROXY STATEMENT	90

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

Notwithstanding the foregoing, the Fifth Amended and Restated Plan requires the Company to obtain share owner approval within twelve (12) months before or after doing any of the following (other than in connection with certain corporate events, as described above):

●	Increasing the maximum number of shares available under the Fifth Amended and Restated Plan;
●	Reducing the price per share of any outstanding option or SAR granted under the Fifth Amended and Restated Plan;
●	Cancelling any option or SAR in exchange for cash or another option or SAR having a lower per share exercise price; and
●	Exchanging an option or SAR for another award if the price per share of such option or SAR exceeds the fair market value of our common stock.

In addition, subject to applicable law and the limitations above, the administrator may amend, modify or terminate any outstanding award, including substituting another award of the same or a different type, changing the date of exercise or settlement, and converting an ISO to an NQSO. The awardee’s consent to such action will be required unless (a) the administrator determines that the action, taking into account any related action, would not materially and adversely affect the awardee, or (b) the change is otherwise permitted under the Fifth Amended and Restated Plan.

Expiration Date

If the Fifth Amended and Restated Plan is not approved by the Company’s stockholders, the Fourth Amended and Restated Plan will continue in effect until March 23, 2033, the tenth anniversary of the date on which it was adopted by our Board of Directors. If the Fifth Amended and Restated Plan is approved by our share owners, the Fifth Amended and Restated Plan will expire on, and no award will be granted pursuant to the Fifth Amended and Restated Plan after the tenth anniversary of the date the Fifth Amended and Restated Plan was approved by the Board of Directors. Any award outstanding on the expiration date of the Fifth Amended and Restated Plan will remain in force according to the terms of the Fifth Amended and Restated Plan and the applicable award agreement.

Section 409A of the Code

Certain awards under the Fifth Amended and Restated Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code. To the extent that the plan administrator determines that any award granted under the Fifth Amended and Restated Plan is subject to the deferred compensation rules under Section 409A of the Code, the award agreement evidencing such award will incorporate the terms and conditions required by Section 409A of the Code. In the event that the plan administrator determines that any award may be subject to Section 409A of the Code, the Fifth Amended and Restated Plan and any applicable awards may be modified to exempt the awards from Section 409A of the Code or comply with the requirements of Section 409A of the Code.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences related to awards under the Fifth Amended and Restated Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change. The discussion below is not intended to be a complete analysis or discussion of all potential tax consequences, and does not discuss state, local or foreign taxes or U.S. employment taxes. Further, this summary is not intended as tax advice to recipients of awards under the Fifth Amended and Restated Plan, who should consult their own tax advisors.

O-I GLASS, INC. 2025 PROXY STATEMENT	91

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

Nonqualified Stock Options

A participant receiving an NQSO should not have taxable income on the grant of the NQSO. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such NQSO. Any subsequent gain or loss should be taxable as a long-term or short-term capital gain or loss. The Company generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income (subject to Code limitations).

Incentive Stock Options

A participant receiving an ISO should not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock should be treated as a long-term capital gain or loss, and the Company should not be entitled to any deduction. If the holding period requirements are not met, the ISO should be treated as one that does not meet the requirements of the Code for ISOs and the participant should recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares (subject to Code limitations).

Restricted Stock Units and Performance Stock Units

A participant generally will not recognize taxable income upon grant of RSUs or PSUs. When cash or shares of common stock are delivered under the terms of the award, the participant will recognize ordinary income equal to the cash payment or the fair market value of the shares delivered, as the case may be, less any amount (if any) paid by the participant for such shares, and the Company will be entitled to a corresponding deduction at that time.

Other Awards

The current federal income tax consequences of other awards authorized under the Fifth Amended and Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code limitations.

O-I GLASS, INC. 2025 PROXY STATEMENT	92

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

NEW PLAN BENEFITS

There are currently approximately 21,000 employees, 10 consultants and 9 non-employee directors who could be eligible to receive awards under the Fifth Amended and Restated Plan. The number of awards that an employee or consultant may receive under the Fifth Amended and Restated Plan is in the discretion of the administrator and no determination has been made as to the type or amount of awards that will be granted in the future to specific individuals. Therefore, it is not currently possible to determine the future benefits that will be received by awardees. Our non-employee directors have, however, historically received annual equity grants under our Director Plan. Under our current director compensation program, our non-employee directors receive an annual grant of RSUs with a value equal to $160,000 on the grant date. See the section entitled “Director Compensation” in this proxy statement for more detail. Additionally, please refer to the 2024 Summary Compensation Table, the 2024 Grants of Plan-Based Awards Table and the Director Compensation Table in this proxy statement that provide information regarding awards granted to our named executives officers and non-employee directors during fiscal year 2024.

The table below provides information regarding the number of shares of our common stock subject to equity awards granted to certain persons under the Fourth Amended and Restated Plan (including the Third Amended and Restated Plan, the Second Amended and Restated Plan, the First Amended and Restated Plan and the original 2017 Incentive Award Plan) from inception through March 19, 2025.

			Performance		Restricted
			Stock		Stock
Name and Position			Unit Grants		Unit Grants
			(#)		(#)
Named Executive Officers:
Gordon J. Hardie (1)			675,554		513,666
Andres A. Lopez			1,532,532		1,059,481
John A. Haudrich			534,302		359,981
Darrow A. Abrahams			205,807		166,494
Arnaud Aujouannet			116,200		78,895
Giancarlo Currarino			201,289		138,350
Vitaliano Torno			207,963		141,883
All current executive officers, as a group			1,885,286		1,403,750
All current non-employee directors, as a group			-		453,660
Current director nominees:
Samuel R. Chapin			-		55,731
David V. Clark II			-		28,418
Eric J. Foss			-		10,933
Eugenio Garza y Garza			-		0	
John Humphrey			-		69,227
Iain J. Mackay			-		0
Hari N. Nair			-		74,229
Cheri Phyfer			-		10,933
Catherine I. Slater			-		55,731
Carol A. Williams			-		74,229
All current non-employee director nominees, as a group			-		379,431
All employees who are not current executive officers, as a group			5,819,525		4,469,934

(1)	The number of restricted stock units shown for Mr. Hardie includes 63,296 restricted stock units granted while Mr. Hardie was a non-employee director.

O-I GLASS, INC. 2025 PROXY STATEMENT	93

Proposal 3: Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2024 about common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information
	(a)	(b)	(c)
Number of securities
remaining available
	Number of securities		for future issuance
	to be issued upon		under equity
	exercise of	Weighted-average	compensation plans
	outstanding options,	exercise price of	(excluding securities
	warrants and rights(1)	outstanding options,	reflected in column (a))(2)
Plan Category	(thousands)	warrants and rights (1)	(thousands)
Equity compensation plans approved by security holders	4,921	$—	8,724
Equity compensation plans not approved by security holders
Total	4,921	$—	8,724

(1)

Represents 4,920,807 restricted and performance share units, which do not provide for an exercise price and have been excluded from the weighted average exercise price in column (b).  There are no outstanding options or warrants.

(2)	Represents shares of the Company’s common stock that remained available for issuance under the Company’s Fourth Amended and Restated 2017 Incentive Award Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE O-I GLASS, INC. FIFTH AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN.

O-I GLASS, INC. 2025 PROXY STATEMENT	94

Proposal 4: Advisory Vote To Approve Named Executive Officer Compensation for 2024

PROPOSAL 4: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2024

The Company is asking its share owners to provide advisory approval of the compensation of its NEOs, as described above under the heading “Executive Compensation.” While this vote is advisory, and not binding on the Company, it will provide information to the Compensation and Talent Development Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation and Talent Development Committee will consider when determining executive compensation for the remainder of 2025 and beyond.

The Compensation and Talent Development Committee approves executive compensation programs that are designed to align executive pay with share owners’ interests as well as with the annual and long-term performance of the Company. This alignment is evidenced by our eligible NEOs earning no payout under the 2024 STI program. Management and the Compensation and Talent Development Committee believe this result is aligned with the underlying operating performance of the Company for 2024. This alignment is further evidenced by the NEOs earning an overall payout of 114.3% of the target number of PSUs for the 2022-2024 performance period based on EPS and ROIC performance against the applicable performance metrics for the period, modified by the Company’s TSR relative to a group of comparable industrial companies. This payout reflected the Company’s strong banked performance for 2022 and 2023 (with no payout earned for 2024), along with the r-TSR modifier for the full period. The PSU payouts for the 2023-2025 and 2024-2026 cycles will also reflect 2024 performance (no payout earned), along with the r-TSR modifier for the full period.

The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company’s management processes, as well as the balance in rewards programs, are evidenced by the following:

●	A major portion of target compensation for each NEO is “at risk.”
●	Formal reviews are conducted annually of market survey data and proxy statement data for peer group companies, the results of which are used as input into NEO compensation decisions.
●	The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.
●	Regular “risk assessment” analyses are completed to evaluate the Company’s overall executive compensation practices and processes.
●	Annual and long-term incentives are based on a balance of financial metrics that are aligned with share owner value creation. The annual STI program measures EBIT and FCF, while the LTI program places a significant emphasis on Company performance and share owner value creation through PSUs. The PSUs measure ROIC and EPS, in each case over a three-year performance period with the ability to be “banked” based on performance year-over-year during the performance period. In addition, the Company applies r-TSR as a modifier to the PSU payout, further strengthening the program’s ties to share owners’ interests.
●	The Company develops challenging performance standards for the annual and long-term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.
●	Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.
●	The Company’s senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

O-I GLASS, INC. 2025 PROXY STATEMENT	95

Proposal 4: Advisory Vote To Approve Named Executive Officer Compensation for 2024

The Board strongly endorses the Company’s executive compensation program and recommends that the share owners vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers for 2024, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding on the Board or the Compensation and Talent Development Committee, and neither the Board nor the Compensation and Talent Development Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation and Talent Development Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. The next such advisory vote to approve NEO compensation is expected to occur at the 2026 annual meeting of share owners.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2024.

O-I GLASS, INC. 2025 PROXY STATEMENT	96

Security Ownership Of Certain Beneficial Owners And Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 19, 2025 (except as otherwise noted in the footnotes below) by each beneficial owner of more than 5% of the outstanding Common Stock known to the Company, each of the Company’s directors, director nominees, and NEOs, and all directors and executive officers as a group. Unless otherwise noted below, the address of the persons and entities listed on the table is c/o O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

	Amount and
	Nature of Beneficial
Name and Address of Beneficial Owner	Ownership(1)	Percentage
BlackRock, Inc.(2)	24,988,496	16.2%
50 Hudson Yards
New York, NY 10001
The Vanguard Group, Inc.(3)	19,140,439	12.4%
100 Vanguard Blvd
Malvern, PA 19355
Cooper Creek Partners Management LLC (4)	11,082,262	7.2%
501 Madison Avenue, Suite 302
New York, NY 10022
FMR LLC(5)	8,627,149	5.6%
245 Summer Street
Boston, MA 02210
Executive Officers
Darrow A. Abrahams	128,741	*
Arnaud Aujouannet	119,148	*
Giancarlo Currarino	160,144	*
Gordon J. Hardie	122,784	*
John A. Haudrich	361,923	*
Andres A. Lopez	988,624	*
Vitaliano Torno (6)	227,213	*
Directors and Nominees
Samuel R. Chapin (7)	55,731	*
David V. Clark, II (7)	28,418	*
Eric J. Foss (7)	10,933	*
Eugenio Garza y Garza	—	*
John Humphrey (7)	84,227	*
Iain J. Mackay	—	*
Alan J. Murray (7)	83,528	*
Hari N. Nair (7)	88,352	*
Cheri Phyfer (7)	10,933	*
Catherine I. Slater (7)	55,731	*
Carol A. Williams(7)	96,938	*
All directors, nominees, and executive officers as a group (19 persons)(6)(7)(8)	1,444,034	*

*       Indicates less than one percent (1%) ownership.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 22, 2024 indicated that BlackRock is the beneficial owner of 24,988,496 shares of Common Stock, with the sole power to vote or to direct the vote on 24,723,111 shares and the sole power to dispose or to direct the disposition of 24,988,496 shares.

O-I GLASS, INC. 2025 PROXY STATEMENT	97

Security Ownership Of Certain Beneficial Owners And Management

(3)	The Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 13, 2024 indicated that Vanguard is the beneficial owner of 19,140,439 shares of Common Stock, with the shared power to vote or to direct the vote on 267,594 shares, the sole power to dispose or to direct the disposition of 18,712,005 shares and the shared power to dispose or to direct the disposition of 428,434 shares.
(4)	The Schedule 13G/A filed with the SEC by Cooper Creek Partners Management LLC (“Cooper Creek Partners”) on February 14, 2025 indicated that Cooper Creek Partners is the beneficial owner of 11,082,262 shares of Common Stock, with the sole power to vote or to direct the vote on 11,082,262 shares and the sole power to dispose or to direct the disposition of 11,082,262 shares.
(5)	The Schedule 13G/A filed with the SEC by FRM LLC on September 10, 2024 indicated that FMR LLC is the beneficial owner of 8,627,149 shares of Common Stock, with the sole power to vote or to direct the vote on 8,243,611 shares and the sole power to dispose or to direct the disposition of 8,627,149 shares.
(6)	The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 19, 2025:

Restricted
Name	Stock
Vitaliano Torno	7,000
All directors and executive officers as a group	7,000
(7)	The number of shares shown as beneficially owned includes the following number of unvested RSUs that will vest within 60 days of March 19, 2025:

Restricted
Name	Stock Unit
Samuel R. Chapin	10,933
David V. Clark, II	10,933
Eric J. Foss	10,933
John Humphrey	10,933
Alan J. Murray	10,933
Hari N. Nair	10,933
Cheri Phyfer	10,933
Catherine I. Slater	10,933
Carol A. Williams	10,933
All directors and executive officers as a group	98,397
(8)	The table includes the number of shares of Common Stock that Messrs. Abrahams, Currarino, Hardie, and Haudrich, and all directors, nominees, and executive officers as a group held in the Stock Purchase and Savings Program.

O-I GLASS, INC. 2025 PROXY STATEMENT	98

2026 Annual Meeting of Share Owners

2026 ANNUAL MEETING OF SHARE OWNERS

A share owner desiring to submit a proposal for inclusion in the Company’s Proxy Statement for the 2026 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than December 2, 2025. The Company requests that all such proposals be addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

Share owners wishing to submit proposals or director nominations outside the procedures prescribed in Rule 14a-8 of the Exchange Act must give timely notice thereof in writing to the Corporate Secretary and follow the procedures contained in the Company’s By-Laws. To be timely, a share owner’s proposal or nomination must be received by the Company no earlier than January 14, 2026 and no later than February 13, 2026, and must otherwise satisfy the requirements of the Company’s By-Laws as then in effect. If the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the 2025 Annual Meeting, a share owner’s proposal or nomination must be received by the Company not less than 90 days prior to the date of the 2026 Annual Meeting or, if later, not less than ten days following the day on which public disclosure of the date of the 2026 Annual Meeting was first made.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company’s quarterly reports on Form 10-Q. Additionally, certain disclosures in this Proxy Statement or other locations, such as our corporate website, regarding ESG matters are informed by various standards and the interests of various stakeholders. As such, such information may not be material for purposes of federal securities laws, even if we use “material” or similar language. In particular, certain standards and frameworks use definition of “materiality” in the ESG context that differ from, and are often more expansive than, the definition under U.S. federal securities laws. ESG information is also often reliant on third-party information or methodologies that are subject to evolving expectations and best practices, and our approach to and discussion of these matters may continue to evolve as well. For example, our disclosures may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policies, or other factors, some of which may be beyond our control.

O-I GLASS, INC. 2025 PROXY STATEMENT	99

Proxy Solicitation

PROXY SOLICITATION

The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

The Company has made this Proxy Statement and the Company’s 2024 Annual Report to share owners available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Annual Report to share owners are the Company’s consolidated financial statements for the year ended December 31, 2024.

A copy of the Company’s Annual Report on Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to O-I Glass, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Annual Report on Form 10-K is also available without charge on the Company’s website at www.o-i.com.

April 1, 2025

Perrysburg, Ohio

O-I GLASS, INC. 2025 PROXY STATEMENT	100

General Information About The Meeting

GENERAL INFORMATION ABOUT THE MEETING

The Annual Meeting of the share owners of O-I Glass, Inc. will be held on Wednesday, May 14, 2025, at 9:00 a.m. EDT, solely by means of remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person. You can attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/OI2025 and entering the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”). The Annual Meeting will begin promptly at 9:00 a.m. EDT. Online check-in will begin at 8:45 a.m. EDT, and you should allow ample time for the online check-in procedures.

Attendance at the virtual Annual Meeting will provide you with the same rights to participate as you would have at an in-person meeting. This approach also aligns with the Company’s broader sustainability goals. Once admitted to the Annual Meeting, you may submit questions, vote or view the Company’s list of share owners by following the instructions that will be available on the meeting website. During the Annual Meeting, share owners will: (1) vote to elect 11 directors, each to serve a term of one year; (2) consider the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025; (3) vote to approve the O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan; and (4) participate in an advisory vote to approve named executive officer compensation for 2024.

This Proxy Statement has been prepared in connection with the solicitation by the Board of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about April 1, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 14, 2025

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability to share owners in lieu of a paper copy of the proxy statement and related materials and the Company’s 2024 Annual Report to share owners. The Notice of Internet Availability provides instructions on how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions on how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

The Notice of Annual Meeting and Proxy Statement and the Company’s 2024 Annual Report to share owners are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card, voting instructions form or Notice of Internet Availability.

Who May Vote

You will be entitled to vote online during the Annual Meeting if you are a share owner of record as of the close of business on March 19, 2025 (the “record date”). Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may also vote online during the Annual meeting. At the close of business on the record date, 154,668,859 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company’s 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan. For all shares allocated to the Company's 401(k) plans

O-I GLASS, INC. 2025 PROXY STATEMENT	101

General Information About The Meeting

for which no voting instructions are received, the trustee will vote such shares in the same proportion on all proposals as shares in the Company's 401(k) plans for which voting instructions are received.

How to Vote

If shares are owned of record in the share owner’s name, the share owner may cause these shares to be voted at the Annual Meeting in one of four ways.

Internet	Phone	Mail	During the Meeting

Visit www.proxyvote.com. Be sure to have the control number found on the proxy card, voting instruction form or Notice of Internet Availability. Follow the voting instructions and confirm that your votes have been accurately recorded.

	Call the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. You must enter the control number listed on the proxy card and follow the instructions.	Send your completed and signed proxy card promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	Follow the instructions contained in this Proxy Statement to virtually attend the Annual Meeting and vote your shares during the Annual Meeting.

Deadline

The deadline for submitting a proxy by Internet or telephone is 11:59 p.m., EDT, on May 13, 2025 (or 11:59 p.m., EDT, on May 11, 2025 if shares are held in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan). If a proxy is submitted by Internet or telephone, the share owner does not need to return the proxy card. If the share owner chooses to submit its proxy by mail, the deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., EDT, on May 13, 2025 (or 11:59 p.m., EDT, on May 11, 2025 if shares are held in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan).

Householding

To reduce costs and the environmental impact of the Company’s Annual Meeting, a single copy of the Proxy Statement and 2024 Annual Report to Share Owners will be delivered to two or more share owners who share an address, unless contrary instructions have been received from an affected share owner, a practice commonly referred to as “householding.” The Company will promptly deliver, upon written or oral request, individual copies of the proxy materials to any share owner at the shared address to which single copies of those documents were delivered. To make such a request, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a share owner of record and would like to enroll in this householding service or would like to receive individual copies of future proxy materials, or if you are receiving multiple copies and would like to receive only one copy for your household, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Share owners who hold their shares beneficially in street name should contact their bank, broker or other holder of record to request information about householding.

Further Instructions Regarding “How to Vote”

The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares. Share owners who hold their shares beneficially in street name can also choose to vote online during the Annual Meeting.

O-I GLASS, INC. 2025 PROXY STATEMENT	102

General Information About The Meeting

The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners’ instructions. If proxies are duly executed but no instructions are given, proxies will be voted to (a) elect each of the 11 nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2026; (b) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025; (c) approve the O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan; (d) approve, on an advisory basis, the compensation of the Company’s named executive officers for 2024; and (e) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

Revocability of Proxies

Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999; (b) submitting a later dated proxy; or (c) voting online during the Annual Meeting.

Vote Required to Approve Matters

There must be a quorum for the transaction of business at the meeting. A majority in voting power of the Common Stock issued and outstanding and entitled to vote at the meeting, the holders of which are present virtually or represented by proxy, shall constitute a quorum. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting virtually, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on certain proposals) are included in determining the presence of a quorum.

Proposal One. Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote thereon. For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

Proposal Two. The affirmative vote of the holders of a majority in voting power of the Common Stock present virtually or represented by proxy and entitled to vote thereon is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. Abstentions will have the same effect as votes “against” this proposal. “Broker non-votes” are not expected for this proposal, as NYSE rules allow brokers or nominees to exercise discretionary voting authority on this “routine” proposal.

Proposal Three. The affirmative vote of the holders of a majority in voting power of the Common Stock present virtually or represented by proxy and entitled to vote thereon is required for the approval of the O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan. Abstentions will have the same effect as votes “against” this proposal, and “broker non-votes” will not be counted in determining whether this proposal has been approved.

Proposal Four. The affirmative vote of the holders of a majority in voting power of the Common Stock present virtually or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation for 2024. Abstentions will have the same effect as votes “against” this proposal, and “broker non-votes” will not be counted in determining whether this proposal has been approved.

Other Matters

Management of the Company does not know of any matter that will be presented for action at the 2025 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders’ discretion.

O-I GLASS, INC. 2025 PROXY STATEMENT	103

Appendix A

APPENDIX A

Calculation of Target Measures

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company has also provided certain non-GAAP financial measures, as described below, which were considered by the Compensation and Talent Development Committee as part of its short-term and long-term incentive compensation decisions. Management believes that its presentation and use of certain non-GAAP financial measures, including earnings before interest and taxes, free cash flow, adjusted net earnings, adjusted net earnings per share and return on invested capital provides relevant and useful supplemental financial information, which is widely used by analysts and investors as well as by the Compensation and Talent Development Committee as part of its incentive compensation decisions. These non-GAAP measures are calculated from the most directly comparable GAAP measures and should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. Management uses these non-GAAP measures principally for internal reporting, forecasting, budgeting and incentive compensation. Management believes that the non-GAAP presentation allows the Board, management, investors and analysts to better understand the Company’s financial performance in relation to core operating results and business outlook. The Company’s method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies.

Consolidated earnings from continuing operations before net interest expense and provision from income taxes, excludes items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity, which is glass container production, as well as foreign exchange currency impacts and excludes the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period. Management uses earnings before interest and taxes to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations. For certain incentive compensation decisions, management may also use earnings before interest and taxes for a particular geographic region.

Free cash flow relates to cash provided by operating activities less cash payments for property, plant and equipment, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirement for pensions that were not included in the Company’s budget. Free cash flow does not conform to GAAP. It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of cash flows.

Adjusted net earnings relates to net earnings from continuing operations attributable to the Company, exclusive of items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity. Adjusted net earnings are divided by adjusted weighted average shares outstanding (diluted) to derive adjusted net earnings per share. Management uses adjusted net earnings and adjusted net earnings per share to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Return on invested capital relates to earnings before interest and taxes, not adjusted for foreign exchange, multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the Compensation and Talent Development Committee elected to hold the pension/retiree portion of Accumulated Other Comprehensive Income constant. Return on invested capital is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP.

O-I GLASS, INC. 2025 PROXY STATEMENT	A-1

Appendix A

Calculation of Earnings Before Interest and Taxes (EBIT)

	Year ended	Year ended
	December 31,	December 31,
(Dollars in millions)	2024	2023
Earnings before income taxes	$38	$67
Interest expense, net	335	342
Items management considers not representative of ongoing operations	241	560
Changes in foreign currency exchange rates	29	(26)
EBIT	$643	$943

Calculation of Free Cash Flow (FCF)

Year ended
December 31,
(Dollars in millions)	2024
Cash provided by operating activities	$489
Cash payments for property, plant and equipment	(617)
Changes in foreign currency exchange rates	44
FCF	$(84)

Calculation of Adjusted Earnings Per Share (EPS)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions, except per share amounts)	2024	2023	2022
Net earnings (loss) attributable to the Company	$(106)	$(103)	$584
Adjustments: Items that management considers not representative of ongoing operations	233	594	(218)
Adjusted net earnings	$127	$491	$366

Shares outstanding (millions)	155	155	159
Add: Impact for diluted shares (1)	2	4
Adjusted diluted shares outstanding (millions)	157	159	159

Earnings (loss) per share attributable to the Company (diluted)	$(0.69)	$(0.67)	$3.67
Adjusted Net Earnings Per Share	$0.81	$3.09	$2.30
(1)	For purposes of computing adjusted net earnings per share, the diluted average shares are 157 million and 159 million for the years ended December 31, 2024 and 2023, respectively.

O-I GLASS, INC. 2025 PROXY STATEMENT	A-2

Appendix A

Calculation of Return on Invested Capital (ROIC)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions)	2024	2023	2022
Earnings before income taxes	$38	$67	$805
Interest expense, net	335	342	239
Items management considers not representative of ongoing operations	241	560	(316)
Less: Income tax impact (1)	(299)	(230)	(191)
	$315	$739	$537

Consolidated debt	$4,969	$4,946	$4,716
Less: Accumulated other comprehensive income (2)	(2,110)	(1,653)	(1,937)
Add: Other share owner’s equity (3)	3,625	3,769	3,389
	$6,484	$7,062	$6,168
ROIC	4.86%	10.47%	8.71%
(1)	Represents EBIT not adjusted for foreign exchange multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations).
(2)	For each of the three-year performance periods, the Compensation and Talent Development Committee elected to hold constant the pension and retiree medical portion of Accumulated Other Comprehensive Income as of December 31, 2021.
(3)	Total share owner’s equity less Accumulated Other Comprehensive Income for the years ended December 31, 2024, 2023 and 2022. For 2023, the Company recorded a $445 million goodwill impairment charge. This charge has been added back to share owner’s equity for purposes of computing ROIC for the years ended December 31, 2023 and 2024.

O-I GLASS, INC. 2025 PROXY STATEMENT	A-3

Appendix B

O-I GLASS, INC.

FIFTH AMENDED AND RESTATED

2017 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of O-I Glass, Inc. (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes an amendment and restatement of the O-I Glass, Inc. Fourth Amended and Restated 2017 Incentive Award Plan, which was approved by the Company’s stockholders on May 9, 2023 (the “Fourth Restated Plan”). In the event the Company’s stockholders do not approve the Plan, the Fourth Restated Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3“Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4“Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6“Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.

2.7“Board” shall mean the Board of Directors of the Company.

O-I GLASS, INC. 2025 PROXY STATEMENT	B-1

Appendix B

2.8“Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, director or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The consummation of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10“Committee” shall mean the Compensation and Talent Development Committee of the Board, or another committee or subcommittee of the Board or the Compensation and Talent Development Committee of the Board described in Article 12 hereof.

2.11“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

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Appendix B

2.12“Company” shall have the meaning set forth in Article 1.

2.13“Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14“Director” shall mean a member of the Board, as constituted from time to time.

2.15“Director Limit” shall have the meaning set forth in Section 4.6.

2.16“Disability” shall mean that the Holder qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.17“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.18“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19“Effective Date” shall mean the date on which the Plan is approved the Company’s stockholders.

2.20“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Subsidiary.

2.22“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.23“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24“Expiration Date” shall have the meaning given to such term in Section 13.1(c).

2.25“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Common Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the closing representative bid and asked prices for such date or, if there are no bid and asked prices for a Share on such date, the closing bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

O-I GLASS, INC. 2025 PROXY STATEMENT	B-3

Appendix B

2.26“First Restated Plan” shall mean the Amended and Restated Owens Illinois, Inc. 2017 Incentive Award Plan, which was approved by the Company’s shareholders on May 16, 2019.

2.27 “Fourth Restated Plan” shall have the meaning set forth in Article 1.

2.28“Full Value Award” shall mean any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary). For the avoidance of doubt a Full Value Award does not include Share purchased by a Participant by paying a purchase price equal to the Fair Market Value.

2.29“Grandfathered Awards” has the meaning set forth in Section 5.1.

2.30“Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.31“Holder” shall mean a person who has been granted an Award.

2.32“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.33“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.34“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.35“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.36“Option Term” shall have the meaning set forth in Section 6.4.

2.37“Organizational Documents” shall mean, collectively, (a) the Company’s certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.38“Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.39“Performance-Based Cash Award” shall have the meaning set forth in Section 10.3.

2.40“Performance Criteria” shall mean the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Performance-Based Compensation Award for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share of Stock; (v) book value per share of Stock; (vi) return on equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) Stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) cost reduction goals; (xx) return on sales; (xxi) gross margin; (xxii) debt reduction; (xxiii) new product launches; (xxiv) completion of joint ventures, divestitures, acquisitions or other corporate transactions; (xxv) new business or expansion of customers or clients; (xxvi) productivity improvement; (xxvii) inventory; (xxviii) safety; (xxix) product loss; (xxx) customer claims; (xxxi) cost of

O-I GLASS, INC. 2025 PROXY STATEMENT	B-4

Appendix B

production; (xxxii) product loss and customer claims as a percentage of standard cost of production; (xxxiii) total recordable injury rate; or (xxxiv) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions.

2.41“Performance Goals” shall mean, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

2.42“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.43“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.44“Plan” shall have the meaning set forth in Article 1.

O-I GLASS, INC. 2025 PROXY STATEMENT	B-5

Appendix B

2.45“Prior Plans” shall mean, collectively, the following plans of the Company: the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan and the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., in each case as such plan may be amended from time to time.

2.46“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.47“Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.48“Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.49“SAR Term” shall have the meaning set forth in Section 6.4.

2.50“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.51“Securities Act” shall mean the Securities Act of 1933, as amended.

2.52“Second Restated Plan” shall mean the Second Amended and Restated O-I Glass, Inc. 2017 Incentive Award Plan, which was approved by the Company’s shareholders on May 11, 2021.

2.53“Shares” shall mean shares of Common Stock.

2.54“Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.55“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.56“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.57“Successor Entity” shall have the meaning set forth in Section 2.8(c)(i).

2.58“Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

O-I GLASS, INC. 2025 PROXY STATEMENT	B-6

Appendix B

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

2.59“Third Restated Plan” shall mean the Third Amended and Restated O-I Glass, Inc. 2017 Incentive Award Plan, which was approved by the Company’s shareholders on May 10, 2022.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1   Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 13.2, Awards may be made under the Plan (including, without limitation, Incentive Stock Options) covering an aggregate of 33,600,000 Shares. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Full Value Awards shall be counted against this limit as 1.75 Shares for every one (1) Share granted. After March 23, 2017, the date on which the Company’s original 2017 Incentive Award Plan was first adopted by the Company, no awards could be granted under any Prior Plan, however, any awards under any Prior Plan that were outstanding as of such date continued to be subject to the terms and conditions of such Prior Plan. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock, or Common Stock purchased on the open market.

(b) If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder) (including, for the avoidance of doubt, any such Awards granted under the Fourth Restated Plan, Third Restated Plan, Second Restated Plan, First Restated Plan or original 2017 Incentive Award Plan), or (ii) after March 23, 2017 any Shares subject to an award under any Prior Plan were or are forfeited or expire, or an award under any Prior Plan was or is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again

O-I GLASS, INC. 2025 PROXY STATEMENT	B-7

Appendix B

be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, in which case Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as: (i) one (1) Share if such Shares were subject to an Option or a Stock Appreciation Right granted under the Plan (including, for the avoidance of doubt, any such Awards granted under the Fourth Restated Plan, Third Restated Plan, Second Restated Plan, First Restated Plan or original 2017 Incentive Award Plan) or an option or stock appreciation rights granted under any Prior Plan, and (ii) as 1.75 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan (including, for the avoidance of doubt, any such Awards granted under the Fourth Restated Plan, Third Restated Plan, Second Restated Plan, First Restated Plan or original 2017 Incentive Award Plan) or awards other than options or stock appreciation rights granted under any of the Prior Plans.

3.2   Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 (counting Awards subject to performance-based vesting at target) and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to any one Award payable in cash shall be $18,000,000.

3.3   Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 13.2 of the Plan, Awards (including any portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. For purposes of Awards to Non-Employee Directors, a vesting period shall be deemed to be one-year if such period begins on the date of a regular annual meeting of the Company’s stockholders and ends on the date of the next regular annual meeting of the Company’s stockholders. Nothing in this Section 3.3 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability or the consummation of a Change in Control.

ARTICLE 4.

GRANTING OF AWARDS

4.1  Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

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Appendix B

4.2  Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan (including Section 3.3) and any applicable Program). Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3  Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4  At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written and signed agreement between the Holder and the Company or any Subsidiary.

4.5  Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6  Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director or fees otherwise paid during any calendar year shall not exceed $750,000 (the “Director Limit”).

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

QUALIFIED PERFORMANCE-BASED COMPENSATION

5.1  Purpose. Certain Awards made under the original 2017 Incentive Award Plan were intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code as in existence prior to November 2, 2017 (the “Grandfathered Awards”). The Administrator may, in its sole discretion, (a) determine which Awards are Grandfathered Awards and (b) subject to any other restrictions set forth in this Plan, to amend any Grandfathered Award for any or no reason such that the Award will no longer qualify as a Grandfathered Award. With respect to any Grandfathered Award the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program. The Administrator, in its sole discretion, may subject any Grandfathered Awards to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Grandfathered Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto.

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Appendix B

5.2  Procedures with Respect to Performance-Based Awards. To the extent necessary to preserve the treatment of any Grandfathered Award under Code Section 162(m), following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason. For purposes of any Grandfathered Award, the individuals taking the action as the Administrator shall consist solely of two or more Non-Employee Directors each of whom is intended to qualify as a “outside director” for purposes of Section 162(m) of the Code.

5.3  Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only as required by Section 162(m) of the Code, as to a Grandfathered Award the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, the Holder shall be eligible to receive payment pursuant to such Grandfathered Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved and only if the Holder is actively employed by the Company or a Subsidiary on the date such an Award is paid.

5.4  Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Grandfathered Award shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance based compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1  Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options.

6.2  Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

6.3  Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date

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Appendix B

the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

6.4  Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4 and without limiting the Company’s rights under Section 11.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 11.7 and 13.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

6.5  Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.3. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

6.6   Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

ARTICLE 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1   Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

7.2   Manner of Exercise. Except as set forth in Section 7.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Corporate Secretary of the Company,

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Appendix B

the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.

7.3  Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1  Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2  Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Shares are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock subject to vesting conditions, dividends which are paid prior to vesting shall be paid out to the Holder only if, when and to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3  Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, subject to Section 3.3. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such

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Appendix B

Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

8.4  Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.3, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5  Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1  Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

9.2  Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3  Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4  Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.3.

9.5  Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

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Appendix B

9.6  Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

10.1 Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.3. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, to the extent that a Dividend Equivalent is granted in tandem with another Award, then the Dividend Equivalent shall be paid out to the Holder only if, when and to the extent that such tandem Awards vests. The value of dividends and other distributions payable with respect to Awards that do not vest shall be forfeited.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights

10.3 Performance-Based Cash Awards. The Administrator is authorized to grant cash-based Awards that are payable based upon the achievement of one or more Performance Goals or such other performance criteria as the Administrator may select (“Performance-Based Cash Awards”). Unless otherwise specifically provided in the Award Agreement to the contrary or required by Section 5.3 for Grandfathered Awards, a Holder shall be eligible to receive payment of a Performance-Based Cash Award only if and to the extent that the Performance Goals are achieved and the Holder is actively employed by the Company or a Subsidiary at some point during the Performance Period and on the date such an Award is paid. Therefore, a Holder who resigns or is terminated (with or without cause) prior to the payment date of a Performance-Based Cash Award will not be eligible for and will not receive any portion of such Award should it ultimately be paid out, unless otherwise provided in the Award Agreement, or otherwise agreed by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds, or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the

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Appendix B

Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan with a loan from the Company or other extension of credit from or arranged by the Company.

11.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be no greater than the number of Shares that have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Sections 11.3(b) and 11.3(c):

(i)   No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)  No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than

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Appendix B

another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 11.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of

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any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to (i) the Company’s Policy for Recovery of Erroneously Awarded Compensation and (ii) any other Company clawback or recoupment policy adopted by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.7 Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).

11.8 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

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Appendix B

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3 of the Exchange Act, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

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Appendix B

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)  Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)  Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.3 and Section 13.2.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

12.6 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

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Appendix B

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan.

(a) Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b) Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6.

(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan was adopted by the Board (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit and adjustments of the manner in which Shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting a Grandfathered Award shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b) Subject to Section 13.2(d), in the event of any transaction or event described in Section 13.2(a), or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any

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Appendix B

Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)             To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)           To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to such Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)           To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)           To replace such Award with other rights or property selected by the Administrator; and/or

(vi)          To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i)            The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)            The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which Shares subject to Full Value Awards will be counted).

(d) Notwithstanding the provisions of Sections 13.2(a) and (b), if a Change in Control occurs, outstanding Awards shall be treated as follows:

(i) With respect to any Award held by a non-Employee Director, and provided that such non-Employee Director has not had a Termination of Service prior to such Change in Control, effective immediately prior to the Change in Control, such Award shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Award shall lapse.

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Appendix B

(ii) Any outstanding Award held by a Participant who is not a non-Employee Director that is not continued, converted, assumed, or replaced with an award (which may include, without limitation, a cash-based award) with substantially the same value and vesting terms that are no less favorable than those applicable to the underlying Award, in each case, as of immediately prior to the Change in Control  by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that such Participant has not had a Termination of Service prior to such Change in Control, then effective immediately prior to the Change in Control, such Award shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Award shall lapse; provided, that with respect to any Award that, as of immediately prior to such Change in Control, is subject to performance-based vesting, any specified performance goals shall be deemed to be satisfied at the target level of performance as set forth in the applicable Award Agreement, and such Award shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Award and net of any applicable exercise price; provided that to the extent that any Award constitutes “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A (to the extent applicable to such Award) without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

(e) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(g) The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

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Appendix B

13.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. If the Plan is not approved by the Company’s stockholders, (i) it will not become effective, (ii) no Awards shall be granted thereunder, and (iii) the Fourth Restated Plan will continue in full force and effect in accordance with its terms. The Plan will become effective on the date on which it is approved by the Company’s stockholders, and any awards outstanding under the Fourth Restated Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.

13.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

O-I GLASS, INC. 2025 PROXY STATEMENT	B-23

Appendix B

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

13.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.12 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.13 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

O-I GLASS, INC. 2025 PROXY STATEMENT	B-24

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V66788-P22581 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2025. 4. To approve, by advisory vote, the Company's named executive officer compensation. The Board of Directors recommends you vote FOR proposals 2, 3, and 4: NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors O-I GLASS, INC. 1a. Samuel R. Chapin 1b. David V. Clark, II 1c. Eric J. Foss 1d. Eugenio Garza y Garza 1e. Gordon J. Hardie 1f. John Humphrey 1g. Iain J. Mackay 1h. Hari N. Nair 1i. Cheri Phyfer 1j. Catherine I. Slater 1k. Carol A. Williams Nominees: 3. To approve the O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan. SCAN TO VIEW MATERIALS & VOTEw O-I GLASS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2025 for shares held directly and by 11:59 P.M. Eastern Time on May 11, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OI2025 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2025 for shares held directly and by 11:59 P.M. Eastern Time on May 11, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V66789-P22581 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. O-I GLASS, INC. Annual Meeting of Share Owners May 14, 2025 9:00 AM EDT This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Darrow A. Abrahams and John A. Haudrich and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of O-I Glass, Inc. held of record by the undersigned on March 19, 2025, at the Annual Meeting of Share Owners to be held on May 14, 2025, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to Fidelity Management Trust Company, as Trustee, to vote all shares of common stock of O-I Glass, Inc. allocated to the account(s) of the undersigned as of March 19, 2025, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If this proxy is duly executed but no direction is made: This proxy will be voted FOR the election of each of the director nominees, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4. For all shares allocated to the Plans for which no voting instructions are received by the Plan deadline, Fidelity Management Trust Company, as Trustee, will vote such shares in the same proportion on all proposals as shares in the Plans for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side